UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

FirstEnergy Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS
AND
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2009

76 South Main St., Akron, Ohio 44308

Rhonda S. Ferguson
Corporate Secretary

April 2, 2009

Dear Shareholder:

You are invited to attend the 2009 FirstEnergy Corp. Annual Meeting of Shareholders at 10:30 a.m., Eastern time, on Tuesday, May 19, 2009, at the John S. Knight Center, 77 E. Mill Street, Akron, OH.

As part of the agenda, business to be voted on includes six items which are explained in this proxy statement. The first two items are the election of the 11 members to your Board of Directors named in the proxy statement and the ratification of the appointment of our independent registered public accounting firm. Your Board of Directors recommends that you vote FOR Items 1 and 2. In addition, there are four shareholder proposals. Your Board of Directors recommends that you vote AGAINST these shareholder proposals, which are Items 3 through 6.

First, please carefully review the notice of meeting and proxy statement. Then, to ensure that your shares are represented at the Annual Meeting, appoint your proxy and vote your shares. Voting instructions are provided in this proxy statement and on your proxy card. We encourage you to take advantage of our telephone or Internet voting options. Please note that submitting a proxy using any one of these methods will not prevent you from attending the meeting and voting in person.

As you vote, you may choose, if you have not done so already, to stop future mailings of paper copies of the annual report and proxy statement and view these materials through the Internet. If you make this choice, for future meetings we will mail you a proxy card along with instructions to access the annual report and proxy statement using the Internet.

Your vote and support are important to us. We hope you can join us at our meeting.

Sincerely,

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Shares of Common Stock:

The 2009 FirstEnergy Corp. Annual Meeting of Shareholders will be held at 10:30 a.m., Eastern time, on May 19, 2009, at the John S. Knight Center, 77 E. Mill Street, Akron, OH. The purpose of the Annual Meeting will be to:

•	Elect the 11 members to the Board of Directors named in the attached proxy statement to hold office until the next Annual Meeting;

•	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009;

•	Vote on four shareholder proposals, if properly presented at the Annual Meeting; and

•	Take action on other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.

Please read the accompanying proxy statement and vote your shares by following the instructions on your proxy card to ensure your representation at the Annual Meeting.

Only shareholders of record at the close of business on March 23, 2009, or their proxy holders, may vote at the meeting.

On behalf of the Board of Directors,

Rhonda S. Ferguson
Corporate Secretary

This notice and proxy statement are being mailed to shareholders on or about April 2, 2009.

PROXY STATEMENT

April 2, 2009

PROXY STATEMENT

ANNUAL MEETING AND VOTING INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 19, 2009. The proxy statement and annual report are available at www.firstenergycorp.com/financialreports. In addition to the Notice of Annual Meeting of Shareholders and the proxy statement and annual report, any letters to shareholders and savings plan participants, the latest report on Form 10-K, and sample proxy cards are available at www.firstenergycorp.com/financialreports.

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card, which are being mailed beginning on or about April 2, 2009, because you were the owner of shares of common stock of FirstEnergy Corp. (later referred to as the Company) at the close of business on March 23, 2009 (later referred to as the record date). The Board of Directors (later referred to as the Board) set the record date to determine the shareholders entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 a.m., Eastern time, on May 19, 2009 (later referred to as the Meeting). This proxy statement describes issues expected to be voted upon and gives you information about the Meeting and the Company. The Company’s address is 76 South Main Street, Akron, OH 44308-1890.

How do I vote?

If your shares are held in “street name” by a broker or bank, you will receive specific voting instructions, including any control/identification number(s) needed to access your voting form, from your broker or bank for voting those shares.

If you are a registered shareholder, you may vote your shares through a proxy appointed by telephone, Internet, or mail using your control/identification number(s) on your proxy card, or you may vote your shares in person at the Meeting. The telephone and Internet voting procedures are designed to authenticate your identity, allow you to give your voting instructions, and verify that your instructions have been recorded properly. To appoint a proxy and vote:

1.  By telephone (do not return your proxy card)

a.	Call the toll-free number indicated on your proxy card using a touch-tone telephone. Telephone voting is available at any time until 10:30 a.m., Eastern time, on Tuesday, May 19, 2009.

b.	Have your proxy card in hand and follow the simple recorded instructions.

2.  By Internet (do not return your proxy card)

a.	Go to the Internet site indicated on your proxy card. Internet voting is available at any time until 10:30 a.m., Eastern time, on Tuesday, May 19, 2009.

b.	Have your proxy card in hand and follow the simple instructions on the Internet site.

3.  By mail

a.	Mark your choices on your proxy card. If you properly sign your proxy card but do not mark your choices, your shares will be voted as recommended by your Board.

b.	Date and sign your proxy card.

c.	Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to Corporate Election Services, the Company’s independent proxy tabulator and Inspector of Election. The address is FirstEnergy Corp., c/o Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230-3200. Your proxy card must be received by 10:30 a.m., Eastern time, on Tuesday, May 19, 2009, to be counted in the final tabulation.

4.  At the Meeting

You may vote in person at the Meeting, even if you previously appointed a proxy by telephone, Internet, or mail.

How may I revoke my proxy?

You may revoke your appointment of a proxy or change your voting instructions one or more times before the Meeting commences by:

•	Sending a proxy card that revises your previous appointment and voting instructions;

•	Appointing a proxy and voting by telephone or Internet after the date of your previous appointment;

•	Voting in person at the Meeting; or

•	Notifying the Corporate Secretary of the Company in writing prior to the Meeting.

The proxy tabulator will treat the last instructions it receives from you as final. For example, if a proxy card is received by the proxy tabulator after the date that a telephone or Internet appointment is made, the tabulator will treat the proxy card as your final instruction. For that reason, it is important to allow sufficient time for your voting instructions on a mailed proxy card to reach the tabulator before changing them by telephone or Internet.

How does the Board of Directors recommend that I vote?

Your Board recommends that you vote as follows:

•	“For” the 11 nominees to the Board who are listed in this proxy statement (Item 1);

•	“For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009 (Item 2); and

•	“Against” the four shareholder proposals (Items 3 through 6).

What is a quorum and what other voting information should I be aware of?

As of the record date, 304,835,407 shares of common stock were outstanding. A majority of these shares represented at the Meeting either in person or by proxy constitutes a quorum. A quorum is required to conduct business at the Meeting. All shares represented at the Meeting are counted for the purpose of determining a quorum, without regard to abstentions or broker non-votes (as described below). You are entitled to one vote for each share you owned on the record date.

If your shares are held by a broker or bank in “street name,” we encourage you to provide instructions to your broker or bank by executing the voting form supplied to you by that entity. We expect your broker will be permitted to vote your shares on Items 1 and 2 without your instructions. However, your broker cannot vote your shares on Items 3 through 6 unless you provide instructions. Therefore, your failure to give voting instructions means that your shares will not be voted on these items, and your unvoted shares will be referred to as broker non-votes (as described below).

An item to be voted on may require a percent of votes cast, rather than a percent of shares outstanding, to determine passage or failure. Votes cast is defined to include both “For” and “Against” votes and excludes abstentions and broker non-votes. Abstentions and broker non-votes are the equivalent of negative votes when passage or failure is measured by a percent of shares outstanding. If your proxy card is not voted properly, such as marking more than one box for an item, your vote for that particular item will be treated as an abstention.

What is the vote required for each item to be voted on?

For the election of directors named under Item 1, the 11 nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will have no effect.

With respect to Item 2, our Amended Code of Regulations does not require that shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the proposal for ratification as a matter of good corporate governance. If shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires a “For” vote from a majority of votes cast. Abstentions and broker non-votes will have no effect.

To be approved, Item 3, the shareholder proposal requesting that the Board take the steps necessary so that each shareholder voting requirement in our Amended Articles of Incorporation and Amended Code of Regulations that calls for a greater than simple majority vote be changed to a majority of the votes cast for and against the applicable proposal in compliance with applicable laws, must receive a “For” vote from a majority of votes cast. Abstentions and broker non-votes will have no effect.

To be approved, Item 4, the shareholder proposal asking that the Board take the steps necessary to amend our Amended Code of Regulations and each other appropriate governing document to give holders of 10 percent of our outstanding common stock (or the lowest percentage allowed by law above 10 percent) the power to call special shareholder meetings, must receive a “For” vote from a majority of votes cast. Abstentions and broker non-votes will have no effect.

To be approved, Item 5, the shareholder proposal requesting that the Board adopt a policy establishing an engagement process with the proponents of shareholder proposals that are supported by a majority of the votes cast, excluding abstentions and broker non-votes, must receive a “For” vote from a majority of votes cast. Abstentions and broker non-votes will have no effect.

To be approved, Item 6, the shareholder proposal requesting that the Board initiate the appropriate process to amend the Company’s Amended Articles of Incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, must receive a “For” vote from a majority of votes cast. Abstentions and broker non-votes will have no effect.

Notwithstanding the shareholder vote on Items 3 through 6, the ultimate adoption of such provisions is at the discretion of the Board.

Who is soliciting my vote, how are proxy cards being solicited, and what is the cost?

The Board is soliciting your vote. We have arranged for the services of Innisfree M&A Incorporated to solicit votes personally or by telephone, mail, or other electronic means for a fee not expected to exceed $12,500, plus reimbursement of expenses. Votes also may be solicited in a similar manner by officers and employees of the Company on an uncompensated basis. The Company will pay all solicitation costs and will reimburse brokers and banks for postage and expenses incurred by them for sending proxy material to beneficial shareholders.

Will any other matters be voted on other than those described in this proxy statement?

We do not know of any business that will be considered other than the matters described in this proxy statement. However, if other matters are presented properly, your executed appointment of a proxy will give authority to the appointed proxies to vote on those matters at their discretion, unless you indicate otherwise in writing.

Do I need an admission ticket to attend the Meeting?

No. An admission ticket is not necessary, but you will be asked to sign in upon arrival at the Meeting. Only shareholders or their proxies and the Company’s invited guests may attend the Meeting. If your shares are held in “street name” by a broker or bank, upon arrival at the Meeting, you will need to present a letter or account statement from your broker or bank indicating your ownership of FirstEnergy common stock on the record date. You should contact your broker or bank to obtain such a letter or account statement.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting. Final voting results will be posted on our Internet site at www.firstenergycorp.com/ir as soon as practicable and also will be published in our quarterly report on Form 10-Q for the second quarter of the 2009 fiscal year, which is expected to be filed with the Securities and Exchange Commission (later referred to as the SEC) in August 2009.

Can I view future FirstEnergy proxy statements and annual reports on the Internet instead of receiving paper copies?

Yes. If you are a registered shareholder, you can elect to view future proxy statements and annual reports on the Internet by marking the designated box on your proxy card or by following the instructions when voting by Internet or by telephone. If you choose this option, prior to the next annual meeting, you will be mailed a proxy card along with instructions on how to access the proxy statement and annual report using the Internet. Your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents. If you hold your stock through a broker or bank, refer to the information provided by that entity for instructions on how to elect this option.

Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?

We are following an SEC rule that permits us to send one copy of the proxy statement and annual report to a household if shareholders provide written or implied consent. We previously mailed a notice to eligible registered shareholders stating our intent to use this rule unless a shareholder provided an objection. Using this rule reduces unnecessary publication and mailing costs. Shareholders continue to receive a separate proxy card for each stock account. If you are a registered shareholder and received only one copy of the proxy statement and annual report in your household, you can request multiple copies for some or all accounts, either by calling Shareholder Services at 1-800-736-3402 or by writing to FirstEnergy Corp., c/o American Stock Transfer & Trust Company, LLC, P.O. Box 2016, New York, NY 10272-2016. You also may contact us in the same manner if you are receiving multiple copies of the proxy statement and annual report in your household and desire to receive one copy. If you are not a registered shareholder and your shares are held by a broker or bank, you will need to contact such broker or bank to revoke your election and receive multiple copies of these documents.

When are shareholder proposals for the 2010 Annual Meeting due?

A shareholder who wishes to offer a proposal for inclusion in the Company’s proxy statement and proxy card for the 2010 Annual Meeting must submit the proposal and any supporting statement by December 3, 2009, to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Any proposal received after that date will not be eligible for inclusion in the 2010 proxy statement and proxy card.

Under our Amended Code of Regulations, and as permitted by the rules of the SEC, certain procedures must be followed by a shareholder for business to be brought properly before an annual meeting of shareholders. These procedures provide that we must receive the notice of intention to introduce an item of business at an annual meeting not less than 30 nor more than 60 calendar days prior to the annual meeting. In the event public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the meeting, notice must be received not later than the close of business on the 10th calendar day following the day on which the public announcement is first made. Our Amended Code of Regulations can be viewed by visiting our Internet site at www.firstenergycorp.com/ir.

Our Annual Meeting of Shareholders generally is held on the third Tuesday of May. Assuming that our 2010 Annual Meeting is held on schedule, we must receive any notice of intention to introduce an item of business at that meeting no earlier than March 19 and no later than April 18, 2010. If we do not receive notice as set forth above, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

How can I learn more about FirstEnergy’s operations?

You can learn more about our operations by reviewing the annual report to shareholders for the year ended December 31, 2008, that is included with the mailing of this proxy statement. You also can view the annual report and other information by visiting our Internet site at www.firstenergycorp.com/financialreports.

A copy of our latest annual report on Form 10-K filed with the SEC, including the financial statements and the financial statement schedules, will be sent to you, without charge, upon written request to Rhonda S. Ferguson, Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. You also can view the Form 10-K by visiting the Company’s Internet site at www.firstenergycorp.com/financialreports. Information contained on any of the Company Internet sites is not deemed to be part of this proxy statement.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

What action has the Board taken to determine the independence of directors?

The Board annually reviews the independence of each of its members to make the affirmative determination of independence that is called for by our Corporate Governance Policies and required by the listing standards of the New York Stock Exchange (later referred to as the NYSE).

The Board adheres to the definition of an “independent” director as established by the NYSE and the SEC. The definition used by the Board to determine independence is included in our Corporate Governance Policies and can be viewed by visiting our Internet site at www.firstenergycorp.com/ir.

Compliance with the definition of independence is reviewed annually by the Corporate Governance Committee. Each independent director is required to report to the Corporate Secretary any changes in information that were used to determine independence. The Corporate Governance Committee chair must notify the entire Board upon receipt of such notification from the director or Corporate Secretary.

Which directors and nominees are independent?

Based on the most recent independence review, the Board determined that all directors are independent, with the exception of President and Chief Executive Officer (later referred to as the CEO) Anthony J. Alexander. Directors Paul T. Addison, William T. Cottle, and Jesse T. Williams, Sr., were deemed independent based on the independence criteria as discussed in the answer to the immediately preceding question, and the Board was not aware of any other types and categories of transactions for these directors that are required to be considered. However, for the directors listed below, additional specific types and categories of transactions were considered by the Board, as noted, in determining their independence. The Board determined that the relationships described below for directors Michael J. Anderson, Dr. Carol A. Cartwright, Robert B. Heisler, Jr., Ernest J. Novak, Jr., Catherine A. Rein, George M. Smart, and Wes M. Taylor were not material and that such directors are independent. Additionally, none of the relationships described below constituted a related person transaction requiring disclosure as set forth in the Related Person Transactions Policy described under the heading “Certain Relationships and Related Person Transactions” in this proxy statement.

Michael J. Anderson

•	Electric and non-electric purchases from subsidiaries of the Company by a company for which Mr. Anderson serves as CEO, President, and director, as well as purchases of fertilizer and other goods by FirstEnergy Service Company on behalf of other subsidiaries of the Company from the same company;

•	Electric purchases from subsidiaries of the Company by a company and one non-profit organization for which Mr. Anderson serves or served as a director and trustee; and

•	Charitable contributions made by the FirstEnergy Foundation and by the Company to two non-profit organizations for which Mr. Anderson serves as a director or trustee.

Dr. Carol A. Cartwright

•	Purchases by FirstEnergy Service Company on behalf of other subsidiaries of the Company for vegetation management from a company for which Dr. Cartwright served as a director;

•	Electric purchases from subsidiaries of the Company by three companies and two non-profit organizations for which Dr. Cartwright serves or served as a director or President;

•	Non-electric purchases from subsidiaries of the Company by a company for which Dr. Cartwright serves as a director; and

•	Purchases of financial services by the Company and its subsidiaries from a bank for which Dr. Cartwright serves as a director.

Robert B. Heisler, Jr.

•	Electric purchases from subsidiaries of the Company by four non-profit organizations for which Mr. Heisler serves as an executive officer or advisory committee member;

•	Charitable contributions and/or membership fees made by the FirstEnergy Foundation and by the Company to four non-profit organizations for which Mr. Heisler serves or served as a trustee; and

•	Payments for services from subsidiaries of the Company by two non-profit organizations for which Mr. Heisler serves as an executive officer or advisory committee member.

Ernest J. Novak, Jr.

•	Electric purchases from subsidiaries of the Company by two non-profit organizations and a company for which Mr. Novak serves as a director;

•	Charitable contributions made by the FirstEnergy Foundation and by the Company to a non-profit organization for which Mr. Novak serves as a director; and

•	Payments for services from subsidiaries of the Company by a non-profit organization for which Mr. Novak serves as a director.

Catherine A. Rein

•	Purchases of financial services by FirstEnergy Service Company on behalf of other subsidiaries of the Company from a bank for which Ms. Rein serves as a director, and purchases of insurance and beneficiary services by FirstEnergy Service Company on behalf of other subsidiaries of the Company from an insurance and beneficiary company for which Ms. Rein served as an executive officer; and

•	Electric purchases from subsidiaries of the Company by two companies for which Ms. Rein serves or served as an executive officer or director.

George M. Smart

•	Electric purchases from subsidiaries of the Company by a non-profit organization for which Mr. Smart serves as a trustee; and

•	Charitable contributions made by the FirstEnergy Foundation and by the Company to a non-profit organization for which Mr. Smart serves as a trustee.

Wes M. Taylor

•	Purchases of fuel by FirstEnergy Generation Corp. from a company for which Mr. Taylor serves as a director.

What function does the FirstEnergy Board of Directors perform?

Although your Board has the responsibility for establishing broad corporate policies and for our overall performance, the Board is not involved in day-to-day operations of the Company. We keep the directors informed of our business and operations with various reports and documents that we send to them each month. We also make operating and financial presentations at Board and committee meetings. The Board has established the committees described below to assist in performing its responsibilities.

The Board believes that the Company’s policies and practices should enhance the Board’s ability to represent your interests as shareholders. In support of this philosophy, the Board established Corporate Governance Policies which, along with charters of the Board committees, serve as a framework for meeting the Board’s duties and responsibilities with respect to the governance of the Company. Our Corporate Governance Policies and Board committee charters can be viewed by visiting our Internet site at www.firstenergycorp.com/ir, or copies are available upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890.

Does FirstEnergy provide any training for its Board members?

Yes. The Board recognizes the importance of its members keeping current on Company and industry issues and their responsibilities as directors. All new directors attend orientation training (either provided or approved by the Corporate Governance Committee) soon after being elected to the Board. Also, the Board makes available and encourages continuing education programs for Board members, which may include internal strategy meetings, third-party presentations, and externally offered programs. In addition, all directors are required to participate in at least eight hours of accredited training programs within the past 24 months.

How many meetings did the Board hold in 2008?

Your Board held 11 regularly scheduled or special meetings during 2008. All directors attended 75 percent or more of the meetings of the Board and of the committees on which they served in 2008.

Non-management directors, including the independent directors, are required to meet as a group in executive sessions without the CEO, any other non-independent director, or management at least six times in each calendar year. George M. Smart, the non-executive chairman of the Board, presides over all executive sessions. During 2008, the non-management directors met 11 times in executive sessions.

What committees has the Board of Directors established?

The Board established the standing committees listed below. All committees are comprised solely of independent directors as determined by the Board in accordance with our Corporate Governance Policies, which incorporate the NYSE listing standards and applicable SEC rules.

Audit Committee

The purpose of the Audit Committee is to assist Board oversight of: the integrity of the Company’s financial statements; the Company’s compliance with legal, risk management, and regulatory requirements; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditor; and the Company’s systems of internal control with respect to the accuracy of financial records, adherence to Company policies, and compliance with legal and regulatory requirements. The committee prepares the report that SEC rules require be included in the Company’s annual proxy statement and performs such other duties and responsibilities enumerated in the Committee Charter. The committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting the Committee Charter, the Board acknowledges that the committee members are not employees of the Company and are not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company who provide information to the committee and the accuracy and completeness of the financial and other information provided to the committee by such persons or organizations absent actual knowledge to the contrary. For a complete list of responsibilities and other information, refer to the Audit Committee Charter on our Internet site at www.firstenergycorp.com/ir and which is available upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890.

This committee is comprised of four independent members and met 10 times in 2008. The current members of this committee are Ernest J. Novak, Jr. (Chair), Paul T. Addison, Catherine A. Rein, and George M. Smart. All members of this committee are financially literate. The Board appoints at least one member of the Audit Committee who, in the Board’s business judgment, is an “Audit Committee Financial Expert,” as such term is defined by the SEC. The Board determined that independent Audit Committee and Board member, Ernest J. Novak, Jr., meets this definition. See the Audit Committee Report in this proxy statement for additional information regarding the committee.

Compensation Committee

The purpose of the Compensation Committee is to discharge the responsibilities of the Board as specified in the Compensation Committee Charter relating to the compensation of certain senior-level officers of the Company, including the CEO, the Company’s other non-CEO executive officers, and the Chairman, if the Chairman is not the CEO, and other individuals named in the Company’s annual proxy statement; to review, discuss, and endorse a compensation philosophy that supports competitive pay for performance and is consistent with the corporate strategy; to assist the Board in establishing the appropriate incentive compensation and equity-based plans for the Company’s executive officers; to administer such plans in order to attract, retain, and motivate skilled and talented executives and to align such plans with Company and business unit performance, business strategies, and growth in shareholder value; to review and discuss with the Company’s management the disclosures in the Compensation Discussion and Analysis (later referred to as the CD&A) required by applicable rules and regulations and, based upon such review and discussions, to recommend to the Board whether the CD&A should be included in the Company’s annual report and proxy statement; to produce the Compensation Committee Report to be included in the Company’s annual report and proxy statement, in accordance with applicable rules and regulations; and to perform such other duties and responsibilities enumerated in and consistent with the Compensation

Committee Charter. For a complete list of responsibilities and other information, refer to the Compensation Committee Charter on our Internet site at www.firstenergycorp.com/ir and which is available upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. In addition, refer to the CD&A that can be found later in this proxy statement.

This committee is comprised of four independent members and met five times in 2008. The current members of this committee are Catherine A. Rein (Chair), Dr. Carol A. Cartwright, Robert B. Heisler, Jr., and Wes M. Taylor.

Corporate Governance Committee

The purpose of the Corporate Governance Committee is to develop, recommend to the Board, and periodically review the corporate governance principles applicable to the Company; to recommend Board candidates for all directorships by identifying individuals qualified to become Board members in a manner that is consistent with criteria approved by the Board; to recommend that the Board select the director nominees for the next annual meeting of shareholders; and to oversee the evaluation of the Board and management.

In consultation with the CEO, the Chairman, and the full Board, the committee shall search for, recruit, screen, interview, and recommend prospective directors, as required, to provide an appropriate balance of knowledge, experience, and capability on the Board. The committee shall be guided by its charter, the Corporate Governance Policies, and other applicable laws and regulations in recruiting and selecting director candidates. Any assessment of a prospective Board or committee candidate includes, at a minimum, issues of diversity, age, background and training, business or administrative experience and skills, dedication and commitment, business judgment, analytical skills, problem-solving abilities, and familiarity with the regulatory environment. In addition, the committee may consider such other attributes as it deems appropriate, all in the context of the perceived needs of the Board or applicable committee at that point in time. Such directors shall possess experience in one or more of the following: management or senior leadership position which demonstrates significant business or administrative experience and skills; accounting or finance; the electric utilities or nuclear power industry; or other significant and relevant areas deemed by the committee to be valuable to the Company.

The committee shall investigate and consider suggestions for candidates for membership on the Board, including shareholder nominations for the Board. Provided that shareholders nominating director candidates have complied with the procedural requirements set forth in the Corporate Governance Committee Charter, the committee shall apply the same criteria and employ substantially similar procedures for evaluating shareholder nominees for the Board as it would for evaluating any other Board nominee. The committee will give due consideration to all written shareholder nominations that are submitted in writing to the committee, in care of the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890, received at least 120 days before the publication of the Company’s annual proxy statement from a shareholder or group of shareholders owning one half of one percent (0.5 percent) or more of the voting stock for at least one year, and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement and to serve on the Board. For a complete list of responsibilities and other information, refer to the Corporate Governance Committee Charter on our Internet site at www.firstenergycorp.com/ir and which is available upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890.

This committee is comprised of four independent members and met five times in 2008. The current members of this committee are Dr. Carol A. Cartwright (Chair), William T. Cottle, George M. Smart, and Jesse T. Williams, Sr.

Finance Committee

The purpose of the Finance Committee is to monitor and oversee the Company’s financial resources and strategies, with emphasis on those issues that are long-term in nature. For a complete list of responsibilities and other information, refer to the Finance Committee Charter on our Internet site at www.firstenergycorp.com/ir and which is available upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890.

This committee is comprised of four independent members and met four times in 2008. The current members of this committee are Paul T. Addison (Chair), Michael J. Anderson, Robert B. Heisler, Jr., and Ernest J. Novak, Jr.

Nuclear Committee

The purpose of the Nuclear Committee is to monitor and oversee the Company’s nuclear program and the operation of all nuclear units in which the Company or any of its subsidiaries has an ownership or leasehold interest. For a complete list of responsibilities and other information, refer to the Nuclear Committee Charter on our Internet site at www.firstenergycorp.com/ir and which is available upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890.

This committee is comprised of four independent members and met six times in 2008. The current members of this committee are William T. Cottle (Chair), Michael J. Anderson, Wes M. Taylor, and Jesse T. Williams, Sr.

Does the Board have a policy in regard to the number of boards on which a director can serve?

Yes. Our Corporate Governance Policies provide that directors will not, without the Board’s approval, serve on the board of directors of more than three other non-affiliated companies having securities registered under the Securities Exchange Act of 1934 (later referred to as the Exchange Act). All of our directors are in compliance with this policy.

What is the Board’s policy regarding Board members’ attendance at the Annual Meeting of Shareholders?

The Board believes that regular attendance by all directors and all nominees for directors at our Annual Meeting of Shareholders is appropriate and desirable and that all such persons should make diligent efforts to attend each meeting. All Board members who were directors on May 20, 2008, attended the 2008 Annual Meeting.

Did the Board use a third party to assist with the identification and evaluation of potential nominees?

No. The Board did not use a third party to assist with the identification and evaluation of potential nominees.

How can shareholders communicate to the Board?

The Board provides a process for shareholders and interested parties to send communications to the Board and non-management directors, including the non-executive chairman. Shareholders may send written communications to the Board by mailing any such communications to the FirstEnergy Board of Directors, c/o Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890.

The Corporate Secretary or a member of her staff reviews all such communications promptly and relays them directly to a member of the Board, provided that such communications: (i) bear relevance to the Company and the interests of the shareholder, (ii) are capable of being implemented by the Board, (iii) do not contain any obscene or offensive remarks, (iv) are of a reasonable length, and (v) are not from a shareholder who already has sent two such communications to the Board in the last year. The Board may modify procedures for sorting shareholders’ communications or adopt any additional procedures provided that they are approved by a majority of the independent directors.

Has FirstEnergy adopted a Code of Ethics?

Yes. The Company has a Code of Business Conduct that applies equally to all employees, including the CEO, Chief Financial Officer, and Chief Accounting Officer. In addition, the Board has a Code of Ethics and Business Conduct. These Codes can be viewed on our Internet site at www.firstenergycorp.com/ir and are available upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Based on our size and varied business operations, we may engage in transactions and business arrangements with companies and other organizations in which a member of our Board, executive officer, or such person’s immediate family member also may be a board member, executive officer, or significant investor. In some of these cases, such person may have a direct or indirect material interest in the transaction or business arrangement with our Company. We recognize that related person transactions have the potential to create perceived or actual conflicts of interest and could create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. However, there are situations where related person transactions are either in, or not inconsistent with, our best interests and the best interests of our shareholders. Our Board has determined that it is appropriate and necessary to have a review process in place with respect to any related person transactions.

Based on the foregoing, the Board established a written Related Person Transactions Policy (later referred to as the Policy) to be implemented by the Corporate Governance Committee, in order to effectuate the review, approval, and ratification process surrounding related person transactions. This Policy supplements the Company’s other conflict-of-interest policies set forth in the FirstEnergy Conflicts-Of-Interest Policy, Code of Business Conduct, and the Board of Directors Code of Ethics and Business Conduct. Related person transactions may be entered into or continue only if a majority of the disinterested members of the Corporate Governance Committee or the Board approves or ratifies the transaction in accordance with the Policy. In making its decisions, the Corporate Governance Committee will review current and proposed transactions by taking into consideration the Policy, which includes the definitions and terms set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

As part of this Policy, our management established written review procedures for any transaction, proposed transaction, or any amendment to a transaction, in which we are currently, or in which we may be, a participant in which the amount exceeds $120,000, and in which the related person, as defined in Item 404 of Regulation S-K, had or will have a direct or indirect material interest. We also established written procedures to allow us to identify such related persons. The identities of these related persons are distributed to our business units to ensure senior management is made aware of any transaction or proposed transaction involving the Company and anyone on that list. Management then brings any such transactions to the attention of the Corporate Governance Committee for its review, approval, or ratification.

When reviewing a proposed transaction, the Corporate Governance Committee reviews the material facts of the related person’s relationship to us, his or her interest in the proposed transaction, and any other material facts of the proposed transaction, including the aggregate value and benefits of such transaction to us, the availability of sources of comparable products or services (if applicable), and an assessment of whether the transaction is on terms that are the same as, or comparable to, the terms available to an unrelated third party or to employees generally. Additionally, the Corporate Governance Committee requires the CEO to review the business merits of the transaction prior to its review.

During fiscal year 2008 we participated in the transactions described below, in which the amount involved exceeded $120,000 and in which any Board member, executive officer, holder of more than five percent of our common stock, or a member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Ms. Elizabeth A. Shriver, sister-in-law of executive officer William D. Byrd, served the Company as a Staff Business Analyst in 2008. In 2008, Ms. Shriver was paid $123,129. Ms. Shriver has been employed by the Company since 1977 and has been a Staff Business Analyst since 2004. Mr. Byrd first became an executive officer of the Company in November 2007. Ms. Shriver’s compensation falls within the Company’s guidelines regarding the “pay for performance” philosophy and is consistent with the terms of the Company programs governing that element of compensation. No reporting relationship exists between Ms. Shriver and Mr. Byrd. Pursuant to the terms of the Policy, the Corporate Governance Committee ratified and approved the Company’s payment of Ms. Shriver’s 2008 compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes in ownership of the Company’s common stock with the SEC and the NYSE. The Company makes these filings for the convenience of the executive officers and directors. To the Company’s knowledge, for the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to its executive officers and directors were satisfied.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No members of the Compensation Committee meet the criteria to be considered for an interlock or insider participation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included (or incorporated by reference as applicable) in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and proxy statement.

Compensation Committee: Catherine A. Rein (Chair), Dr. Carol A. Cartwright, Robert B. Heisler, Jr., and Wes M. Taylor

AUDIT COMMITTEE REPORT

The Audit Committee (later referred to in this section as the Committee) of the Board of Directors of the Company is charged with assisting the full Board in fulfilling the Board’s oversight responsibility with respect to the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Committee acts under a written charter that is reviewed annually, revised as necessary, and is approved by the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. In performing its review, the Committee discussed the propriety of the application of accounting principles by the Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements.

The Committee reviewed and discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, their opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. This discussion covered the matters required by Statement on Auditing Standards No. 61, “Communication With Audit Committees,” as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants, including its judgments as to the propriety of the application of accounting principles by the Company.

The Committee received the written communications from the independent registered public accounting firm regarding their independence from the Company as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed that matter with the independent registered public accounting firm.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope, plans, and results of their respective audits. The Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting process.

Based on the above reviews and discussions conducted, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Audit Committee: Ernest J. Novak, Jr. (Chair), Paul T. Addison, Catherine A. Rein, George M. Smart

Audit Fees

The following is a summary of the fees paid by the Company to its independent registered public accounting firm, PricewaterhouseCoopers LLP, for services provided during the years 2008 and 2007:

PricewaterhouseCoopers LLP billed the Company an aggregate of $5,819,000 in 2008 and $6,065,000 in 2007 in fees for professional services rendered for the audit of the Company’s financial statements and the review of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements.

	Fees for Audit Year	Fees for Audit Year
	2008	2007

Audit-Related Fees
Mansfield Plant Sale and Leaseback	$0	$494,000
Tax Fees	$0	$0
All Other Fees	$0	$0

The Committee has considered whether any non-audit services rendered by the independent registered public accounting firm are compatible with them maintaining their independence. There were no non-audit services rendered by the independent registered public accounting firm in 2008 or 2007. The Committee, in accordance with its charter and in compliance with all applicable legal and regulatory requirements promulgated from time to time by the NYSE and SEC, has a policy under which the independent registered public accounting firm cannot be engaged to perform non-audit services, other than services that require an expertise that is exclusive to that firm. The policy further states that any engagement of the independent registered public accounting firm to perform other audit-related services must have approval in advance by the Chairman of the Committee upon the recommendation of the Vice President and Controller. Any engagement of the independent registered public accounting firm for non-audit related services that is based on an expertise that is exclusive to them must be specifically approved in advance by the Committee. The Committee pre-approved all services provided by PricewaterhouseCoopers LLP in 2008 and 2007.

ITEMS TO BE VOTED ON

Item 1 —	Election of Directors

You are being asked to vote for the following 11 directors to serve on the Board of Directors for a term expiring at the Annual Meeting of Shareholders in 2010 and until their successors have been elected: Paul T. Addison, Anthony J. Alexander, Michael J. Anderson, Dr. Carol A. Cartwright, William T. Cottle, Robert B. Heisler, Jr., Ernest J. Novak, Jr., Catherine A. Rein, George M. Smart, Wes M. Taylor, and Jesse T. Williams, Sr. The section of this proxy statement entitled “Biographical Information on Nominees for Election as Directors” provides biographical information for all nominees for election at the Meeting.

Pursuant to the Company’s Amended Code of Regulations, at any election of directors, the persons receiving the greatest number of votes are elected to the vacancies to be filled. Your Board has no reason to believe that the persons nominated will not be available to serve after being elected. If any of these nominees would not be available to serve for any reason, shares represented by the appointed proxies will be voted either for a lesser number of directors or for another person selected by the Board. However, if the inability to serve is believed to be temporary in nature, the shares represented by the appointed proxies will be voted for that person who, if elected, will serve when able to do so.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 1.

Item 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

You are being asked to ratify the Board’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to examine the books and accounts of the Company for the 2009 fiscal year. A representative is expected to attend the meeting and will have an opportunity to make a statement and respond to appropriate questions. Refer to the Audit Committee Report in this proxy statement for information regarding services performed by, and fees paid to, PricewaterhouseCoopers LLP during the years 2007 and 2008.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 2.

Shareholder Proposals

Shareholders have indicated their intention to present at the Annual Meeting the following proposals for consideration and action by the shareholders. The shareholder resolutions and proposals, for which the Company and the Board accept no responsibility, are set forth below. The proponents’ names, addresses, and numbers of shares held will be furnished upon written or oral request to the Company. Your Board of Directors recommends that you vote “AGAINST” all four of these shareholder proposals for the reasons noted in the Company’s opposition statements following each shareholder proposal.

Item 3 —	Shareholder Proposal: Adopt Simple Majority Vote

3 — Adopt Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each shareholder voting requirement in our charter and bylaws, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for and against related proposals in compliance with applicable laws. This applies to each 67% and 80% provision in our charter and bylaws.

Supporting Statement

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. Our supermajority vote requirements can be almost impossible to obtain when one considers abstentions and broker non-votes. For example, a Goodyear (GT) management proposal for annual election of each director failed to pass even though 90% of votes cast were yes-votes. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management.

This topic won our following shareholder support, based on yes and no votes, at our previous annual meetings:

2005	71%
2006	73%
2007	76%
2008	78%

At least one proxy advisory service recommended a withhold-vote for directors who do not adopt a shareholder proposal after it wins its first majority vote.

At our 2008 annual meeting our following directors received 47% in withheld votes:
George Smart (Chairman)
Jesse Williams
Carol Cartwright
William Cottle

And our following directors received 36% in withheld votes:
Anthony Alexander
Catherine Rein
Paul Addison
Ernest Novak
Wesley Taylor
Robert Heisler
Michael Anderson

The Council of Institutional Investors www.cii.org recommends adoption of simple majority voting. This proposal topic also won up to 89% support at the following companies in 2008:

Whirlpool (WHR)	79%	Ray T. Chevedden (Sponsor)
Lear Corp. (LEA)	88%	John Chevedden
Liz Claiborne (LIZ)	89%	Kenneth Steiner

The merits of this Simple Majority Vote proposal should also be considered in the context of the need to initiate improvements in our company’s corporate governance and in individual director performance. For instance in 2008 the following governance and performance issues were identified:

•	We had no shareholder right to:
Cumulative voting.
Call a special shareholder meeting.
Act by written consent.
Elect directors by a majority vote.

•	Our management should show that it has the leadership initiative to adopt Board accountability items such as the above instead of leaving it to shareholders to take the initiative in proposing improvements.
•	We had two “Problem Directors” according to The Corporate Library www.thecorporatelibrary.com, an independent investment research firm:
George Smart because he chaired the FirstEnergy audit committee during a period of accounting misrepresentation according to a lawsuit that was settled.
Michael Anderson due to his involvement with Interstate Bakeries and its bankruptcy.

•	George Smart was also an “Accelerated Vesting” director according to The Corporate Library due to his involvement with speeding up the vesting of stock options in order to avoid recognizing the related cost.
The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal:

Adopt Simple Majority Vote
Yes on 3

  End of Shareholder Proposal

Your Company’s Opposition Statement

Your Board of Directors recommends that you vote “AGAINST” this proposal.

Your Board continues to believe that a higher voting threshold for certain specific fundamental corporate actions is in the best interests of all shareholders and the Company for several reasons. The higher voting requirements promote corporate stability by ensuring that no single or small group of shareholders achieves undue leverage. The Company’s supermajority voting requirements are consistent with the approach of Company competitors. Prior shareholder actions rejecting a lowering of the standard to two-thirds indicates that costly solicitations and one-on-one meetings in furtherance of achieving approval of a simple majority goal are unlikely to be successful. Finally, solid ratings in governance risk assessments and best practices compliance assure shareholders that our important special voting requirements do not serve to entrench management. As discussed below, your Board recommends that you vote against the simple majority vote proposal.

The Company’s Amended Code of Regulations provides that the generally applicable voting threshold is a majority of votes cast. However, in the limited circumstances of the most important corporate actions, supermajority provisions apply. Requiring a supermajority vote in certain limited circumstances does not preclude changes to our organizational documents or fundamental corporate actions, it merely helps to ensure that the actions most fundamental to the Company are agreed upon by a broad consensus of shareholders.

The Company’s Amended Articles of Incorporation establish an 80 percent supermajority requirement to amend or repeal provisions for the following: (1) unissued or treasury shares, (2) cumulative voting rights, (3) preemptive rights, and (4) the Company’s purchase of its capital stock. Similarly, the Company’s Amended Code of Regulations establishes an 80 percent supermajority voting threshold to amend or repeal regulations regarding: (1) shareholder meetings, (2) board structure, (3) board vacancies, (4) director elections, and (5) director and officer indemnification. In addition, a two-thirds supermajority is required to approve a plan of merger, authorize a sale or other disposition of all or substantially all of the Company’s assets or dissolve the Company. However, your Board may by resolution lower this threshold to a majority. Except in these cases, a majority vote requirement applies.

Prior shareholder proposals seeking to remove the 80 percent supermajority voting thresholds from the Company’s governing documents consistently have received less than the required level of support, as did a prior management proposal that would have amended the Company’s Amended Articles of Incorporation and Amended Code of Regulations to lower the Company’s 80 percent supermajority voting threshold to a two-thirds threshold. The Company’s supermajority voting thresholds, such as the two-thirds vote of shareholders required to adopt a plan of merger, are intended to preserve and maximize shareholder value and provide protection for all shareholders against self-interested actions by one or a small group of shareholders. Your Board does not intend for these provisions to preclude unsolicited, fair offers to acquire the Company. The provisions generally are designed to encourage any such potential acquirer to negotiate directly with your Board. Your Board has the fiduciary responsibility and is in the best position to evaluate the adequacy and fairness of any proposed offers, to negotiate on behalf of all shareholders, and to protect the shareholders against abusive tactics during a takeover process.

Your Board believes this protection continues to be important in light of the Energy Policy Act of 2005 (EPACT). The EPACT repealed the Public Utility Holding Company Act of 1935 (PUHCA) which historically had placed certain restrictions on mergers and acquisitions in the electric utility industry. With the repeal of PUHCA, your Board believes that the supermajority voting provisions serve as an important protection for our shareholders by requiring any potential acquirer to negotiate with your Board directly to ensure the fair and equitable treatment of all of the Company’s shareholders.

At previous meetings, shareholders approved by a majority vote a proposal recommending that your Board take the steps reasonably needed to adopt simple majority shareholder voting to the greatest extent possible. This proposal also included a recommendation that the directors use special solicitations and one-on-one management contacts with major shareholders to obtain the required vote. Thereafter, your Board conducted an analysis of how best to respond. Even if your Board agreed with the proponent, given our shareholders’ recent rejection of your Board’s resolution to lower the supermajority voting threshold to a two-thirds threshold, your Board determined that shareholder approval of simple majority voting was unlikely. Your Board, in furtherance of its fiduciary obligations to all shareholders, could not require the Company to undertake an aggressive and costly solicitation of votes in favor of amendments it does not support, and the ultimate adoption of which would not be guaranteed. Your Board concluded that spending significant corporate funds and the time of senior management and directors to special solicitations and one-on-one management contacts with major shareholders would not be a prudent use of the Company’s funds or management’s time.

Your Board continues to believe that the limited 80 percent and two-thirds supermajority voting requirements are appropriate and in the best interests of all shareholders and accordingly, and for the other reasons stated above, recommends a vote against the simple majority proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” ITEM 3.

Item 4 —	Shareholder Proposal: Reduce the Percentage of Shares Required to Call Special Shareholder Meeting

4 — Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Supporting Statement

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter is sufficiently important to merit prompt consideration.

Fidelity and Vanguard supported a shareholder right to call a special meeting. Governance ratings services, including The Corporate Library and Governance Metrics International, took special meeting rights into consideration when assigning company ratings.

This proposal topic won 67% support at our 2008 annual meeting based on yes and no votes. The Council of Institutional Investors recommends timely adoption of shareholder proposals upon receiving their first 51% or higher vote.

This proposal topic also won impressive support at the following companies (based on 2008 yes and no votes):

Merck (MRK)	57%	William Steiner (Sponsor)
Occidental Petroleum (OXY)	66%	Emil Rossi
Marathon Oil (MRO)	69%	Nick Rossi

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company’s corporate governance and in individual director performance. In 2008 the following governance and performance issues were identified:

•	Our directors served on six boards rated “D” by The Corporate Library www.thecorporatelibrary.com, an independent investment research firm:

George Smart	Ball Corp. (BLL)
Catherine Rein	Corning (GLW)
Catherine Rein	Bank of New York Mellon (BK)
Ernest Novak	Borg Warner (BWA)
Ernest Novak	A. Schulman (SHLM)
Michael Anderson	Interstate Bakeries (IBCIQ.PK)	F-rated

•	George Smart, our Chairman, was given additional responsibilities to serve on our key audit and nomination committees.
•	Our CEO was paid $15 million.

•	The corporate aircraft was available for directors’ transportation to and from Board and committee meetings and even training seminars.
•	Executive pay policies and practices were poorly aligned with shareholder interests according to The Corporate Library.
•	Only 56% of our CEO’s total pay was incentive based.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal:
Special Shareowner Meetings —
Yes on 4

  End of Shareholder Proposal

Your Company’s Opposition Statement

Your Board of Directors recommends that you vote “AGAINST” this proposal.

The Amended Code of Regulations of your Company currently provides that any persons holding at least a majority of shares outstanding and entitled to vote may call a special meeting of shareholders. Your Board believes that the current threshold is reasonable and in the best interests of all shareholders. The current majority shareholder requirement prevents a small group of shareholders from calling costly and possibly numerous special meetings on topics and for reasons that are not in the best interests of the Company or a majority of its shareholders.

The proponent suggests that a lower threshold of shareholders should be allowed to call a special meeting to ensure that shareholders have a right to vote on important matters that may arise between annual meetings. However, your Company is incorporated in Ohio, and Ohio law provides that shareholders must be given the opportunity to vote on major corporate actions such as mergers, the sale or disposition of all or substantially all of the assets of a company, or amendments to a company’s articles of incorporation. The Amended Articles of Incorporation of your Company mirror this same requirement for a shareholder vote on major corporate actions. Additionally, the Listing Standards of the NYSE similarly require us to seek shareholder approval for the issuance of common stock in many circumstances, including in cases that would result in a change in control of the Company. Thus, the opportunity for shareholder votes on important matters already is well established.

Pursuant to our governing documents, in addition to a call by a majority of the shareholders, a special meeting also may be called by the Chairman, President or by a majority of your Board. The current framework provided in your Company’s Amended Articles of Incorporation, Ohio law, and the NYSE Listing Standards provides your Board with the time to appropriately consider (and ability to draw on resources if necessary to evaluate) significant transactions and other material matters so that those matters are not submitted to shareholders prematurely. In addition, special meetings are costly endeavors. The money and resources that are required to prepare and hold special meetings are significant, including the time and energy that must be devoted to the preparation, printing, and delivery of the required disclosure documents as well as other logistical preparations required to conduct such meetings. These burdens, along with the significant investment of your Board and senior management’s time to prepare for such meetings, are costly and disruptive to the business. Given these monetary and non-monetary costs, and considering that your Board has a fiduciary obligation to act in the best interest of all shareholders, your Board, comprised almost exclusively of independent directors, is best positioned to determine if and when to call a special meeting. The majority requirement reflects a fair balance between efficiency and shareholder empowerment.

More special meetings will not appreciably add to shareholder information or awareness. The Company’s current disclosure environment includes public filings with the SEC, news releases, analyst calls, and live investor and analyst meetings that encompass the full spectrum of Company affairs important to shareholders. Shareholders have the ability to communicate with directors through the shareholder access processes that your Company developed, such as procedures set forth in our Corporate Governance Policies that are discussed elsewhere in the proxy statement. Also, the Company’s corporate and investor relations personnel maintain a system of communication to support shareholders’ concerns regarding matters of corporate business and governance. Minority shareholder groups should not be able to instigate expensive special meetings when they have less onerous and more efficient means of communicating with your Board.

Furthermore, according to the proposal, shareholders should have the ability to call a special meeting “when a matter is sufficiently important to merit prompt consideration.” As drafted, the proposal does not purport to define “sufficiently important.” Without further clarification, your Board believes that this proposal is too vague, ambiguous, and subjective to provide reasonable limits to the rationale for a special meeting. What may be “sufficiently important” to 10 percent of the Company’s shareholders may not be important to the other 90 percent.

While your Board appreciates the proponent’s interest, your Board believes that the Company’s current policies, governing documents, Ohio law, and NYSE rules appropriately address how special meetings may be called. Your Board has fiduciary duties and will continue to exercise its business judgment in referring matters to special meetings for consideration when it determines that doing so would be in the best interests of the Company and its shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” ITEM 4.

Item 5 —	Shareholder Proposal: Establish Shareholder Proponent Engagement Process

RESOLVED:  That the shareholders request the Board of Directors of FirstEnergy Corporation (the Company) adopt a policy establishing an engagement process with the proponents of shareholder proposals that are supported by a majority of the votes cast, excluding abstentions and broker non-votes, at any annual meeting.

This proposal requests the Board of Directors of FirstEnergy Corporation take the following steps if a proposal, submitted by a shareholder for a vote pursuant to Rule 14a-8 of the Securities and Exchange Commission, receives a majority of the votes cast:

•	Within four months after the annual meeting, an independent board committee should schedule a meeting (which may be held telephonically) with the proponent of the proposal, to obtain any additional information to provide to the Board of Directors for its reconsideration of the proposal. The meeting with the proponent should be coordinated with the timing of a regularly scheduled board meeting.

•	Following the meeting with the proponent, the independent board committee should present the proposal with the committee’s recommendation, and information relevant to the proposal, to the full Board of Directors, for action consistent with the company’s charter and by-laws, which should necessarily include a consideration of the interest of the shareholders.

In adopting such a policy, the board would have the authority to abolish the committee under the following circumstances: (1) the board takes the action requested in the proposal; or (2) the proposal’s proponent notifies the board that organization does not object to the abolition of the committee.

SUPPORTING STATEMENT

The purpose of this proposal is to create a mechanism by which shareholders can communicate with their representatives, the Board of Directors. In our opinion, the various reforms enacted by the U.S. Congress, the U.S. Securities and Exchange Commission, and stock exchanges in the wake of the Enron/WorldCom/Tyco wave of scandals have certainly been a step in the right direction to restore public trust and confidence in the capital markets, but they have not adequately addressed shareholder rights and the accountability of directors of corporate boards to the shareholders who elect them.

Nonetheless, on issues such as the election of directors and capital structure decisions the supermajority provision has yet to be replaced by a simple majority standard. We are concerned, in particular, that boards of directors are still able to ignore shareholder proposals on important corporate governance reforms even if those proposals are supported by clear majorities of shareholder votes cast at annual meetings.

Therefore, we are submitting this proposal requesting that the Company adopt a formal policy establishing an engagement process with the proponents of shareholder proposals that are supported by a majority of the votes cast, excluding abstentions and broker non-votes, at any annual meeting.

We urge stockholders to vote FOR this proposal.

  End of Shareholder Proposal

Your Company’s Opposition Statement

Your Board of Directors recommends that you vote “AGAINST” this proposal.

Your Board recognizes the importance of allowing effective communications from shareholders to your Board but does not believe that the establishment of an engagement process as envisioned by the proponent is necessary. As described elsewhere in this proxy statement, Company processes enable communications with your Board, with independent directors, and with the non-executive chairman, as required by NYSE rules and the Company’s Corporate Governance Policies.

Your Board seeks to ensure that shareholder views are communicated to Board members and that appropriate responses are timely provided to inquiring shareholders. Opportunities also are afforded to shareholders to ask questions and communicate directly with members of your Board at the Company’s annual meeting. For that reason, as described elsewhere in this proxy statement, your Board makes special efforts to encourage directors and director nominees to attend the annual meeting.

The Company’s Corporate Governance Policies provide for the evaluation of all shareholder communications. The Corporate Secretary or a member of her staff is required to review all communications promptly and relay them directly to a member of your Board, provided that such communications (i) bear relevance to the Company and the interests of the shareholder, (ii) are capable of being implemented by your Board, (iii) do not contain any obscene or offensive remarks, (iv) are of a reasonable length, and (v) are not from a shareholder who has already sent two such communications to your Board in the last year. Your Board believes its policy is sufficient and accordingly does not believe that there is a need to implement the engagement policy envisioned by the shareholder proposal.

The Corporate Governance Committee of your Board, comprised entirely of independent directors, thoroughly reviews and analyzes each shareholder proposal. The Committee makes recommendations regarding each shareholder proposal to the full Board and assists the full Board in responding to the proponent, including discussions with the proponent where warranted. The proposed engagement process would in many respects duplicate the function currently served by the Corporate Governance Committee.

Your Board has the duty to act in a manner it believes to be in the best interests of the Company and all of its shareholders. Your Board must take into account a wide range of factors when evaluating a shareholder proposal. Your Board will consider the voting results on the proposal but also will consider what is in the best interests of the Company and all of its shareholders in light of all relevant facts and circumstances. Flexibility in crafting responses to shareholder proposals is more beneficial to the Company than a rigid engagement process.

A shareholder proposal supported by a majority of the votes cast at a meeting may represent only a minority of the voting power of the Company due to abstentions and shares not voted at such meeting. Meetings would be required to address proposals by one or more large shareholders who may be advancing issues or agendas not representative of shareholders generally while diverting valuable time and energy from your Board’s oversight of Company affairs.

Your Board believes that the current process for evaluating shareholder communications is sufficient and serves the interests of the Company and all of its shareholders better than the formal engagement process described in the shareholder proposal. Accordingly, and for the reasons stated above, your Board recommends a vote against this proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” ITEM 5.

Item 6 —	Shareholder Proposal: Adopt a Majority Vote Standard for the Election of Directors

Director Election Majority Vote Standard Proposal

Resolved:  That the shareholders of FirstEnergy Corp. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement:  In order to provide shareholders a meaningful role in director elections, the Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. The Company presently uses a plurality vote standard in all director elections. Under the plurality standard, a board nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard, a strong majority of the nation’s leading companies, including Intel, General Electric, Motorola, Hewlett Packard, Morgan Stanley, Home Depot, Gannett, Marathon Oil, and Pfizer, have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. Other companies have responded only partially to the call for change by simply adopting post election director resignation policies that set procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. At the time of this proposal submission, our Company and its board had not taken either action.

We believe that a post election director resignation policy without a majority vote standard in company governance documents is an inadequate reform. The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard. With a majority vote standard in place, the board can then take action to develop a post election procedure to address the status of directors that fail to win election. A majority vote standard combined with a post election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the board an important post election role in determining the continued status of an unelected director. We urge the Board to initiate the process to establish a majority vote standard in the Company’s governance documents.

  End of Shareholder Proposal

Your Company’s Opposition Statement

Your Board of Directors recommends that you vote “AGAINST” this proposal.

This shareholder proposal requests that your Board take measures necessary to amend the Company’s Amended Articles of Incorporation to provide that director nominees be elected by the affirmative vote of the majority of the votes cast at an annual meeting of shareholders. Your Board considered several factors carefully with respect to majority voting, including the merits of the majority vote standard, the responsibilities of your Board’s Corporate Governance Committee, and the best interests of our shareholders. After a thorough review of the proposal, your Board believes that the majority voting proposal does not serve the best interests of the Company’s shareholders.

The plurality voting standard is the default standard under Ohio law, and our Amended Code of Regulations expressly provides for a plurality vote in the election of directors. Plurality voting also is the standard used to elect directors at the majority of public companies in the United States. Although there is ongoing public debate regarding use of a majority vote standard, the merits of such a standard have not been established to your Board’s satisfaction. The decision to adopt a majority vote standard would be a significant departure from the widely accepted plurality voting standard, which historically has been effective in electing strong, independent directors to your Company’s Board.

There are significant practical difficulties involving the use of majority voting, and there remains considerable uncertainty surrounding the standard. In June 2006, the Committee on Corporate Laws of the American Bar Association adopted amendments to the Model Business Corporation Act that retain plurality voting for the election of directors as the statutory default system. In announcing its decision to retain plurality voting, the Committee stated that ‘‘[a]dopting [the majority voting standard] would force an undesirable system on one or more constituencies interested in this issue with the attended risk of services and in some cases unintended business and [corporate] governance consequences to the corporation upon which the change would be imposed.” The Company believes some of these consequences may include the following:

•	If a candidate who is the CEO or other executive officer is not elected, it could constitute a breach of that executive’s employment agreement and may trigger an obligation on the part of your Company to make severance payments to that executive;

•	The failure to elect a specified percentage of directors could result in a “change of control”, thus accelerating debt or canceling a line of credit provided in a credit agreement, or triggering changes in licenses or other vital and irreplaceable corporate arrangements; and

•	The failure to elect Board candidates could affect adversely our ability to comply with the NYSE Listing Standards or SEC requirements for independent or non-employee directors or directors who have particular qualifications that are essential for a member of your Board, such as a financial expert to serve on your Board’s Audit Committee.

A majority voting system could cause a number of additional difficulties, including the practical problems relating to a “failed election,” or one in which one or more directors standing for election are not seated on your Board. Majority voting requirements also raise legal and practical concerns about the applicability of the “holdover rule,” which provides that directors are elected to serve until their successors are elected. Therefore, even if the proposal is adopted, your Company may be unable to force a director who failed to receive a majority vote to leave your Board until his or her successor is elected.

Majority voting also may result in the vacancy of one or more seats of your Board which may cause a disruption of your Board’s operations. In addition, significant turnover among directors may impede the Company’s long-term strategic plan due to lack of director continuity and ultimately impact the stability of your Board and your Company.

Your Board is committed to maintaining high standards of corporate governance. Your Board believes that its practices involving the election of directors reflect this commitment. Your Company amended its Code of Regulations in 2004 to declassify your Board so that each director is elected annually. With the exception of CEO Anthony J. Alexander, all members of your Board are independent (including the non-executive Chairman of your Board) under the standards established by the NYSE and the SEC, and the Company’s shareholders consistently have elected effective and independent Boards. Since our inception as a publicly traded company, your director candidates have received the support of a significant number of the votes cast at annual meetings of our shareholders, in all cases receiving more “for” votes than “withheld” votes.

The Company also established and disclosed a process by which your Board’s Corporate Governance Committee identifies and recommends to your Board individuals who are qualified to become Board members. The Corporate Governance Committee, comprised entirely of independent directors, searches for, recruits, screens, interviews, and recommends prospective directors to provide an appropriate balance of knowledge, experience, and capability on your Board. The Corporate Governance Committee considers candidates recommended by shareholders in the same manner as other candidates nominated by your Board, so long as shareholders nominating director candidates comply with the procedural requirements set forth in the Corporate Governance Committee Charter. In this way, the Corporate Governance Committee acts in the long-term interests of the Company and its shareholders.

Under the proposed standard, certain shareholders, who may hold large share positions temporarily but who do not share the Company’s long-term view, could withhold enough votes to defeat a Board nominee. This would have the effect of denying the Corporate Governance Committee the opportunity to carry out its role of evaluating whether the nominee’s experience is vital to your Board or to one of your Board committees, for example, if the nominee has special expertise in the electric utilities or nuclear power industry or could be deemed an “Audit Committee Financial Expert” as such term is defined by the SEC.

Requiring a majority vote for the election of your directors could give activist shareholder groups, representing certain narrow special interests, significant leverage by allowing them to threaten to withhold enough votes to defeat a nominee. Such shareholder campaigns also could unnecessarily increase the Company’s cost of soliciting shareholders by forcing the Company to employ a proactive telephone solicitation, a second mailing, or other strategies to obtain the required votes. Such a significant shift in leverage to special interest groups may be a deterrent to competent individuals accepting nominations as directors and may lead to increased costs for routine elections.

Your Board believes that the Company and its shareholders are best served by the current system of plurality voting. The current process by which the Corporate Governance Committee identifies and recommends to your Board nominees for directors, along with your Board’s strong governance record, serves and protects the interests of the Company’s shareholders, particularly individual shareholders, over the long term. The shareholder proposal would not improve your Board’s corporate governance or the performance of individual directors of your Board, and it could have unintended negative consequences. Accordingly, your Board believes that the proposal is not in the best interest of your Company or its shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” ITEM 6.

BIOGRAPHICAL INFORMATION ON NOMINEES FOR ELECTION AS DIRECTORS

Paul T. Addison — Age 62. Retired in 2002 as Managing Director in the Utilities Department of Salomon Smith Barney (Citigroup), an investment banking and financial services firm. Director of the Company since 2003.

Committees: Audit, Finance (Chair)

Anthony J. Alexander — Age 57. President and Chief Executive Officer since 2004 of the Company. President and Chief Operating Officer from 2001 to 2004 of the Company. He also is a Director of Ohio Edison Company, Pennsylvania Power Company, The Cleveland Electric Illuminating Company, The Toledo Edison Company, and many other subsidiaries of the Company. Director of the Company since 2002.

Michael J. Anderson — Age 57. President and Chief Executive Officer since 1999 of The Andersons, Inc., a diversified company with interests in the grain, ethanol, and plant nutrient sectors of U.S. agriculture, as well as in railcar leasing and repair, turf products production, and general merchandise retailing. He is also a Director of The Andersons, Inc. Director of the Company since 2007.

Committees: Finance, Nuclear

Dr. Carol A. Cartwright — Age 67. President of Bowling Green State University since January 2009. Interim President of Bowling Green State University from July 2008 to January 2009. Retired in 2006 as President (a position held since 1991) of Kent State University. She is a Director of KeyCorp and PolyOne Corporation. Director of the Company since 1997 and Director of Ohio Edison Company from 1992 to 1997.

Committees: Compensation, Corporate Governance (Chair)

William T. Cottle — Age 63. Retired in 2003 as Chairman of the Board, President and Chief Executive Officer of STP Nuclear Operating Company, a nuclear operating company for the South Texas Project. Director of the Company since 2003.

Committees: Corporate Governance, Nuclear (Chair)

Robert B. Heisler, Jr. — Age 60. Dean of the College of Business Administration and Graduate School of Management of Kent State University since October 2008. Special Assistant for Community and Business Strategies to the President of Kent State University from September 2008 to October 2008 and from 2007 to June 1, 2008. Interim Vice President for Finance and Administration of Kent State University from June 2008 to September 2008. Retired in 2007 as Chairman of the Board (a position held since 2001) of KeyBank N.A., the flagship banking entity within KeyCorp. Chief Executive Officer of the McDonald Financial Group from 2004 to 2007 and Executive Vice President of KeyCorp from 1994 to 2007. Director of the Company from 1998 to 2004 and since 2006.

Committees: Compensation, Finance

Ernest J. Novak, Jr. — Age 64. Retired in 2003 as Managing Partner (a position held since 1998) of the Cleveland office of Ernst & Young LLP, a public accounting firm. He is a Director of BorgWarner, Inc. and A. Schulman, Inc. Director of the Company since 2004.

Committees: Audit (Chair), Finance

Catherine A. Rein — Age 66. Retired in March 2008 as Senior Executive Vice President (a position held since 1989) and Chief Administrative Officer (a position held since 2005) of MetLife, Inc., a provider of insurance and other financial services to individual and institutional customers. President and Chief Executive Officer from 1999 to 2004 of Metropolitan Property and Casualty Insurance Company. She is a Director of The Bank of New York Mellon Corporation. Director of the Company since 2001 and Director of GPU, Inc. (merged with the Company in 2001) from 1989 to 2001.

Committees: Audit, Compensation (Chair)

George M. Smart — Age 63. Non-executive Chairman of the FirstEnergy Board of Directors since 2004. Retired in 2004 as President (a position held since 2001) of Sonoco-Phoenix, Inc., a manufacturer of easy-opening lids. He is a Director of Ball Corporation. Director of the Company since 1997, and Director of Ohio Edison Company from 1988 to 1997.

Committees: Audit, Corporate Governance

Wes M. Taylor — Age 66. Retired in 2004 as President (a position held since 1991) of TXU Generation, an owner and operator of electric generation and coal mines in Texas. He is a Director of Arch Coal, Inc. Director of the Company since 2004.

Committees: Compensation, Nuclear

Jesse T. Williams, Sr. — Age 69. Retired in 1998 as Vice President of Human Resources Policy, Employment Practices and Systems of The Goodyear Tire & Rubber Company, a manufacturer of tires and rubber-related products. He is a Director of Jersey Central Power & Light Company, a subsidiary of the Company. Director of the Company since 1997 and Director of Ohio Edison Company from 1992 to 1997.

Committees: Corporate Governance, Nuclear

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows shares of common stock beneficially owned as of March 3, 2009, by each director and nominee, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. Also listed, as of March 3, 2009, are common stock equivalents credited to executive officers as a result of participation in incentive compensation plans. None of the shares below are pledged by the directors or named executive officers. At the time of joining the Board, each director is required to hold a minimum of 100 shares of Company stock.

		Shares Beneficially	Common Stock	Percent of
Name	Class of Stock	Owned(1)	Equivalents(2)	Class(3)

Paul T. Addison	Common	11,638
Anthony J. Alexander	Common	521,157	395,741
Michael J. Anderson	Common	5,274
Dr. Carol A. Cartwright	Common	25,420
William T. Cottle	Common	10,160
Richard R. Grigg	Common	87,659	100,798
Robert B. Heisler, Jr.	Common	28,024
Gary R. Leidich	Common	62,673	166,891
Richard H. Marsh	Common	9,359	92,354
Ernest J. Novak, Jr.	Common	13,313
Catherine A. Rein	Common	30,143
George M. Smart	Common	25,550
Wes M. Taylor	Common	16,647
Leila L. Vespoli	Common	160,223	76,349
Jesse T. Williams, Sr.	Common	19,163
All Directors and Executive Officers as a Group	Common	1,405,053	1,343,922

(1)	Shares beneficially owned include (a) any shares with respect to which the person has a direct or indirect pecuniary interest, and (b) shares to which the person has the right to acquire beneficial ownership within 60 days of March 3, 2009, and are as follows: Alexander — 257,100 shares; Grigg — 54,759 shares; Heisler — 5,096 shares; Vespoli — 93,800; and all directors and executive officers as a group — 421,655 shares. Each individual or member of the group has sole voting and investment power with respect to the shares beneficially owned.

(2)	Common stock equivalents represent the cumulative number of shares deferred under the Executive Deferred Compensation Plan, performance shares, and restricted stock units, both performance-adjusted and discretionary, credited to each executive officer. The value of these shares is measured, in part, by the market price of the Company’s common stock. Final payments for performance shares and performance-adjusted restricted stock units may vary due to performance factors, as discussed in the Long-Term Incentive Program section of the CD&A and in the narrative following the Grants of Plan-Based Awards table later in this proxy statement.

(3)	The percentage of shares beneficially owned by each director or nominee, or by all directors and executive officers as a group, does not exceed one percent of the class owned.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows all persons of whom the Company is aware who may be deemed to be the beneficial owner of more than five percent of shares of common stock of the Company as of December 31, 2008. This information is based on SEC Schedule 13G filings.

		Percent of
	Shares	Common	Voting Power		Investment Power
Name and Address	Beneficially	Shares	Number of Shares		Number of Shares
of Beneficial Owner	Owned	Outstanding	Sole	Shared	Sole	Shared

Barclays Global Investors, NA (and affiliates) 400 Howard Street, San Francisco, CA 94105	21,597,985	7.09%	18,641,080	0	21,597,985	0

State Street Bank and Trust Company, Trustee State Street Financial Center, One Lincoln Street, Boston, MA 02111 (State Street disclaims beneficial ownership of these shares.)	21,880,822	7.20%	13,135,683	8,745,139	0	21,880,822

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The foundation of our compensation philosophy is the concept of pay-for-performance. When we achieve outstanding performance in terms of earnings, shareholder return, operational performance, and safety, this performance leads to commensurate and appropriate compensation for our named executive officers (later referred to as NEOs) and other executives. We provide a competitive total compensation program designed to attract, retain, and reward employees whose performance drives our success. As a result, our executive compensation program is designed to reward and retain executives who are responsible for leading our organization in achieving our business objectives in the highly complex energy services industry.

In 2008, our management team successfully guided us through numerous regulatory issues, worked to address the impacts of the global credit crisis and economic downturn, and further enhanced the operational performance of both our regulated and competitive businesses. As a result of these efforts and the progress we have made in recent years, in 2008 we delivered record earnings and generation output, near-record cash from continuing operations, and made significant progress toward the achievement of our regulatory objectives.

Earnings per share of common stock increased to $4.41 in 2008, from $4.27 in 2007, exceeding our guidance to the financial community. Cash generated from operations reached $2.2 billion, up from $1.7 billion in 2007. Management continued to seek ways to operate generating plants reliably and safely, and record generation output in 2008 of 82.4 million megawatt-hours reflects the success of those initiatives, as well as the strongest performance in the history of our nuclear fleet. Additionally, during a year when many companies reduced payouts to shareholders, our operating and financial results supported a dividend increase in early 2008, which was maintained throughout the year.

During 2008, we also remained committed to continuous financial and operational improvements and took advantage of strategic opportunities for future growth. New cost-effective technologies helped achieve improvements in transmission and distribution service reliability for the fourth consecutive year. We invested in a Montana coal mining operation that we believe ultimately will secure a supply of competitively priced, cleaner-burning coal with a higher heat value than typical western coal, and will help improve the generating capacity of our fossil plants. We also purchased a partially complete natural gas, combined-cycle plant in Fremont, Ohio, which we believe will be an important part of our future generation portfolio because of its size, location, and low carbon emitting characteristics.

Managing the transition to competitive markets for electricity in Ohio and Pennsylvania was a significant focus for our executive team in 2008, and continues to be a priority in 2009. In 2008, we worked to ensure that the interests of customers, shareholders, and employees were represented throughout the legislative process that led to Ohio’s new electric restructuring law, which was signed in May 2008. In February 2009, we reached agreements with key stakeholders on a comprehensive electric security plan for our Ohio utilities. If approved by the Public Utilities Commission of Ohio, the plan is expected to more appropriately reflect our cost of supplying customers with power and our ability to provide them with reliable service, while balancing the interest of our shareholders. In Pennsylvania, we continue to lay the groundwork for the transition to competitive markets that will occur in 2011 for our Metropolitan Edison and Pennsylvania Electric operating companies. In Ohio, Pennsylvania, and New Jersey, we are developing plans to comply with new energy efficiency and conservation directives, with the goal of complying with these requirements while also recovering our investments.

At the end of 2008 and in early 2009, in the face of regulatory uncertainty and the declining economic environment, we took actions to manage cash expenditures, enhance operating efficiencies, and strengthen our liquidity position. Among those actions, we made spending cuts that will total more than $600 million in 2009 alone; extended the construction schedule of our Fremont plant to reflect current and projected power supply needs; adjusted the construction schedule for an air quality control project; and completed new financings to reinforce our liquidity position.

To further control costs and maintain financial flexibility, employees were informed in January 2009 that we were taking a number of additional steps to address the economic and regulatory uncertainty that impacted 2009 compensation decisions approved by the Board, as discussed later in this proxy statement. We also introduced a new organizational structure and adjusted staffing to enable the greater flexibility, efficiency, and responsiveness that is necessary in the current environment.

While the business climate will remain challenging in 2009, our executive team will maintain its focus on strengthening safety performance; maximizing the output from generation plants; enhancing the reliability of the transmission and distribution system; managing the transition to competitive markets; maintaining adequate and ready access to cash resources; and achieving financial goals and commitments to shareholders.

Compensation Summary

We believe that the quality, skills, and dedication of our executive officers, including our NEOs, are critical elements in our ongoing ability to positively affect our operating results and enhance shareholder value. The chief objectives of our executive compensation program are to attract, retain, and reward the talented executives who we believe can provide the performance, leadership, and contributions to drive our success in the complex energy services industry. Additionally, we aim to align management’s interests with the long-term interests of our shareholders.

Our compensation philosophy targets total compensation at a range of 80 to 120 percent of the market median for our peer group, with the opportunity for executives to achieve above-median compensation for strong corporate and individual performance and the risk of earning below-median compensation if corporate performance does not meet targets. We review our compensation philosophy annually to ensure that it continues to align with our goals and shareholder interests and offers competitive levels of compensation.

To achieve our goals, we offer a total compensation package to all executives, including our NEOs, that:

•	Is targeted at or near the market median for our peer group of energy services companies (described below),

•	Fosters and supports a “pay-for-performance” culture to reward individual, business unit, and corporate results, and

•	Is comprised of a mix of base salary, short-term and long-term incentive opportunities, severance and change in control benefits, and other executive benefits and perquisites.

Within the incentive component of our compensation program, short-term incentive opportunities for each executive are linked to annual performance results based on a combination of corporate and business unit goals; while long-term incentive opportunities are based on both our absolute performance and our performance relative to other energy services companies over a three-year period thereby encouraging the accomplishment of goals that are intended to increase shareholder value.

In line with our “pay-for-performance” orientation, a significant portion of an executive’s actual compensation is based on corporate and business unit performance as defined by financial and operational measures. Executive rewards are linked directly to short-term and long-term results for key stakeholders, including shareholders and customers. Financial performance measures include earnings per share and funds from operations for shareholders. Operational performance measures include levels of customer satisfaction, average number of transmission outages, average total duration of distribution outage minutes, generation output, and industry-standard safety metrics, all of which are intended to align executive, shareholder, and customer interests by improving service, reliability, and safety. All of our 2008 financial and operational performance measures are described below. We believe that shareholder value is impacted not only by financial measures but also by operational measures. The proportion of pay at risk increases as an executive’s responsibilities increase. Thus, executives with greater responsibilities for the achievement of corporate performance targets bear a greater risk if those goals are not achieved, and conversely they receive a greater reward if the goals are met or surpassed.

Named Executive Officers

For 2008, our NEOs and their respective titles were as follows:

•	Anthony J. Alexander, President and Chief Executive Officer (CEO)

•	Richard H. Marsh, Senior Vice President and Chief Financial Officer (CFO)

•	Gary R. Leidich, Executive Vice President and President, FirstEnergy Generation

•	Richard R. Grigg, Executive Vice President and President, FirstEnergy Utilities

•	Leila L. Vespoli, Executive Vice President and General Counsel

Messrs. Alexander and Marsh are NEOs as a result of their positions with us during 2008. Messrs. Leidich and Grigg and Ms. Vespoli were our three most highly compensated executive officers (other than our CEO and CFO) who were executive officers at the end of 2008.

Compensation Setting Process

Compensation Committee

Our Compensation Committee (later referred to in this section as the Committee) is responsible for overseeing compensation for our executive officers, including our NEOs.

The Committee’s role in setting compensation is to assist and make recommendations to the Board in establishing appropriate base salary, incentive compensation, and equity-based compensation for our executive officers, including our NEOs, that will attract, retain, and motivate skilled and talented executives while also aligning our executives’ interests with Company and business unit performance, business strategies, and growth in shareholder value. The Committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the Committee evaluates information provided by Hewitt Associates, the Committee’s compensation consultant (later referred to as the consultant), and relies on the consultant’s expertise in benchmarking and familiarity with competitive compensation practices in the energy services industry. Additionally, in its review of the compensation of our NEOs, the Committee also evaluates the following factors:

•	Company performance against relevant financial and operational measures,

•	The NEO’s individual performance,

•	The NEO’s experience and future potential to play an increased leadership role in the Company,

•	Our desire to retain the NEO,

•	Applicable changes, if any, in the NEO’s responsibilities during the year, and

•	Relevant changes, if any, in the competitive marketplace.

With respect to our CEO’s compensation, the Committee also annually:

•	Reviews, determines, and recommends to the Board the Company goals and objectives relevant to CEO compensation,

•	Evaluates CEO performance in light of previously established goals and objectives and communicates the results of such evaluation to the Board, and

•	Makes recommendations to the other independent directors of the Board for their approval based upon their evaluation and the competitive information provided by the consultant as well as our desire to retain the CEO.

In 2008, the Committee reviewed the factors listed above as well as the competitive data provided by the consultant. This review resulted in changes to base salary and short-term and long-term incentive targets, as discussed in further detail under the Elements of Compensation section below. When making compensation decisions, the Committee also reviews current and previously awarded but unvested compensation through the use of tally sheets as discussed later in this section.

Role of Executive Officers in Determining Compensation

The CEO makes recommendations to the Committee with respect to the compensation of the NEOs (other than himself) and other executives identified as Section 16 Insiders under the Exchange Act. The CEO possesses insight regarding individual performance levels, degree of experience, future promotion potential, and our intentions in retaining particular senior executives. In all cases, the CEO’s recommendations are presented to the Committee for review in light of the market data provided by the consultant. The Committee may, however, elect to modify or disregard the CEO’s recommendations. The Committee elected to follow the CEO’s recommendations in determining compensation for the NEOs in 2008 and 2009.

Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation except to the degree their recommendations for short-term and long-term performance measures generally will impact their own compensation mix and targets in the same way it will affect those of all other eligible employees. The recommendation of the CEO’s compensation to be presented to the Board is determined in Committee meetings during executive session with only the consultant and the Committee members present.

The CEO, the other NEOs, and our other senior executives play a role in the early stages of design and evaluation of our compensation programs and policies and setting performance measures. Because of their greater familiarity with our business and culture, these executives are in the best position to suggest programs and policies that will engage employees and provide effective incentives to produce outstanding financial and operating results for us and our shareholders. Additionally, these executives are the most appropriate individuals to determine performance measures for the Committee to recommend to the Board for approval, based on their experience and knowledge of our financial and operational objectives.

Consultant

As noted above, the Committee employs an independent external compensation consultant at our expense. The consultant reports directly to the Committee. Consistent with NYSE rules, the Committee has the sole authority to retain and dismiss the consultant and to approve the consultant’s fees. The consultant provides objective and independent advice and analysis to the Committee with respect to executive compensation. Since September 2006, the Committee has retained the consultant in this role based upon its expertise, independence, and energy services industry experience. Separate and apart from the advice it provides to the Committee, Hewitt Associates provides actuarial and benefit plan consulting services to our management team and has provided these services prior to its selection as the Committee’s consultant. Management also has engaged Hewitt Associates from time to time to conduct additional compensation analysis for non-executive positions, and may do so in the future as needed. Management advises the Committee of the nature and extent of this work. The Committee’s decision to engage the consultant to provide executive compensation consulting services to the Committee is independent of management’s engagement of Hewitt Associates for these other services. Executive compensation consulting services provided to the Committee and other consulting services provided to management by Hewitt Associates are performed by separate and distinct divisions of Hewitt Associates. The services are provided under separate contractual agreements and the Committee’s consultant does not work on any other consulting services for management. The work performed by Hewitt Associates for management does not impact or influence executive compensation decisions made by the Committee. The Committee meets with the consultant without management present in an executive session of each regularly scheduled Committee meeting. The Committee has determined that management’s relationship with Hewitt Associates does not impair the ability of the consultant to render impartial, quality services and independent advice to the Committee.

The Committee relies on the consultant to provide an annual review of executive compensation practices of companies in our peer group. This review includes companies with which we compete for executive talent and is further discussed below under the Benchmarking section. This review encompasses base salary, short-term incentives, and long-term incentives. In addition, the Committee may request advice concerning the design, communication, and implementation of our incentive plans or other compensation programs. The services provided by the consultant to the Committee in 2008 included:

•	Reviewing the alignment of executive compensation practices with our compensation philosophy,

•	Benchmarking and analysis of competitive compensation practices for executives and directors within our industry,

•	Reviewing the SEC proxy disclosure requirements,

•	Reviewing our change in control severance agreements to ensure alignment with our compensation philosophy and competitive practice,

•	Calculating quarterly total shareholder return relative to the companies in the Edison Electric Institute’s (EEI) Index of Investor-Owned Electric Utility Companies described in the Performance Share section of this proxy statement. This group of companies is used to measure our performance over the three-year performance period for the performance share component of the long-term incentive program only,

•	Analyzing compensation rankings for our NEOs as compared to the EEI peer group of companies, and

•	Informing the Committee of market trends and current events in executive compensation.

Benchmarking

In early 2008, the consultant compared executive compensation among 23 large utilities in the United States. These are generally the energy services organizations with which we compete for executive talent and generally the same peer group identified in 2007. The consultant utilized the following as the energy services industry peer group:

Ameren Corporation	American Electric Power	CenterPoint Energy
CMS Energy Corporation	Consolidated Edison, Inc.	Constellation Energy
DTE Energy Company	Dominion Resources, Inc.	Duke Energy Corporation
Edison International	Entergy Corporation	Exelon Corporation
FPL Group, Inc.	Integrys Energy Group	PG&E
PPL Corporation	Pepco Holdings, Inc.	Progress Energy, Inc.
Public Service Enterprise Group	Sempra Energy	Southern Company
TXU Corp.	Xcel Energy

For 2008, targeted base salary and short-term and long-term incentive opportunities for our NEOs were determined based on a review of the compensation of executives holding similar roles in 2007 at these companies. Since our annual revenue is larger than the annual revenue of a typical firm in the sample, results were size-adjusted using regression analysis to determine market values of compensation that relate closely to our revenue size. Regression analysis in this context is a statistical technique used to estimate market compensation levels based on the relationship between compensation and revenue size for the underlying market data.

The consultant evaluated the energy services industry peer group data and provided competitive benchmarking information to the Committee. This information was considered by the Committee and used to determine the mix of components of our compensation package, individually and in the aggregate, relative to the size adjusted 50th percentile (“median”) levels for that peer group.

We generally target executive pay at a range of 80 to 120 percent of peer group median levels to allow us the flexibility to achieve a pay-for-performance philosophy, to provide the ability to recruit and retain talent, to remain competitive in the marketplace, and to recognize individual performance and experience. In 2008, the consultant’s data indicated total compensation including actual base salary, short-term incentive targets, and long-term incentive targets for our NEOs was at 116.5 percent of peer group median levels and therefore within our target range.

Due to the unique nature of the functions within Ms. Vespoli’s scope of responsibility, a specific comparable benchmark for the position of Executive Vice President and General Counsel was not available in our peer group. Compensation targets for Ms. Vespoli’s position were therefore determined based on comparisons of other similarly situated executives within our organization.

The 2009 energy services industry peer group for benchmarking executive compensation will remain unchanged from 2008, except that TXU Corp. is now Energy Future Holdings Corporation.

Tally Sheets and Accumulated Wealth

In January of each year, the Committee reviews a comprehensive summary of all components of total compensation, including base salary, health and welfare benefits, current year short-term and long-term incentive grants, earnings on deferred compensation, Company matching contributions to the FirstEnergy Savings Plan (later referred to as the Savings Plan), perquisites, and short-term and long-term incentive payouts (actual and projected, as appropriate) under several termination scenarios (i.e., voluntary resignation, retirement, involuntary separation, termination following a change in control, death, and termination for cause) for the NEOs. The primary purpose of these tally sheets is to summarize in one place the individual elements of each NEO’s compensation and the estimated value of compensation that would be received by the NEO in the event of a termination of employment to ensure that the total compensation provided and such potential payouts are appropriate. The tally sheets are used to quantify the present value of past compensation awards still outstanding.

For the first time in January 2009, the Committee also reviewed a report for the NEOs providing a historical summary of accumulated wealth for each executive. The report shows realized and granted compensation over the most recent five-year period by component of compensation: base salary, short-term incentive program payouts, long-term incentive program payouts and grants, realized values of exercised options, and the value of unvested grants.

Based on its review of the tally sheets and summary of accumulated wealth report, the Committee determined that the total compensation provided (and, in the case of termination scenarios, the potential payouts) remained consistent with our pay-for-performance compensation philosophy. The Committee did not make adjustments to compensation or programs in light of the review of these reports.

Elements of Compensation

The elements of our compensation program are:

•	Base salary: fixed element of compensation payable throughout the year,

•	Short-term incentive program: entirely at-risk variable cash compensation which is performance-based and payable annually,

•	Long-term incentive program:

•	Performance shares: entirely at-risk variable cash compensation which is performance-based and payable at the end of a three-year vesting period if performance is achieved, and

•	Performance-adjusted restricted stock units: partially at-risk equity compensation, a portion of which is performance-based and settled in shares of our common stock at the end of a three-year vesting period,

•	Retirement benefits and perquisites, and

•	Severance and change in control benefits.

The mix of base salary, short-term incentives, and long-term incentives was determined using the competitive market data provided by the consultant to strengthen our ability to attract and retain talent and is representative of the compensation mix used by the companies in our peer group at the 50th percentile (base salary constitutes 28 percent of total compensation, the short-term incentive program constitutes 19 percent of total compensation, and the long-term incentive program constitutes 53 percent of total compensation). The long-term incentive program consists of performance shares and performance-adjusted restricted stock units, each of which accounts for approximately 50 percent of the total opportunity, in order to encourage the achievement of performance measures (absolute and relative to our peers) over a three-year period.

Compensation decisions made by the Committee regarding the individual components of compensation are considered in the aggregate and adjustments to the amounts of base salary, short-term incentives, and long-term incentives are made concurrently to maintain an accurate overall compensation picture. The mix of compensation components is used to provide the NEOs with opportunities to earn compensation through a variety of vehicles, both fixed and at-risk.

We utilize a combination of short-term and long-term incentives intended to facilitate the retention of talented executives, recognize the achievement of short-term goals, reward long-term strategic results, and encourage equity ownership. We believe that our success with ongoing recruitment efforts, including recent executive hires from the external market, and our relatively low executive turnover indicate that our compensation program is meeting the goal of providing competitive pay while targeting compensation at or near the industry median level.

Although benchmarking data serves as a foundation for the Committee’s compensation recommendations, additional variations occur among the NEOs based on their individual performance and experience.

The chart below represents the percentage of each pay element at target levels for the NEOs in 2008:

		Short-Term	Long-Term
	Base Salary	Incentive	Incentive

Anthony J. Alexander	15.6%	15.6%	68.8%
Richard H. Marsh	26.5%	18.5%	55.0%
Gary R. Leidich	21.6%	17.3%	61.1%
Richard R. Grigg	26.5%	18.5%	55.0%
Leila L. Vespoli	26.5%	18.5%	55.0%

Short-term and long-term incentive program targets shown to the nearest whole percentage of base salary for our NEOs in 2008 were as follows:

	Short-Term	Long-Term Incentive Program Target
	Incentive	Performance	Performance-Adjusted
	Program Target	Shares	Restricted Stock Units

Anthony J. Alexander	100%	226%	214%
Richard H. Marsh	70%	107%	101%
Gary R. Leidich	80%	145%	138%
Richard R. Grigg	70%	107%	101%
Leila L. Vespoli	70%	107%	101%

These percentages are determined during the annual review of executive compensation practices in our peer group conducted by the consultant. Each NEO’s compensation is compared to the compensation provided to executives in similar positions at companies in our peer group. As mentioned previously, executives with greater responsibilities for the achievement of corporate performance targets, including the NEOs, bear a greater risk if those goals are not achieved, and conversely they receive a greater reward if the goals are met or surpassed.

The following chart converts the short-term and long-term incentive program percentages shown above to a dollar value for each NEO.

		Short-Term	Long-Term Incentive Program Target
		Incentive	Performance	Performance-Adjusted
	Base Salary	Program Target	Shares	Restricted Stock Units

Anthony J. Alexander	$1,340,000	$1,340,000	$3,028,400	$2,867,600
Richard H. Marsh	$515,000	$360,500	$551,050	$520,150
Gary R. Leidich	$650,000	$520,000	$942,500	$897,000
Richard R. Grigg	$750,000	$525,000	$802,500	$757,500
Leila L. Vespoli	$530,000	$371,000	$567,100	$535,300

When allocating total compensation for the NEOs, long-term incentives are weighted heavily to ensure executive and shareholder interests are aligned by linking payouts to performance measures that impact shareholder value. Also, long-term incentive targets are used to encourage sustained performance levels. Additionally, because restricted stock units are settled in shares of our common stock, their value reflects changes in our stock price, further aligning our NEOs’ interests with the interests of shareholders. Long-term incentive program awards granted in 2008 vest over three years, are partially performance-based, and are subject to forfeiture or proration if employment is terminated prior to the end of the performance period as shown in the 2008 Post-Termination Compensation and Benefits table later in this proxy statement. We believe this rewards long-term strategic success and encourages continued employment, which increases the opportunity to achieve the transfer of knowledge from more senior executives to new executives. Mr. Alexander has the highest long-term incentive target weighting because we believe a significant portion of the CEO’s compensation should be based on long-term performance and sustainability.

Base Salary

The NEOs are paid a base salary to provide them with a fixed amount of cash compensation. The NEOs’ base salaries are reviewed annually by the Committee. The consultant provides the Committee with the median competitive data for each NEO’s position in January of each year as described above. Adjustments to base salary are made, if appropriate, generally on or around March 1 of each year, after considering factors such as Company performance, individual performance, experience, future potential for promotion, our desire to retain the executive, changes in the executive’s responsibilities, and changes in the competitive marketplace. These factors are not weighted or part of a formula but rather provide the latitude to make adjustments to base salary based on a combination of any or all of these factors. Variations of base salary from median levels for individual executives are influenced by the relative responsibilities of the position, qualifications, experience, and sustained performance level of the executive.

The Committee recommended and the Board approved base salary changes for the NEOs, effective March 2, 2008, based on the factors described above. The changes were as follows: Mr. Alexander — from $1,285,000 in 2007 to $1,340,000 in 2008; Mr. Marsh — from $505,000 in 2007 to $515,000 in 2008; Mr. Leidich — from $550,000 in 2007 to $650,000 in 2008; Mr. Grigg — from $800,000 in 2007 to $750,000 in 2008; and Ms. Vespoli — from $500,000 in 2007 to $530,000 in 2008 based in each case on:

•	The relationship of prior year compensation to the competitive data (if available) provided by the consultant in the annual compensation review process,

•	Individual performance and experience,

•	Mr. Leidich was promoted to Executive Vice President and President, FirstEnergy Generation, in March 2008. In recognition of his promotion from Senior Vice President, Operations, and his new broadened responsibilities, his salary was increased based on the competitive data provided by the consultant and his individual performance, experience, and the expectations of Mr. Leidich in his new role in light of the separation of our regulated and unregulated businesses due to changes in the energy services industry;

•	Mr. Grigg’s position was changed from Executive Vice President and Chief Operating Officer to Executive Vice President and President, FirstEnergy Utilities, in March 2008. Accordingly, Mr. Grigg’s salary was decreased to more closely align his base salary to the competitive market in light of his new duties, which resulted from the separation of regulated and unregulated businesses due to changes in the energy services industry, and

•	Ms. Vespoli was promoted to Executive Vice President and General Counsel in March 2008. In recognition of her promotion from Senior Vice President and General Counsel and her new broadened responsibilities, her salary was increased based on her individual performance, experience, and the expectations of Ms. Vespoli in her new role.

Based on current economic conditions and regulatory uncertainty, in February 2009, our CEO proposed maintaining 2008 base salary levels for the NEOs in 2009. The Committee recommended and the Board approved no base salary changes for the NEOs in 2009.

Short-Term Incentive Program

The short-term incentive program (later referred to as the STIP) provides annual cash awards to executives whose contributions support the achievement of our financial and operational goals. The program supports our compensation philosophy by linking executive awards directly to annual performance results, which the Committee recommends and the Board approves, as key to our success in relation to Company and business unit objectives.

The STIP targets executive payouts at or near the median target payout of our peer group with the potential to achieve total cash compensation above the median target payout of the peer group if our performance is superior. However, the STIP payout is entirely at risk if our performance is below expectations. As an executive’s responsibility increases, a greater percentage of the annual incentive is linked to our financial performance, rather than operational business unit performance.

We establish threshold, target, and maximum levels for incentive compensation performance measures based on earnings growth aspirations and achieving continuous improvement in operational performance. Awards for the STIP based on financial performance range from 50 percent of target for performance at threshold to 200 percent of target for performance at the maximum level. Awards for the STIP based on operational performance range from 50 percent of target for performance at the threshold level to 150 percent of target for performance at the maximum level. The financial performance range is weighted more heavily than the operational performance range if goals are surpassed to focus attention on our financial results. Executives are evaluated based on performance measures applicable to the Company and their responsibilities within our organization. Awards are not paid if threshold performance is not achieved. Maximum performance levels are designed to encourage superior performance. Awards are adjusted mathematically downward for performance between threshold and target and adjusted upward for performance between target and maximum.

The Committee reviews these target award opportunities annually, which are expressed as a percentage of base salary. During the first quarter, adjustments to target award levels for the current year are made when appropriate and warranted by competitive market practices. In 2008, the Committee recommended and the Board approved the following adjustments to the NEOs’ target incentive opportunities for the 2008 STIP: Mr. Leidich — from 70 percent in 2007 to 80 percent in 2008; Mr. Grigg — from 75 percent in 2007 to 70 percent in 2008; and Ms. Vespoli — from 65 percent in 2007 to 70 percent in 2008. The change for Mr. Leidich reflected his new broadened responsibilities as Executive Vice President and President, FirstEnergy Generation; the change for Mr. Grigg was made based on competitive data reflecting his new responsibilities and to more closely align his compensation to the competitive market in light of his new duties; and the change for Ms. Vespoli was made based on her new broadened responsibilities and comparisons to other similarly situated executives within our organization.

In conjunction with maintaining base salary levels for NEOs in 2009, and based on current economic conditions and regulatory uncertainty, in February 2009, our CEO also proposed maintaining short-term incentive target opportunities at 2008 levels for 2009. The Committee recommended and the Board approved no short-term incentive target opportunity changes for the NEOs in 2009. Short-term incentive target opportunities are shown under the Elements of Compensation section earlier in this proxy statement.

2008 Performance Measures

The weightings of financial and operational STIP targets for executives are determined by the Committee and approved by the Board at the beginning of each year. In 2008, the weightings and performance measures for the NEOs were:

	Alexander	Marsh	Leidich	Grigg	Vespoli

Financial	80%	70%	70%	70%	70%
Earnings Per Share	60%	55%	50%	50%	55%
Funds from Operations for Shareholders	20%	15%	20%	20%	15%

Safety/Operational	20%	30%	30%	30%	30%
Safety-Corporate	5%	10%			10%
Safety-Energy Delivery				10%
Safety-Fossil			10%
Nuclear Safety Culture	5%
Operational Linkage: Seven key operating metrics:	10%	20%			20%
CustomerFirst Index, Distribution System Average Interruption Duration Index, Transmission Outage Frequency, Generation Megawatt Hour Output-Fossil, Institute of Nuclear Power Operations Index, Corporate Support Financial, Workforce Hiring Plan

Business Unit Operational
CustomerFirst Index				5%
Distribution System Average Interruption Duration Index-Energy Delivery and Customer Service				5%
Transmission Outage Frequency				5%
Generation Megawatt Hour Output-Fossil			5%
Equivalent Forced Outage Rate-Fossil			5%
Air Quality Control Project Management			5%
Energy Delivery and Customer Service Financial				5%
Fossil Financial			5%

Mr. Marsh, Mr. Leidich, Mr. Grigg, and Ms. Vespoli received adjustments to their financial and safety/operational weightings in 2008 designed to focus their attention on our financial results. Mr. Alexander, Mr. Marsh, and Ms. Vespoli are weighted slightly more heavily in earnings per share based on the scope of their responsibility within the organization. Mr. Leidich and Mr. Grigg are weighted more heavily in business unit specific measures compared to the other NEOs due to the operational nature of their roles in the organization.

In 2008, the threshold, target, maximum, and actual performance measures for the NEOs were:

				Actual
	Threshold	Target	Maximum	Result	Result

Financial
Earnings Per Share-GAAP earnings divided by	$4.15	$4.28	$4.45	$4.41	Above Target
average common shares outstanding.
Funds from Operations for Shareholders-A	$202M	$241M	$293M	$469M	Maximum
cash based metric that measures funds generated by our business less capital expenditures.

Safety/Operational
Safety-Corporate(1)-Measures the number of	1.30	1.15	0.85	0.97	Above Target
Occupational Safety and Health Administration reportable incidents per 100 employees for the corporation.
Safety-Energy Delivery(1)-Measures the number of	1.90	1.62	1.24	1.77	Above Threshold
Occupational Safety and Health Administration reportable incidents per 100 employees in the Energy Delivery business.
Safety-Fossil(1)-Measures the number of	1.56	1.10	0.50	1.07	Above Target
Occupational Safety and Health Administration reportable incidents per 100 employees in the Fossil Generation business.
Nuclear Safety Culture-An annual evaluation	82	86	90	89.8	Above Target
of 8 principles that support a safety culture, on an index scale of 100.
Operational Linkage: Performance index of	3	6	10	7.83	Above Target
seven key operating metrics based on points awarded.
CustomerFirst Index-Measures the level	3	6	10	6.81	Above Target
of customer satisfaction based on points awarded for seven key metrics.
Distribution System Average Interruption	138	128	118	126.72	Above Target
Duration Index-Energy Delivery and Customer Service(1)-Represents the average total duration of outages in minutes in a year.
Transmission Outage Frequency(1)-Measures	0.84	0.78	0.62	0.73	Above Target
the average number of transmission circuit outages.
Generation Megawatt-Hour	50.3	52.9	53.3	50.24	Below Threshold
Output-Fossil-Represents fossil operations’ gross output, less station use.
Institute of Nuclear Power Operations	80	84	85	86.63	Maximum
Performance Indicator Index- Nuclear-A composite measure of 10 indicators used by nuclear power plants.
Corporate Support Financial(1)-Cost per	$3.81	$3.73	$3.66	$3.55	Maximum
megawatt-hour.
Workforce Hiring Plan-Number of vital	7,016	7,105	7,174	7,182	Maximum
positions staffed.

Business Unit Operational
Equivalent Forced Outage Rate-Fossil(1)	5.18%	3.99%	3.19%	4.19%	Above Threshold
-Measures the percentage of generation that was not available versus the amount of time a unit was requested to be online.

							Actual
	Threshold		Target		Maximum		Result		Result

Air Quality Control Project Management(1)-Measured by project milestones and capital budget achievement.	16 $	705M	18 $	650M	20 $	640M	19 $	638.2M	Above Target
Energy Delivery and Customer Service(1)		$277.41		$271.97		$265.17		$289.60	Below Threshold
-Financial-Total direct cost per customer.
Fossil Financial(1)-Cost per megawatt-hour.		$30.55		$30.05		$29.55		$30.36	Above Threshold

(1)	In contrast to the other performance measures, the lower the result, the better the performance.

In 2008, we achieved outstanding financial and operational performance relative to our performance measures which had a positive impact on the STIP payout. Mr. Alexander’s award was $2,305,403. The remaining NEOs’ awards were as follows: Mr. Marsh — $593,507; Mr. Leidich — $796,068; Mr. Grigg — $799,801; and Ms. Vespoli — $610,794.

Financial Measures

Financial performance measures include earnings per share (later referred to as EPS) and funds from operations for shareholders (later referred to as FFOS), which were chosen because they impact shareholder value and are designed to align executive compensation to shareholder interests. Financial performance measures are weighted more heavily than safety/operational performance measures in determining STIP payouts for our NEOs as described in the chart earlier in this proxy statement.

We use EPS as a measure because increases in earnings per share indicate growth of the business and a corresponding increase in the value of our shareholders’ investment. Additionally, EPS is commonly used by financial analysts and investors as a measure of general financial and operational health. Similarly, we believe FFOS is an appropriate measure of funds available to increase shareholder value, either directly through payout of a dividend or retained by our businesses for reinvestment to generate future growth. FFOS represents cash available for shareholders from our normal operations (net income adjusted for major non-cash charges and credits) less capital expenditures and related items. Targets are based upon expected budgeted results which reflect estimates of sales, equipment performance, expenses, and other costs of operations.

Safety/Operational Measures

Safety is measured by either the Occupational Safety and Health Administration (later referred to as OSHA) incident rate or the Nuclear Safety Culture performance and is a performance measure for all of our employees. Safety is a core value and is tied to the short and long-term incentive programs because of its importance and potential to impact our employees and other stakeholders. The OSHA metric tracks the number of OSHA reportable incidents in 2008 per 100 employees. OSHA performance at target levels is close to top-decile performance based on the EEI 2006 Health & Safety Survey of all EEI companies. Nuclear Safety Culture is a systematic approach to measure safety culture through annual evaluations of principles that support safety culture at each of our nuclear sites. We created the Nuclear Safety Culture metric in 2003 to measure the safety culture in the nuclear fleet. The 2008 measures are based on eight Institute of Nuclear Power Operations (later referred to as INPO) principles and align with industry standards.

The Operational Linkage Index is based on the seven operating metrics referred to in the table above. Each component is weighted equally. Operational performance measures include levels of customer satisfaction, average number of transmission outages, average total duration of distribution outage minutes, generation output, nuclear performance, corporate support financial goals, and hiring goals, all of which are intended to align executive and customer interests by improving service, reliability, and safety.

The CustomerFirst Index is an internal index comprised of seven component metrics to measure overall customer satisfaction. These metrics were chosen because they measure customer service levels on several different dimensions that we believe drive customer satisfaction in the energy services industry. In 2008, the CustomerFirst Index target was the equivalent of achieving target performance on six of the seven component metrics, compared to the 2007 actual year-end result of 6.4. Target levels for four of the seven components were set at levels representing improvements of 10 percent or more above 2007 results. The targets for two surveys and the justified complaints metric were adjusted to absorb the impact of the following expected events: energy legislation and proposed rate increases in Ohio, continued aggressive approach to collection of past due bills, enhanced security deposit requirements, and market-based prices for generation in New Jersey and parts of Pennsylvania. The CustomerFirst Index was first used as our measure of customer satisfaction for purposes of the STIP in 2007.

In an effort to continue to meet reliability standards, we have focused on two energy delivery reliability measures: Distribution System Average Interruption Duration Index (later referred to as SAIDI) and Transmission Outage Frequency (later referred to as TOF). SAIDI represents the average total duration of outage minutes per customer annually, adjusted for major storms. SAIDI goals incorporate state reliability standards and regulatory interim requirements. The 2008 target was derived by applying regional and state requirements weighted by customer count in the applicable region or state. In 2007, the TOF goal measured the average number of transmission circuit outages per circuit in the 230-500 kV range. In 2008, the TOF goal was enhanced to measure the average number of transmission circuit outages per circuit in the 69kV and above range. The 2008 targets for transmission outage frequency per circuit are based on the National SGS Transmission Reliability benchmarking study. SGS Statistical Services sets the standard for transmission reliability benchmarking in the U.S. The national top quartile has been established as the target performance level.

The two generation reliability goals are Generation Megawatt-hour (later referred to as MWh) Output-Fossil and INPO Performance Indicator Index. Generation MWh Output represents fossil operations’ gross output less station use. The goal was established to capture maximum utilization of our fossil generation assets, which enables us to take advantage of profitable market opportunities and reduces the need to purchase power on the open market.

The INPO Performance Indicator Index is a composite measure of 10 indicators used by nuclear power plants created by INPO with input from the industry. The maximum score is 100. The targets are based on business plan performance targets for the four nuclear units and averaged to obtain the fleet INPO index.

The Corporate Support Financial goal is the amount spent by the shared service organizations collectively compared to the amount of electricity produced by our generation fleet, thereby encouraging shared service organizations to remain within budget, but not ignoring opportunities to enhance our production.

Workforce Hiring Plan measures the number of vital positions that are staffed. This measure focuses management on recruiting and retaining those employees in positions necessary for sustained viability. Vital positions have been identified internally by each of our business units and meet all of the following criteria:

•	Critical to operations,

•	Relatively long learning curve,

•	Risk of attrition,

•	Difficult to locate skills in external labor markets, and

•	Quantity of current and/or anticipated positions.

Business Unit Operational Measures

Due to the operational nature of their roles in the organization, the business unit operational performance measures are applicable only to Mr. Leidich and Mr. Grigg. The Air Quality Control (later referred to as AQC) Project Management goal measures the achievement of project milestones and budget requirements over the course of the project. This multi-year project involves the installation of state-of-the-art air quality control systems to reduce emissions.

The fossil fleet Equivalent Forced Outage Rate (later referred to as EFOR) measures the amount of generation that was not available versus the amount of time a generation unit was requested to be operating. The EFOR targets have been determined based on steady improvement for the past several years.

The Energy Delivery and Customer Service Financial goal, Total Direct Cost per Customer, is linked to business unit plans and designed to achieve top quartile spend per customer. The Fossil Financial goal, Cost per MWh, is designed to encourage increasing fossil generation while remaining within budget.

Long-Term Incentive Program

The long-term incentive program (later referred to as the LTIP) is an equity-based program designed to reward executives for achievement of Company goals that are intended to increase shareholder value. In 2008, the Committee recommended and the Board approved the following changes to the long-term incentives provided under the FirstEnergy Corp. 2007 Incentive Plan (later referred to as the Plan) to further align our grants with the competitive practices of our peers:

•	Eliminating the share value protection rights for performance shares and performance-adjusted restricted stock units which provided participants a guaranteed benefit of no less than the grant value in the event of a change in control,

•	Reducing the 12-month minimum service requirement to receive an award of performance shares and performance-adjusted restricted stock units to one month and continuing prorating the awards based on full months of service, and

•	Eliminating the requirement that a termination must occur upon a change in control for grants to vest consistent with competitive practice and based on the recommendations of the consultant.

During the first quarter of each year, the Committee reviews and recommends for approval to the Board executives’ long-term incentive target opportunities as appropriate and warranted by competitive market practice considerations. Target opportunities are expressed as a percentage of base salary and are determined by competitive data, which accounts for the differences among the NEOs and from prior years. In 2008, we provided long-term incentive opportunities through a combination of performance shares and performance-adjusted restricted stock units. In 2008, the Committee recommended and the Board approved adjustments to the 2008 LTIP target opportunities for each NEO as follows: Mr. Alexander — from 402 percent in 2007 to 440 percent in 2008; Mr. Marsh — from 194 percent in 2007 to 208 percent in 2008; Mr. Leidich — from 305 percent in 2007 to 283 percent in 2008; Mr. Grigg — from 232 percent in 2007 to 208 percent in 2008; and Ms. Vespoli — from 194 percent in 2007 to 208 percent in 2008. The consultant determined, and the Committee agreed, that our long-term target opportunities were generally at median competitive levels.

Based on current economic conditions and regulatory uncertainty, in February 2009, our CEO proposed implementing reductions to the LTIP target opportunities for the NEOs. The Committee recommended and the Board approved decreases to the LTIP target opportunity for each NEO as follows: Mr. Alexander — from 440 percent in 2008 to 375 percent in 2009; Mr. Leidich — from 283 percent in 2008 to 241 percent in 2009; and Mr. Marsh, Mr. Grigg, and Ms. Vespoli — from 208 percent in 2008 to 177 percent in 2009. The consultant’s data indicated base salary, short-term incentive targets, and adjusted long-term incentive target opportunities for 2009 in the aggregate were within the range of our target median levels of 80 to 120 percent at 104.8 percent.

In contrast to the 2008 target opportunities disclosed in the table in the Elements of Compensation section earlier in this proxy statement, the STIP and LTIP target opportunities shown as a whole percentage of base salary for our NEOs in 2009 are as follows:

			LTIP Target
			Performance	Performance-Adjusted
	Base Salary	STIP Target	Shares	Restricted Stock Units

Anthony J. Alexander	100%	100%	193%	182%
Richard H. Marsh	100%	70%	91%	86%
Gary R. Leidich	100%	80%	124%	117%
Richard R. Grigg	100%	70%	91%	86%
Leila L. Vespoli	100%	70%	91%	86%

The following chart converts the short-term and long-term incentive program percentages shown above to a dollar value for each NEO.

			LTIP Target
			Performance	Performance-Adjusted
	Base Salary	STIP Target	Shares	Restricted Stock Units

Anthony J. Alexander	$1,340,000	$1,340,000	$2,586,200	$2,438,800
Richard H. Marsh	$515,000	$360,500	$468,650	$442,900
Gary R. Leidich	$650,000	$520,000	$806,000	$760,500
Richard R. Grigg	$750,000	$525,000	$682,500	$645,000
Leila L. Vespoli	$530,000	$371,000	$482,300	$455,800

Coupled with the reduction in 2009 grants under the LTIP, the Committee recommended and the Board approved changes to the performance adjustments for performance shares and restricted stock units as described below and discussed further in the Grants of Plan-Based Awards section of this proxy statement:

•	Performance shares from 0% for performance below the 40th percentile and 150% for performance above the 86th percentile to 0% for performance below the 40th percentile and 200% for performance at the 90th percentile, and

•	Performance-adjusted restricted stock units from a minimum performance adjustment of 75% and a maximum performance adjustment of 125% to a minimum performance adjustment of 50% to a maximum performance adjustment of 150%.

Performance Shares

Our performance share program provides the NEOs and our other executives with the opportunity to receive awards based on our total shareholder return (later referred to as TSR) over a three-year period relative to the TSRs of the companies in the EEI Index of Investor-Owned Electric Utility Companies (later referred to as the EEI Index). There are approximately 58 companies in the EEI Index. The Index represents a larger group of companies than the peer group we use for benchmarking total compensation allowing us to compare our performance to the performance of the broader industry. TSR is the total return of one share of common stock to an investor (capital gains plus dividends) and assumes that an investment is made at the beginning of the three-year period and all dividends are reinvested throughout the entire three-year period. The Committee believes it is important to emphasize not only our performance in isolation, but our performance relative to our industry peers. TSR is used to encourage the NEOs to develop and implement business strategies that will allow our TSR to outperform those of our peers over time and to reward executives when TSR goals are achieved. The three-year performance period encourages executives to stay with us because awards are at risk of proration or even forfeiture if an executive leaves prior to the end of the performance period, as shown in the 2008 Post-Termination Compensation and Benefits table later in this proxy statement.

Performance shares are granted annually and performance is tracked over the three-year performance period. Dividend equivalent units accrue on performance shares based on the dividend rate paid to shareholders and the average high and low prices of our common stock on the date the dividend is paid to shareholders and convert to additional units at the end of each quarter during the performance period. In accordance with the performance share agreements, dividend equivalent units are subject to the same restrictions as the original shares granted.

Based on analysis of the peer group competitive data provided by the consultant, each eligible executive received an initial grant of performance shares, based on a portion of the LTIP target opportunities expressed as a percentage of base salary as of March 2, 2008, disclosed in the table in the Elements of Compensation section earlier in this proxy statement, and calculated using the average of the high and low prices of our shares of common stock for the month of December of the prior year ($72.91 for December 2007). Performance share grants in 2008 for the 2008-2010 performance period were issued as follows: Mr. Alexander — 41,598 shares;

Mr. Marsh — 7,537 shares; Mr. Leidich — 12,971 shares; Mr. Grigg — 10,976 shares; and Ms. Vespoli — 7,756 shares. These shares will vest on December 31, 2010.

Performance shares typically pay out in cash at the end of the performance cycle based on the average high and low prices of our shares of common stock for the month of December in the last year of the performance cycle. The performance share payout amount is based on our ranking among the EEI Index companies. Our ranking is determined by comparing the average of the high and low prices per share of our common stock during the month of January of the first year of the performance cycle ($50.84 for January 2006) and the average of the high and low prices per share of our common stock during the month of December of the third and final year of the performance cycle ($52.03 for December 2008), accounting for the reinvestment of all dividends in the three-year period, to an equivalent calculation for the other companies in the EEI Index. If our performance ranks us below the 40th percentile of these companies, no award is paid. If our performance ranks us at or above the 86th percentile — an indication that we outperformed a vast majority of our peers over the three-year period — awards are paid at the maximum of 150 percent of the sum of the initial grant and all dividends accrued during the performance period. Awards are interpolated for performance between these two percentiles on a straight-line basis.

For the three-year performance period that ended December 2008, for the performance shares granted in 2006, we ranked 10th out of 58 companies (83rd percentile) in the EEI Index resulting in performance share payouts at 145.6 percent. In March 2009, the payouts for our NEOs for performance shares for the 2006-2008 performance period were as follows: Mr. Alexander — $2,655,022; Mr. Marsh — $404,165; Mr. Leidich — $382,667; Mr. Grigg — $784,253; and Ms. Vespoli — $399,866.

Based on the reduced 2009 LTIP target opportunities expressed as a percentage of base salary as of March 2, 2009, disclosed in the Long-Term Incentive Program section above, and calculated using the average of the high and low prices per share of our common stock during December 2008 ($52.03), performance share grants for the 2009-2011 performance period were issued in 2009 as follows: Mr. Alexander — 49,706 shares; Mr. Marsh — 9,007 shares; Mr. Leidich — 15,491 shares; Mr. Grigg — 13,117 shares; and Ms. Vespoli — 9,270 shares. These shares will vest on December 31, 2011.

Performance-Adjusted Restricted Stock Units

Performance-adjusted restricted stock units (later referred to as RSUs) are granted annually to all eligible executives, including our NEOs. Performance-adjusted RSUs are designed to focus participants on key financial and operational measures that drive our success, to foster management ownership, and to aid retention. The performance measures are EPS, Safety, and the Operational Linkage Index. These measures are also used for the STIP. However, for performance-adjusted RSUs, these measures are tracked over a three-year period thereby focusing on sustainability with regard to these measures. These measures are considered by the Committee to be fundamental to our long-term success and financial health, and for that reason, are tied to both the STIP and the LTIP. These key metrics are independent and equally weighted.

Dividend equivalent units accrue on performance-adjusted RSUs granted based on the dividend rate paid to shareholders and the average high and low prices of our common stock on the date the dividend is paid to shareholders and convert to additional units at the end of each quarter during the restriction period. In accordance with the performance-adjusted RSU agreements, dividend equivalent units are subject to the same restrictions as the underlying performance-adjusted RSUs granted.

The actual number of shares issued at payout ranges from a minimum of 75 percent to a maximum of 125 percent of the units granted plus dividends based on our performance against the above-referenced performance measures over the performance cycle. The 75 percent payout level is intended to serve as a retention tool and to provide another means of achieving compensation at or near median competitive levels.

Based on analysis of competitive data provided by the consultant for companies in our peer group, each eligible executive received an initial grant of performance-adjusted RSUs for the 2008-2010 performance period, based on the LTIP target opportunities expressed as a percentage of base salary as of March 2, 2008, disclosed in the table in the Elements of Compensation section earlier in this proxy statement and calculated using the average high and low stock prices of our common stock on March 3, 2008 ($66.81). These performance-adjusted RSUs are granted to each executive with the right to receive, at the end of the three-year performance period, shares of our common stock. The three-year vesting period encourages executives to stay with us because awards are prorated if an executive retires and forfeited if an executive leaves prior to the end of the performance period, as shown in the 2008 Post-Termination Compensation and Benefits table under Potential Post-Employment Payments. In 2008, performance-adjusted RSU grants for the 2008-2010 performance period were as follows: Mr. Alexander — 42,946 units; Mr. Marsh — 7,782 units; Mr. Leidich — 13,392 units; Mr. Grigg — 11,333 units; and Ms. Vespoli — 8,008 units. The units vest on March 3, 2011, and may be performance adjusted.

The threshold, target, maximum, and actual results for the 2006-2008 performance-adjusted RSU cycle were:

	2006				2007				2008				Average
Goal	Threshold	Target	Maximum	Result	Threshold	Target	Maximum	Result	Threshold	Target	Maximum	Result	Target	Result	Result

Earnings Per Share	$3.45	$3.55	$3.70	$3.84	$3.95	$4.10	$4.25	$4.27	$4.15	$4.28	$4.45	$4.41	$3.98	$4.17	Above Target

Safety(1)	1.40	1.30	1.10	0.97	1.35	1.20	0.90	0.86	1.30	1.15	0.85	0.97	1.22	0.93	Above Target

Operational Performance Index	3	5	8	7.10	3	6	10	7.40	3	6	10	7.83	5.67	7.44	Above Target

(1)	In contrast to EPS and the Operational Performance Index, the lower the safety result, the better the performance.

In March 2009, the performance-adjusted RSUs granted in 2006 were paid in shares of our common stock as follows: Mr. Alexander — 65,288 shares; Mr. Marsh — 8,283 shares; Mr. Leidich — 6,635 shares; Mr. Grigg — 20,604 shares; and Ms. Vespoli — 6,934 shares. The initial grants made in 2006 plus all dividend equivalent units accrued were adjusted upward by 25 percent based on the above-target performance over the previous three years on the key metrics shown above.

Based on the reduced 2009 LTIP target opportunities expressed as a percentage of base salary as of March 2, 2009, disclosed in the Long-Term Incentive Program section above, and calculated using the average high and low stock prices of our common stock on March 2, 2009 ($41.41), performance-adjusted RSU grants for the 2009-2011 performance period were issued as follows: Mr. Alexander — 58,894 units; Mr. Marsh — 10,696 units; Mr. Leidich — 18,366 units; Mr. Grigg — 15,576 units; and Ms. Vespoli — 11,008 units. These units may be performance adjusted and will vest on March 2, 2012.

Timing and Pricing of LTIP Grants

The Committee determined that an equity grant date on or around March 1 is appropriate for performance-adjusted RSUs. Performance shares are also granted on or around March 1 and are effective January 1 of that same year. March 1 was selected because it occurs directly after the February Committee and Board meetings where grants and payouts under the LTIP are determined, evaluated, and approved. Granting performance shares and performance-adjusted RSUs on or around March 1 enables us and the Committee to gather and consider competitive market data and prior-year Company performance in establishing target levels. Performance shares are granted effective January 1 because they are based on performance beginning in January of the year granted. Performance-adjusted RSUs are also based on performance beginning in January of the year granted but equity grants cannot be granted and made effective on a prior date. We average high and low stock prices over a full month in computing grants and awards of performance shares in an attempt to minimize stock price volatility that might otherwise distort grant or payout amounts if we looked only at a single computation date, such as, for example, the grant effective date or the last or first trading day of a relevant year or month. We use the average of the high and low prices of our common stock as of the date of grant for awarding the performance-adjusted RSUs. Any equity grants awarded in proximity to an earnings announcement or other market event are coincidental.

Other Equity Awards

Traditionally, we have granted discretionary RSUs in limited circumstances to high-performing and/or high-potential employees or to retain critical talent. Beginning in 2007, we discontinued issuing discretionary RSU awards to senior executives.

The Plan also allows for other grants of restricted stock solely for purposes of recruitment, retention, and special recognition. No grants of restricted stock were made to the NEOs in 2008.

To retain Mr. Leidich and Mr. Grigg in their new capacities, in March 2008 we entered into an employment agreement with Mr. Leidich and extended Mr. Grigg’s existing agreement. The agreements provided an additional grant of performance-adjusted RSUs for Mr. Leidich: 18,451 units and Mr. Grigg: 15,612 units, that will vest in full upon the termination date of the employment agreements (June 30, 2010) or in the event the executive’s employment is terminated by us without cause prior to that date, and will vest on a prorated basis in the event either executive retires prior to the termination of the employment agreement. The amount of common stock the executive receives upon vesting may be increased or decreased by 25% at that time based on the achievement of corporate performance criteria that mirror the criteria and target levels for the annual performance-adjusted RSU grants. The employment agreements are discussed in the Grants of Plan-Based Awards section later in this proxy statement.

Discretionary Awards

In 2008, our CEO proposed, the Committee recommended, and the Board approved a discretionary award for Ms. Vespoli as disclosed in the Bonus column of the Summary Compensation Table later in this proxy statement for her contributions toward ensuring that the interests of shareholders, employees, and customers were represented throughout the legislative process that led to Ohio’s new electric restructuring law, which was signed in May 2008, and her leadership in directing our efforts to make a successful transition to competitive markets for generation services.

Retirement Benefits

We offer retirement benefits to all of our NEOs through our Qualified and Nonqualified (Supplemental) Plans under the FirstEnergy Corp. Pension Plan and the Executive Deferred Compensation Plan (later referred to as EDCP), respectively. The Qualified Plan benefit is based on earnings, length of service, and age at retirement and is considered a defined benefit plan under the Internal Revenue Code of 1986, as amended. The Qualified Plan is subject to applicable federal and plan limits. The Nonqualified Plan has similarities to the Qualified Plan, but is designed to provide a comparable benefit to the executive without the restriction of federal and plan limits and as a method to provide a competitive retirement benefit. Additionally, Mr. Alexander, Mr. Marsh, and Ms. Vespoli also participate in the FirstEnergy Supplemental Executive Retirement Plan (later referred to as the SERP). Historically, participation in the SERP was provided to certain key executives as part of the integrated compensation program intended to attract, motivate, and retain top executives who are in positions to make significant contributions to our operation and profitability for the benefit of our customers and shareholders. Participation in the SERP requires approval of the Committee, and no executives have been added to the program since 2001. Mr. Leidich and Mr. Grigg do not participate in the SERP. In lieu of the SERP, Mr. Leidich is entitled to an additional lump sum retirement benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. Centerior Energy Corporation merged with Ohio Edison in 1997 to create the Company. Mr. Grigg was hired in 2004 and pursuant to the terms of his original employment agreement is not eligible to participate in the SERP. Retirement benefits are further discussed in the narrative section following the Pension Benefits table later in this proxy statement.

Earnings on Deferred Compensation

The EDCP offers executives, including the NEOs, the opportunity to accumulate assets, both cash and our common stock, on a tax-favored basis. The EDCP is part of our integrated executive compensation program to attract, retain, and motivate key executives who are in positions to make significant contributions to our operation and our profitability.

Above-market interest earnings on the deferred compensation cash accounts of executives are provided as an incentive for executives to defer base salary and short-term incentive awards. The annualized rate of return over the last five years for the EDCP cash account was 9.07 percent, compared with the S&P 500 annualized rate of return over the last five years of -2.19 percent. In 2008, the interest rate was 9.03 percent and the interest rate in 2009 is 9.38 percent. The above-market earnings are provided as an attractive benefit that is cost-effective and highly valued and intended to aid in the attraction and retention of executives. We contribute a 20 percent incentive match in our common stock on deferrals from short-term and long-term incentive awards. This incentive encourages stock ownership and further ties management investment performance to our success and aligns the executives’ interests with those of shareholders.

Personal Benefits and Perquisites

In 2008, our NEOs were eligible to receive perquisites, including company-paid financial planning and tax preparation services, reimbursement of golf and/or country club dues, special event tickets, personal use of the corporate aircraft, holiday gifts, and company-paid leisure activities at the annual Board retreat as described in the Summary Compensation Table. We believe by providing expert financial planning, including tax preparation services to our NEOs and other executives, we reduce the time that executives spend on these activities while also assisting them in achieving the full benefit of the financial rewards we provide.

Beginning in November 2008, in an effort to further control costs, we discontinued the reimbursement of membership(s) in golf and/or country clubs and access to special event tickets for personal use. Pursuant to the direction of the Board, Mr. Alexander is required to use our corporate aircraft for all personal and business travel for security purposes. Other executives, including the other NEOs, may from time to time, with CEO approval, use our corporate aircraft for personal travel. We have a written policy that sets forth guidelines regarding the personal use of the corporate aircraft by executive officers and other employees.

The Committee believes these perquisites are reasonable, competitive, and consistent with our overall compensation philosophy.

Share Ownership Guidelines

We believe it is critical that the interests of executives and shareholders be clearly aligned. As such, the following share ownership guidelines, defined as a multiple of salary, were in place for our NEOs in 2008:

•	Anthony J. Alexander, President and Chief Executive Officer	5 times salary
•	Richard H. Marsh, Senior Vice President and Chief Financial Officer	3 times salary
•	Gary R. Leidich, Executive Vice President and President, FirstEnergy Generation	3 times salary
•	Richard R. Grigg, Executive Vice President and President, FirstEnergy Utilities	4 times salary
•	Leila L. Vespoli, Executive Vice President and General Counsel	3 times salary

Executives at the highest levels are required to own a greater number of shares of common stock than executives at lower levels. The salary multiple for each NEO was determined by the Committee consistent with competitive practice based on information provided by the consultant. In 2008, Mr. Grigg was required to maintain an additional number of shares compared to the other NEOs (other than the CEO) based on his previous role within our organization as Chief Operating Officer. For 2008, the following were included to determine ownership status:

•	Shares directly or jointly owned in certificate form or in a stock investment plan,

•	Shares owned through the Savings Plan,

•	Brokerage shares,

•	Shares held in the EDCP, and

•	Shares granted through the LTIP (performance shares and RSUs).

Since performance shares are ultimately paid out in cash, the Committee decided in 2005 to remove performance shares from consideration when determining share ownership beginning in 2010 and also required executives to retain 50 percent of shares granted through the LTIP after January 1, 2005, until their termination of employment.

These share ownership guidelines are reviewed by the Committee for competitiveness on an annual basis and were last reviewed at the Committee’s February 2009 meeting. As a result of organizational changes in 2008 and based on the consultant’s analysis of competitive practice in early 2009, the Committee revised the multiple of salary required to meet the share ownership guidelines as follows: Mr. Alexander: increase from 5 times base salary to 6 times base salary and all other NEOs: increase from 3 times base salary to 4 times base salary with the exception of Mr. Grigg who was previously at 4 times base salary. The Committee also determined performance shares should continue to be included for purposes of determining whether ownership levels have been met but prohibited the sale of any common stock until the executive has reached his/her required guideline excluding performance shares. The requirement to retain 50 percent of all shares granted after January 1, 2005, was eliminated consistent with competitive practice based on the consultant’s analysis of companies in our peer group. These changes were designed to continue to emphasize strong alignment to shareholder value for the NEOs as well as align with the competitive practices of our peers. Additionally, our Insider Trading Policy prohibits executive officers from hedging their economic exposure to our common stock that they own.

The Security Ownership of Management table earlier in this proxy statement shows the shares held by each NEO as of March 3, 2009. Each NEO attained the share ownership guidelines without including performance shares.

Although the Committee has established share ownership guidelines for executives, such equity ownership is not considered when establishing compensation levels. However, the Committee does review previously granted awards, both vested and unvested, that are still outstanding on a regular basis through the use of the tally sheets and the summary of accumulated wealth report described earlier.

Involuntary Separation

Consistent with competitive practice, in the event of an involuntary separation, Mr. Alexander’s severance benefit would be determined by the Committee and approved by the Board. Mr. Leidich and Mr. Grigg are not eligible for benefits provided under the FirstEnergy Executive Severance Benefits Plan (later referred to as the Severance Plan) based on the provisions in their employment agreements as discussed in the Grants of Plan-Based Awards section of this proxy statement. By not providing Messrs. Leidich and Grigg with benefits under the Severance Plan, we believe they have additional incentive to remain with our Company and assist us in accomplishing one of our primary goals of transferring their extensive knowledge of the industry to other employees in our Company. Mr. Marsh and Ms. Vespoli are covered in the event of an involuntary separation under the Severance Plan when business conditions require the closing of a facility, corporate restructuring, a reduction in workforce, or job elimination. Benefits under the Severance Plan are also offered if an executive rejects a job assignment that would result in a material reduction in current base pay; contain a requirement that the executive must make a material relocation from his or her current residence for reasons related to the new job; or result in a material change in the executive’s daily commute from the executive’s current residence to a new reporting location. Any reassignment which results in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than the distance from the executive’s current residence to his or her previous reporting location is considered material. The Severance Plan provides three weeks’ base pay for each full year of service with a minimum of 52 weeks. Additionally, executives who elect continuation of health care for the severance period will be provided this benefit at active employee rates.

Change In Control

Change in Control Special Severance Agreements (later referred to as Special Severance Agreements), are intended to ensure that certain executives are free from personal distractions in the context of a potential change in corporate control, when the Board needs the objective assessment and advice of these executives to determine whether a potential business combination is in our best interests and those of our shareholders. We have in place separate Special Severance Agreements with all NEOs. In each case, the agreements provide for the payment of severance benefits if the individual’s employment with us or our subsidiaries is terminated under specified circumstances within two years after a change in control of the Company. Circumstances defining a change in control are explained in the Potential Post-Employment Payments section later in this proxy statement. Mr. Leidich was provided a Special Severance Agreement on August 6, 2008, based on his promotion to Executive Vice President and President, FirstEnergy Generation. In this capacity, Mr. Leidich would be involved during the negotiation stages of a potential business combination. As is common for CEO positions, Mr. Alexander is eligible for the specified severance benefits if he resigns, for any reason, during a limited window period following his completion of a retention period that commences with a change in control.

In September 2008, the Special Severance Agreements were reviewed by the consultant to ensure they were consistent with competitive practice and market trends. The consultant found the agreements generally were competitive with our peer group, and no modifications were made to the agreements. Subsequently, the Special Severance Agreements entered into with Messrs. Alexander, Marsh, Grigg, and Ms. Vespoli, each effective as of December 31, 2007, were extended for an additional one-year term by the Board. The Special Severance Agreement entered into with the NEOs will be due for Board approval of extension for one additional year in September 2009.

A detailed representation of the termination benefits provided under a change in control scenario as of December 31, 2008, is provided in the Potential Post-Employment Payments tables later in this proxy statement.

Impact of Regulatory Requirements on Compensation

The Committee is responsible for addressing pay issues associated with Internal Revenue Code Section 162(m) which limits to $1 million, the tax deduction for certain compensation paid to the NEOs (other than the CFO). Through the Committee, we attempt to qualify executive compensation as tax deductible to the fullest extent feasible and where we believe it is in our best interest and the best interest of our shareholders. We do not intend to permit this tax provision to distort the effective development and execution of our compensation program. Thus, the Committee is permitted to and will continue to exercise discretion in those instances where satisfaction of tax law requirements could compromise the interests of our shareholders. In addition, because of the uncertainties associated with the application and interpretation of Internal Revenue Code Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Internal Revenue Code Section 162(m) will in fact be deductible.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2006, December 31, 2007, and December 31, 2008.

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position(1)	Year	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	Total ($)

Anthony J. Alexander	2008	$1,329,423	$0	$5,579,125	$0	$2,305,403	$4,112,255	$122,780	$13,448,986
President and Chief Executive	2007	$1,275,769	$0	$7,869,433	$0	$2,394,116	$3,950,817	$93,537	$15,583,672
Officer	2006	$1,216,923	$0	$5,420,735	$581,763	$2,000,000	$3,468,246	$65,659	$12,753,326
Richard H. Marsh	2008	$513,077	$0	$653,417	$0	$593,507	$1,227,076	$24,729	$3,011,806
Senior Vice President and	2007	$498,538	$0	$1,216,123	$0	$630,998	$980,619	$22,701	$3,348,979
Chief Financial Officer	2006	$461,865	$0	$842,871	$123,805	$514,003	$491,772	$25,139	$2,459,455
Gary R. Leidich	2008	$630,769	$0	$1,872,067	$0	$796,068	$1,416,906	$25,400	$4,741,210
Executive Vice President	2007	$530,615	$0	$1,845,455	$0	$631,801	$577,745	$22,591	$3,608,207
and President, FirstEnergy Generation	2006	$438,673	$0	$1,208,227	$104,164	$336,176	$780,646	$20,918	$2,888,804
Richard R. Grigg	2008	$759,615	$0	$1,590,560	$14,707	$799,801	$278,239	$62,787	$3,505,709
Executive Vice President	2007	$792,615	$0	$2,246,338	$0	$984,626	$64,417	$72,162	$4,160,158
and President, FirstEnergy Utilities	2006	$749,154	$0	$1,209,784	$84,560	$874,086	$200,143	$73,986	$3,191,713
Leila L. Vespoli(8)	2008	$524,231	$500,000	$987,590	$3,277	$610,794	$539,684	$35,506	$3,201,082
Executive Vice President and General Counsel	2006	$457,769	$0	$1,052,221	$76,245	$435,414	$298,716	$21,437	$2,341,802

(1)	Mr. Leidich, formerly Senior Vice President, Operations, was named Executive Vice President and President, FirstEnergy Generation, effective March 2, 2008. Mr. Grigg, formerly Executive Vice President and Chief Operating Officer was named Executive Vice President and President, FirstEnergy Utilities, effective March 2, 2008. Ms. Vespoli, formerly Senior Vice President and General Counsel was named Executive Vice President and General Counsel effective March 2, 2008.

(2)	The amount set forth in this column for Ms. Vespoli is a discretionary cash bonus and is further described in the Discretionary Awards section of the CD&A.

(3)	The amounts set forth in the Stock Awards column include amounts from awards granted in and prior to 2008, before forfeitures, and reflect the dollar amount of compensation cost recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards No. 123R (later referred to as SFAS 123R). Compensation costs under SFAS 123R are recognized for financial reporting purposes over the period in which the employee is required to provide service in exchange for the award (typically the vesting period). Assumptions used in the calculation of these amounts are included in footnote 4 to FirstEnergy’s audited financial statements for the fiscal year ended December 31, 2008, included in FirstEnergy’s Annual Report on Form 10-K filed with the SEC on February 25, 2009.

For restricted common stock, the amounts recognized in 2008 are as follows: Alexander — $969,665; Leidich — $413,295; and Vespoli — $309,971. These amounts represent awards granted prior to 2008. These awards are not payable to the executive until the vesting date or other qualifying event shown in the 2008 Post-Termination Compensation and Benefits table described later in this proxy statement.

For restricted stock units, the amounts recognized in 2008 are as follows: Alexander — $2,426,184; Marsh — $424,701; Leidich — $1,003,365; Grigg — $1,089,961; and Vespoli — $365,842. These amounts represent awards granted in 2006, 2007, and 2008. These awards are not payable to the executive until the vesting date or other qualifying event shown in the 2008 Post-Termination Compensation and Benefits table. The actual 2008 grants are described in the CD&A in the Long-Term Incentive Program section.

For performance shares, the amounts recognized in 2008 are as follows: Alexander — $1,606,673; Marsh — $285,209; Leidich — $443,949; Grigg — $500,599; and Vespoli — $286,194. These amounts represent awards granted in 2006, 2007, and 2008. These awards are not payable to the executive until the conclusion of the performance cycle or other qualifying event shown in the 2008 Post-Termination Compensation and Benefits table. The actual 2008 grants are described in the CD&A in the Long-Term Incentive Program section.

For the 20 percent incentive match to the EDCP, the amounts recognized in 2008 are as follows: Alexander — $576,603; Marsh — ($56,494); Leidich — $11,458; Grigg — $0; and Vespoli — $25,582. These amounts represent the compensation cost associated with incentive match contributions earned from 2006 to 2008.

(4)	We have not issued stock option awards since 2004. The amounts set forth in the Option Awards column include amounts from awards granted prior to 2008 and reflect the dollar amount of compensation cost recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, before forfeitures, in accordance with SFAS 123R. Compensation costs under SFAS 123R are recognized for financial reporting purposes over the period in which the employee is required to provide service in exchange for the award (typically the vesting period). Assumptions used in the calculation of these amounts are included in footnote 4 to FirstEnergy’s audited financial statements for the fiscal year ended December 31, 2008, included in FirstEnergy’s Annual Report on Form 10-K filed with the SEC on February 25, 2009. These awards are fully vested.

(5)	The amounts set forth in the Non-Equity Incentive Plan Compensation column were earned under the STIP in 2008 and paid in March 2009. Mr. Leidich deferred $224,491 of his STIP payout in 2008 to the EDCP.

(6)	The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the aggregate increase in actuarial value to the executive officer of all defined benefit and actuarial plans (including supplemental plans) accrued during the year and above-market earnings on nonqualified deferred compensation. The change in values for the pension plans are as follows: Alexander — $4,015,243; Marsh — $1,126,376; Leidich — $1,376,393; Grigg — $278,239; and Vespoli — $486,222. The above-market earnings on compensation that is deferred on a basis that is not tax-qualified are also included in this column. The formula used to determine the above-market earnings equals (2008 total interest x {difference in the 1999 Applicable Federal Rate for long-term rates (AFR) and the plan rate}) divided by the plan rate. The above – market earnings on nonqualified deferred compensation are as follows: Alexander — $97,012; Marsh — $100,700; Leidich — $40,513; Grigg — $0; and Vespoli — $53,462.

(7)	The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. This includes matching Company common stock contributions under the Savings Plan: Mr. Alexander, Mr. Marsh, Mr. Grigg and Ms. Vespoli — $13,800 each and Mr. Leidich — $13,791.

In addition, certain executives are eligible to receive perquisites for which we pay. In 2008, the NEOs were provided: (1) financial planning and tax preparation services for Mr. Alexander, Mr. Marsh, Mr. Leidich, and Ms. Vespoli; (2) country club dues for Mr. Alexander, Mr. Marsh, and Mr. Grigg; (3) holiday gifts for all NEOs; (4) entertainment tickets to cultural events for Mr. Alexander, Mr. Leidich, and Mr. Grigg; (5) charitable matching contributions for Mr. Leidich, Mr. Grigg, and Ms. Vespoli; (6) premiums for the group personal excess liability insurance policy for all NEOs; and (7) personal use of the corporate aircraft for Mr. Alexander, Mr. Grigg, and Ms. Vespoli. Of the All Other Compensation column amounts, $93,491 is included for Mr. Alexander, $44,447 is included for Mr. Grigg, and $12,390 is included for Ms. Vespoli related to their personal use of the corporate aircraft. For security reasons, the Board requires Mr. Alexander to use the corporate aircraft for all travel. The value of the corporate aircraft is calculated based on the aggregate variable operating costs to the Company, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilots’ salaries, the amortized costs of the Company aircraft, and the cost of maintenance not related to trips are excluded. Executive officers’ spouses and immediate family members may accompany executives on Company aircraft using unoccupied space on flights that were already scheduled, and we incur no aggregate incremental cost in connection with such use. Unless otherwise quantified, the amount attributable to each perquisite or benefit for each NEO does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by each NEO.

(8)	Ms. Vespoli was not an NEO in 2007 and as such, her 2007 compensation is omitted from the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS AS OF DECEMBER 31, 2008

The following table summarizes the stock awards granted to our NEOs during 2008 as well as threshold, target, and maximum amounts payable under the STIP. We did not grant option awards to our NEOs in 2008.

									All Other
									Stock	Grant
									Awards:	Date Fair
						Estimated Future Payouts Under			Number of	Value of
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Shares of	Stock and
	Grant/Payout	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Option
Name	Type	Date	($)	($)	($)	(#)	(#)	(#)	Units (#)(2)	Awards(3)

Anthony J. Alexander	Short-Term Incentive Program	2/25/2008	$0	$1,340,000	$2,546,000
	Perf-Adj RSUs	3/3/2008				32,994	43,992	54,990		$3,673,882
	Performance Shares	4/1/2008				21,476	42,953	64,429		$4,421,101
	20% Incentive Match	3/3/2008							11,869	$838,911

Richard H. Marsh	Short-Term Incentive Program	2/25/2008	$0	$360,500	$666,925
	Perf-Adj RSUs	3/3/2008				5,978	7,971	9,964		$665,678
	Performance Shares	4/1/2008				3,891	7,782	11,673		$801,027

Gary R. Leidich	Short-Term Incentive Program	2/25/2008	$0	$520,000	$962,000
	Perf-Adj RSUs	3/3/2008				10,289	13,718	17,148		$1,145,624
	Perf-Adj RSUs(4)	2/27/2008				14,175	18,900	23,625		$1,664,618
	Performance Shares	4/1/2008				6,697	13,393	20,090		$1,378,582
	20% Incentive Match	3/3/2008							2,232	$157,734

Richard R. Grigg	Short-Term Incentive Program	2/25/2008	$0	$525,000	$971,250
	Perf-Adj RSUs	3/3/2008				8,707	11,609	14,511		$969,497
	Perf-Adj RSUs(4)	2/27/2008				11,994	15,992	19,990		$1,408,495
	Performance Shares	4/1/2008				5,666	11,333	16,999		$1,166,482

Leila L. Vespoli	Short-Term Incentive Program	2/25/2008	$0	$371,000	$686,350
	Perf-Adj RSUs	3/3/2008				6,152	8,203	10,254		$685,053
	Performance Shares	4/1/2008				4,004	8,009	12,013		$824,350
	20% Incentive Match	3/3/2008							946	$66,836

(1)	The amounts set forth in these columns reflect the threshold, target, and maximum payouts under the STIP based upon the achievement of key performance indicators described in the CD&A. The actual amounts earned under the STIP in 2008 by our NEOs were paid in March 2009 and are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	The amounts set forth in these columns reflect the number of performance-adjusted RSUs and performance shares granted in 2008 under the LTIP, as well as the 20 percent incentive match on funds deferred into the EDCP stock account in 2008. These amounts include dividend equivalent units earned through 2008.

(3)	The amounts set forth in this column are the maximum potential numbers of shares that may be awarded multiplied by the grant date fair market value in accordance with SFAS 123R as follows: performance-adjusted RSUs- February 27, 2008 grant $70.46 and March 3, 2008 grant $66.81, performance shares- $68.62, and the 20% incentive match- $70.68.

(4)	The amounts set forth in these rows represent grants of performance-adjusted RSUs provided under the employment agreements for Mr. Leidich and Mr. Grigg discussed in the Grants of Plan-Based Awards narrative following the table.

Employment Agreements

In general, we rarely enter into employment agreements with our executives. However, in March 2008 we entered into an employment agreement with Mr. Leidich and extended Mr. Grigg’s existing employment agreement to ensure their employment in order to successfully transfer their extensive knowledge to others within our organization. The agreements are in effect until June 30, 2010, unless terminated earlier by us or the executive for any reason upon written notice given 60 days in advance, or mutually extended in writing. Mr. Grigg’s previous agreement was scheduled to expire March 31, 2008. The agreements for both Mr. Grigg and Mr. Leidich set forth the amounts of base salary, short-term incentive target opportunity and long-term incentive opportunity for 2008 for each of them, all as disclosed under the applicable sections of the CD&A. Each was also granted performance-adjusted RSUs, 18,451 units for Mr. Leidich and 15,612 units for Mr. Grigg, that will vest in full upon the termination date of the employment agreements or in the event the executive’s employment is terminated without cause prior to that date, and will vest on a prorated basis in the event either executive retires prior to the termination of the employment agreement. The amount of common stock the executive receives upon vesting may be increased or decreased by 25% at that time based on the achievement of corporate performance criteria that mirror the criteria and target levels for the performance-adjusted RSUs described herein. In the case of Mr. Leidich, the terms of the restricted stock award issued in March 2005 were amended to provide that if his employment is terminated without cause prior to March 1, 2010, that grant will fully vest. In the case of Mr. Grigg, he will be provided additional service credit for purposes of calculating his supplemental pension benefit. Consistent with prior agreements, neither Mr. Grigg nor Mr. Leidich is eligible for participation in the SERP. In lieu of the SERP, Mr. Leidich is entitled to an additional lump sum retirement benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation.

Centerior Energy Corporation merged with Ohio Edison in 1997 to create the Company. The terms of these most recent agreements eliminate Mr. Grigg and Mr. Leidich as eligible for benefits under the Severance Plan under any circumstances.

Performance Shares

Performance shares are described in the CD&A earlier in this proxy statement. Almost exclusively, awards are paid in cash. All performance share awards in 2008 were paid in cash. However, performance shares can be paid in the form of cash or common stock, at the discretion of the Committee. If the performance factors described in the CD&A section are met, the grants will payout between February 15 and March 15 in the year following the third and final year of the performance period.

Performance shares are treated as a liability for accounting purposes and are valued in accordance with SFAS 123R based on the closing price of our common stock on the date of grant. The 2008-2010 performance share grant price was $68.62.

Performance-Adjusted Restricted Stock Units (RSUs)

Performance-adjusted RSUs are described in the CD&A earlier in this proxy statement. Performance-adjusted RSUs are granted annually to each executive, including the NEOs, with the right to receive at the end of the three-year period of restriction, shares of our common stock. The actual number of shares issued may be adjusted upward or downward by 25 percent based on our performance against three key measures described in the CD&A. Once the period of restriction ends, the performance factor multiplier, if applicable, is applied to the initial grant plus all dividend equivalent units accrued, and shares are purchased in the name of the executive.

On March 2, 2009, the period of restriction ended for the performance-adjusted RSUs granted in 2006. The period of restriction will end for performance-adjusted RSUs granted in 2007, 2008, and 2009 on March 1, 2010, March 3, 2011, and March 2, 2012, respectively. Performance-adjusted RSUs are treated as a fixed cost for accounting purposes and are valued in accordance with SFAS 123R based on the average high and low prices of our common stock on the date of the grant. The fair market value share price was $70.46 for performance-adjusted RSU grants awarded on February 27, 2008 and $66.81 for performance-adjusted RSU grants awarded on March 3, 2008.

Restricted Stock

The Plan also allows for grants of restricted stock which are used solely for the purposes of recruitment, retention, and special recognition purposes. Award sizes, grant dates, and vesting periods vary to allow flexibility. No such restricted stock grants were made to the NEOs in 2008.

The Executive Deferred Compensation Plan (EDCP)

The EDCP is a nonqualified defined contribution plan which provides for the voluntary deferral of compensation. Participants may defer up to 50 percent of base salary, up to 100 percent of STIP awards, and up to 100 percent of the performance share portion of LTIP awards. Participation in the EDCP is limited to designated management employees. Contributions may be made to either a cash or stock account. The crediting rate for the cash account is discussed in the Nonqualified Deferred Compensation section of the CD&A.

Contributions of STIP awards and the performance share portion of the LTIP to the EDCP stock account are provided a 20 percent incentive match from us, which is calculated by multiplying the value of the amount deferred by 20 percent and dividing the result by the average closing market price for the month of February 2008, which was $70.68. The 20 percent incentive match vests three years from the date of grant. The 20 percent incentive match provided in 2006 vested on March 2, 2009, and such match provided in 2007, 2008, and 2009 will vest on March 1, 2010, March 3, 2011, and March 2, 2012, respectively. At the end of the vesting period, the executive’s initial deferral and the vested 20 percent incentive match may be paid out in a lump sum or further deferred into the retirement stock account and paid at separation of employment. There were no stock account distributions to the NEOs in 2008. The EDCP is also described in the CD&A and the Nonqualified Deferred Compensation sections of this proxy statement.

OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR-END AS OF DECEMBER 31, 2008

The following table summarizes the outstanding equity award holdings of our NEOs as of December 31, 2008.

	Option Awards			Stock Awards
									Equity
							Equity		Incentive
							Incentive		Plan Awards:
							Plan Awards:		Market or
							Number of		Payout Value
	Number of			Number of			Unearned		of Unearned
	Securities			Shares or		Market Value	Shares,		Shares,
	Underlying			Units of		of Shares or	Units, or		Units, or
	Unexercised	Option		Stock That		Units of	Other Rights		Other Rights
	Options	Exercise	Option	Have Not		Stock That	That Have		That Have
	Exercisable	Price	Expiration	Vested	Grant	Have Not	Not Vested	Grant	Not Vested
Name	(#)	($)	Date	(#)(1)	Type(2)	Vested($)(3)	(#)(1)(4)	Type(5)	($)(3)

Anthony J. Alexander	257,100	$38.76	3/1/2014	107,141	Restricted Stock	$5,204,910	64,454	2006 Perf-Adj RSU	$3,131,175
							51,914	2007 Perf-Adj RSU	$2,521,982
							54,986	2008 Perf-Adj RSU	$2,671,220
							52,571	2006-2008 Performance Shares	$2,553,899
							71,387	2007-2009 Performance Shares	$3,467,980
							64,429	2008-2010 Performance Shares	$3,129,961
							3,360	2007 20% Incentive Match	$163,229
							11,869	2008 20% Incentive Match	$576,596
Richard H. Marsh				5,353	2006 Disc RSU	$260,049	8,176	2006 Perf-Adj RSU	$397,190
							9,830	2007 Perf-Adj RSU	$477,541
							9,964	2008 Perf-Adj RSU	$484,051
							8,003	2006-2008 Performance Shares	$388,786
							13,519	2007-2009 Performance Shares	$656,753
							11,673	2008-2010 Performance Shares	$567,074
							645	2006 20% Incentive Match	$31,334
							1,875	2007 20% Incentive Match	$91,088
Gary R. Leidich				56,461	Restricted Stock	$2,742,875	6,550	2006 Perf-Adj RSU	$318,199
							16,873	2007 Perf-Adj RSU	$819,690
							17,146	2008 Perf-Adj RSU	$832,953
							23,624	2008 Perf-Adj RSU(6)	$1,147,654
							7,577	2006-2008 Performance Shares	$368,091
							23,201	2007-2009 Performance Shares	$1,127,105
							20,090	2008-2010 Performance Shares	$975,972
							1,584	2006 20% Incentive Match	$76,951
							2,666	2007 20% Incentive Match	$129,514
							2,232	2008 20% Incentive Match	$108,431

Richard R. Grigg	54,759	$39.46	8/20/2014				20,341	2006 Perf-Adj RSU	$988,166
							18,689	2007 Perf-Adj RSU	$907,912
							14,510	2008 Perf-Adj RSU	$704,896
							19,989	2008 Perf-Adj RSU(6)	$971,066
							15,529	2006-2008 Performance Shares	$754,399
							25,699	2007-2009 Performance Shares	$1,248,457
							16,999	2008-2010 Performance Shares	$825,811
Leila L. Vespoli	45,000	$29.71	3/1/2013	56,461	Restricted Stock	$2,742,875	6,845	2006 Perf-Adj RSU	$332,530
	48,800	$38.76	3/1/2014				9,734	2007 Perf-Adj RSU	$472,878
							10,253	2008 Perf-Adj RSU	$498,091
							7,918	2006-2008 Performance Shares	$384,656
							13,385	2007-2009 Performance Shares	$650,243
							12,013	2008-2010 Performance Shares	$583,592
							949	2007 20% Incentive Match	$46,102
							946	2008 20% Incentive Match	$45,957

(1)	The number of shares or units set forth in this column includes all dividends or dividend equivalent units earned through December 31, 2008.

(2)	The awards set forth in this column are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. Vesting dates for restricted stock or discretionary RSUs are as follows: Alexander (April 29, 2013); Marsh (March 1, 2011); Leidich (March 1, 2010); and Vespoli (50% vests March 1, 2010 and 50% vests March 1, 2015).

(3)	The values set forth in this column are determined by multiplying the number of shares or units by our common stock closing price on December 31, 2008 — $48.58.

(4)	The number of shares or units set forth in this column is based on maximum performance adjustment: 125% for performance-adjusted RSUs and 150% for performance shares. Performance adjustments do not apply to the 20% incentive match.

(5)	The awards set forth in this column are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. The vesting dates are as follows: 2006 performance-adjusted RSU (March 1, 2009); 2007 performance-adjusted RSU (March 1, 2010); 2008 performance-adjusted RSU (March 3, 2011); 2006-2008 performance shares (December 31, 2008); 2007-2009 performance shares (December 31, 2009); 2008-2010 performance shares (December 31, 2010); 2006 20% incentive match (March 1, 2009); 2007 20% incentive match (March 1, 2010); and 2008 20% incentive match (March 1, 2011).

(6)	These awards are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement and represent grants of performance-adjusted RSUs provided under the employment agreements for Mr. Leidich and Mr. Grigg which vest June 30, 2010.

OPTION EXERCISES AND STOCK VESTED AS OF DECEMBER 31, 2008

The following table summarizes the options exercised and vesting of stock awards held by our NEOs during 2008.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on Exercise(1)	Value Realized on	Acquired on	Award	Value Realized on
Name	(#)	Exercise(2) ($)	Vesting(3) (#)	Type(4)	Vesting(5) ($)

Anthony J. Alexander	80,450	$3,399,817	52,853	2005 Perf-Adj RSU	$4,450,883
	4,296	$188,766	35,047	2006-2008 Performance Shares	$2,489,167
	85,704	$3,745,265

Richard H. Marsh	12,825	$354,611	5,656	2005 Perf-Adj RSU	$476,306
			5,335	2006-2008 Performance Shares	$378,911
			591	2005 20% Incentive Match	$39,816

Gary R. Leidich	11,125	$307,829	6,001	2005 Perf-Adj RSU	$505,359
			5,051	2006-2008 Performance Shares	$358,741
			1,399	2005 20% Incentive Match	$94,251

Richard R. Grigg			18,631	2005 Perf-Adj RSU	$1,568,963
			10,352	2006-2008 Performance Shares	$735,237

Leila L. Vespoli			6,222	2005 Perf-Adj RSU	$523,970
			5,278	2006-2008 Performance Shares	$374,863

(1)	In accordance with the terms of established 10b5-1 Plans, Mr. Alexander, Mr. Marsh, and Mr. Leidich exercised options in 2008.

(2)	The value realized is determined by multiplying the number of shares exercised by the difference of the closing stock price on the date of exercise and the strike price as follows: Alexander: 80,450 shares on January 4, 2008 at $71.97 with a strike price of $29.71, 4,296 shares on June 13, 2008 at $78.39 with a strike price of $34.45, and 85,704 shares on June 18, 2008 at $78.15 with a strike price of $34.45; Marsh: 12,825 shares on March 3, 2008 at $66.41 with a strike price of $38.76; and Leidich: 11,125 shares on March 3, 2008 at $66.43 with a strike price of $38.76.

(3)	The amounts set forth in this column reflect the number of performance-adjusted RSUs, performance shares, and the 20 percent incentive match on funds deferred into the EDCP stock account in 2005, which vested in 2008. These amounts include dividend equivalent units earned through the vesting date.

(4)	The awards set forth in this column are described in the CD&A and the Grants of Plan-Based Awards narrative section of this proxy statement.

(5)	The 2005 performance-adjusted RSUs vested and shares were issued on March 3, 2008. The 2006-2008 performance shares vested on December 31, 2008, and were paid out in cash on February 20, 2009. The 2005 20 percent incentive match vested on March 3, 2008. The amounts set forth reflect the closing stock price on the date of vesting: $67.37 on March 3, 2008, and $48.58 on December 31, 2008, multiplied by the number of shares and if applicable, adjusted for performance (125% for performance-adjusted RSUs and 145.6% for performance shares). The actual cash payouts from the 2006-2008 performance share program are described in the CD&A.

POST-EMPLOYMENT COMPENSATION

PENSION BENEFITS AS OF DECEMBER 31, 2008

The following table provides information regarding the pension benefits of our NEOs as of December 31, 2008.

		Number of
		Years of
		Credited	Present Value of	Payments During
		Service	Accumulated Benefit	Last Fiscal
Name	Plan Name	(#)	(1)($)	Year ($)

Anthony J. Alexander	Qualified Plan	36	$1,135,513	$0
	Nonqualified (Supplemental) Plan		$15,469,545	$0
	Supplemental Executive Retirement Plan		$1,076,352	$0

	Total		$17,681,410	$0

Richard H. Marsh	Qualified Plan	28	$969,750	$0
	Nonqualified (Supplemental) Plan		$3,175,446	$0
	Supplemental Executive Retirement Plan		$703,251	$0

	Total		$4,848,447	$0

Gary R. Leidich	Qualified Plan(2)	30	$1,077,301	$0
	Nonqualified (Supplemental) Plan		$3,361,662	$0
	Supplemental Executive Retirement Plan(3)		$0	$0

	Total		$4,438,963	$0

Richard R. Grigg	Qualified Plan	4	$163,274	$0
	Nonqualified (Supplemental) Plan		$700,556	$0

	Total		$863,830	$0

Leila L. Vespoli	Qualified Plan	24	$501,092	$0
	Nonqualified (Supplemental) Plan		$1,531,054	$0
	Supplemental Executive Retirement Plan		$547,770	$0

	Total		$2,579,916	$0

(1)	The amounts set forth in this column are determined as of December 31, 2008, using the following assumptions: 12/31/2007 discount rate of 6.5 percent, 12/31/2008 discount rate of 7 percent, the RP-2000 Combined Healthy Life Mortality Table, and retirement at the earliest unreduced retirement ages. The calculations for all pension benefits are based on current base salary and STIP targets and do not consider salary increases.

(2)	Mr. Leidich’s employment with Centerior Energy Corporation entitles him to receive a portion of his qualified pension benefit in a lump sum or annuity. This lump sum is unreduced at age 62, and the annuity is unreduced at age 60. The amount shown is the present value of the benefit payable as an annuity at age 60, which is the greater of the two potential benefit amounts.

(3)	In lieu of the SERP, Mr. Leidich is entitled to an additional lump sum benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. The maximum value of $1,095,889 plus gross up will be payable at age 62. If Mr. Leidich terminates his employment prior to age 62, he will receive a reduced amount.

Pension Benefits

Qualified and Nonqualified Plans

We offer a qualified and nonqualified (supplemental) plan to provide retirement benefits to all of our NEOs. We pay the entire cost of these plans. Payments from the qualified plan provided under the FirstEnergy Corp. Pension Plan (later referred to as the Pension Plan) are maximized considering base salary earnings and the applicable federal and plan limits. The supplemental plan provided under the EDCP is designed to provide a comparable benefit to the executive without restrictions of federal and plan limits as well as provide a competitive retirement benefit. The pension benefit from the qualified and nonqualified plans provided to our NEOs is the greater benefit determined using the following two formulas:

1.	Career Earnings Benefit Formula: A fixed (2.125 percent) factor is applied to the executive’s total career earnings to determine the accrued (age 65) career earnings benefit. Career earnings generally include base salary, overtime pay, shift premiums, annual incentive awards, and other similar compensation.

2.	Adjusted Highest Average Monthly Base Earnings Benefit Formula: The benefit is equal to the sum of A and B where A is the highest average monthly base earnings (later referred to as HAMBE) times the sum of:

•	1.58 percent times the first 20 years of benefit service,

•	1.18 percent times the next 10 years of benefit service,

•	0.78 percent times the next 5 years of benefit service, and

•	1.10 percent times each year of benefit service in excess of 35 years.

and B is an amount equal to 0.32 percent times number of years of service (up to 35 years) times the difference between the HAMBE and the lesser of 150 percent of covered compensation or the Social Security Wage Base, and zero (0).

The HAMBE for the qualified plan are the highest 48 consecutive months of base earnings the executive had in the 120 months before retirement or other separation of employment. Base earnings are the employee’s straight time rate of pay without overtime, deferred compensation, incentive compensation, other awards, or accrued unused vacation paid at termination. The HAMBE for the nonqualified plan are the same as the qualified plan described above except that incentive and deferred compensation are included, and the plan is not limited by restrictions of federal and plan limits. Covered compensation is the average (without indexing) Social Security Taxable Wage Base in effect for each calendar year during the 35-year period that ends when the executive reaches the Social Security normal retirement age.

According to the Pension Plan, normal retirement is at age 65, and the earliest retirement is at age 55 if the employee has at least 10 years of credited service. Mr. Alexander, Mr. Marsh, and Mr. Leidich currently are eligible for a reduced pension benefit based on the Early Retirement Reduction Table below. Mr. Grigg does not meet the service requirement for early retirement, and Ms. Vespoli does not meet the age requirement. The earliest retirement age without reduction for the qualified and nonqualified plans is age 60 for Mr. Alexander, Mr. Marsh, and Ms. Vespoli, age 62 for Mr. Leidich based on the terms of his lump sum retirement benefit, and age 65 for Mr. Grigg based on the terms of his employment agreement.

Early Retirement Reduction Table

If payment	The benefit is
begins at age...	multiplied by

60 and up	100%
59	88%
58	84%
57	80%
56	75%
55	70%

The accrued benefits vest upon the completion of five years of service. The benefits generally are payable in the case of a married executive in the form of a qualified spouse 50 percent joint and survivor annuity or in the case of an unmarried executive in the form of a single life annuity. There also is an option to receive the benefit as a joint and survivor annuity with or without a pop-up provision, as a period certain annuity, or as in the case of Mr. Leidich a lump sum based on his employment with Centerior Energy as discussed in footnote 3 to the Pension Benefits table. A pop-up provision in an annuity provides a reduced monthly benefit, payable to the executive until death. Upon death, the executive’s named beneficiary will receive 25 percent, 50 percent, 75 percent, or 100 percent of the executive’s benefit based on the executive’s and the beneficiary’s ages and the percentage to be continued after the executive’s death. However, if the beneficiary predeceases the executive, the monthly payment “pops-up” to the payment which would have been payable as a single life annuity.

All NEOs also have Special Severance Agreements for change in control which would credit them with three additional years of age and service for the purposes of the nonqualified benefit calculations.

Supplemental Executive Retirement Plan

In addition to the qualified and nonqualified plans, Mr. Alexander, Mr. Marsh, and Ms. Vespoli are eligible to receive an additional nonqualified benefit from the SERP. Participation in the SERP is limited to certain key executives. The SERP is part of the integrated compensation program intended to attract, motivate, and retain top executives who are in positions to make significant contributions to our operation and profitability for the benefit of our customers and shareholders. At the end of 2008, only 11 active employees are eligible for a SERP benefit upon retirement, and no new participants have been provided eligibility since 2001. Any new participants must be approved by the Committee.

The earliest retirement age without reduction for the SERP is age 65. Mr. Leidich and Mr. Grigg are not participants in the SERP. Mr. Leidich was rehired in 2002 and chose to retain, in lieu of the SERP, a lump sum retirement benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. The agreement provided Mr. Leidich an additional retirement benefit calculated as if his employment would have continued from January 1, 1996, through December 31, 2000, subsequent to a change in control of Centerior Energy Corporation. The maximum value of $1,095,889 plus gross up will be payable at age 62. The value is based on the lump sum value of the average monthly compensation Mr. Leidich would have received for the 60-month period above, payable at age 62. If Mr. Leidich terminates his employment prior to age 62, he will receive a reduced benefit. As of December 31, 2008, the reduced benefit would be $876,711 plus gross up. Mr. Grigg was hired in 2004, and pursuant to the terms of his original employment agreement, he is not eligible to participate in the SERP.

The SERP benefit is equal to the greater of (i) 65 percent of the executive’s highest annual salary, and (ii) 55 percent of the average of the executive’s highest three consecutive years of salary plus annual incentive awards. The SERP benefit is reduced by the executive’s pensions under our tax-qualified pension plans or those of other employers, any supplemental pension under our EDCP, and Social Security benefits. In some cases, an executive’s tax-qualified pension and supplemental pension may exceed the SERP benefit, which eliminates any benefit payments under the SERP. This was not the case for the NEOs reported in this proxy statement as of December 31, 2008. The SERP also provides for disability and surviving spouse benefits.

An executive participating in the SERP is eligible to receive a supplemental benefit after termination of employment due to retirement, death, disability, or involuntary separation that is directly related to either the executive’s: (a) average of the highest 12 consecutive full months of base salary earnings paid to the executive in the 120 consecutive full months prior to termination of employment, including any salary deferred in the EDCP or the Savings Plan, but excluding any incentive payments, or (b) average of the highest 36 consecutive full months of base salary earnings and annual incentive awards paid to the executive in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP and Savings Plan.

A supplemental benefit under the SERP will be determined in accordance with and shall be non-forfeitable upon the date the executive terminates employment under the conditions described in the following sections:

Retirement Benefit

An executive who retires on or after age 55 and who has completed 10 years of service will be entitled to receive, commencing at retirement, a monthly supplemental retirement benefit under the SERP equal to 65 percent of (a) (described above) or 55 percent of (b) (described above), whichever is greater, multiplied by the number of months of service the executive has completed after having completed 10 years of service, up to a maximum of 60 months, divided by 60, less:

1.	The monthly primary Social Security benefit to which the executive may be entitled upon retirement (or the projected age 62 benefit if retirement occurs prior to age 62), irrespective of whether the executive actually receives such benefit at the time of retirement, and

2.	The monthly early, normal, or deferred retirement income benefit to which the executive may be entitled upon retirement under the Pension Plan, the monthly supplemental pension benefit under the EDCP and the monthly benefit, or actuarial equivalent, under the pension plans of previous employers, all calculated by an actuary selected by us, with the following assumptions based on the executive’s marital status at the time of such retirement:

•	In the case of a married executive in the form of a 50 percent joint and survivor annuity.

•	In the case of an unmarried executive, in the form of a single life annuity.

For an executive who retires prior to attaining age 65, the net dollar amount above shall be reduced further by one-fourth of 1 percent for each month the commencement of benefits under the SERP precedes the month the executive attains age 65.

Death Benefit

If the executive dies, 50 percent of the executive’s supplemental retirement benefit actuarially adjusted for the executive’s and spouse’s ages will be paid to the executive’s surviving spouse. Payment will begin the month following death and continue for the remainder of the surviving spouse’s life. For an executive who dies prior to attaining age 65, the benefit shall be reduced further by one-fourth of 1 percent for each month the commencement precedes the executive’s age 65, with a maximum reduction of 30 percent.

Disability Benefit

An executive terminating employment due to a disability may be entitled to receive, commencing at disability, a monthly supplemental retirement benefit under the SERP equal to 65 percent of (a) above or 55 percent of (b) above, whichever is greater, less disability benefits from:

•	Social Security,
•	Our Pension Plan,
•	Our Long-Term Disability Plan, and
•	Other Employers.

The disability benefit continues until the executive attains age 65, retires, dies, or is no longer disabled, whichever occurs first. Upon retirement, benefits are calculated as described in the Retirement Benefit section above. In the event of death, benefits are calculated as described in the Death Benefit section above.

NONQUALIFIED DEFERRED COMPENSATION AS OF DECEMBER 31, 2008

The following table summarizes nonqualified deferred compensation earned, contributed by, or on behalf of our NEOs during 2008. Mr. Grigg does not participate in the EDCP.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at Last
	in Last FY	in Last FY	in Last FY	Distributions	FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)

Anthony J. Alexander	$4,226,076	$818,625	$(1,897,177)	$0	$9,088,198
Richard H. Marsh	$171,327	$0	$(391,489)	$0	$5,702,503
Gary R. Leidich	$1,185,323	$153,920	$(871,641)	$0	$3,986,203
Leila L. Vespoli	$543,727	$65,220	$(297,572)	$0	$3,271,660

(1)	The amounts set forth in this column represent the deferral of 2008 base salary and STIP and LTIP payments, as follows: Alexander — $132,949 from base salary, and $4,093,127 from the 2005-2007 performance share award payout; Marsh — $171,327 from base salary; Leidich — $593,893 from 2007 STIP deferred in 2008, and $591,430 from the 2005-2007 performance share award payout; and Vespoli — $104,852 from base salary, $112,775 from 2007 STIP deferred in 2008, and $326,100 from the 2005-2007 performance share award payout. The executive contributions from base salary are also included in the Salary column of the current year Summary Compensation Table.

Deferrals of 2008 STIP and the 2006-2008 performance share cycle award deferred in 2009 are not included in the above table, but are as follows: Alexander — none; Marsh — none; Leidich — $748,304 from 2008 STIP and $359,707 from the 2006-2008 performance share payout; and Vespoli — $122,159 from the 2008 STIP.

(2)	The amounts set forth in this column represent the 20 percent incentive match on 2007 earned incentives which were deferred in 2008. Our contributions of the 20 percent incentive match on the 2008 earned incentives are reported in the Stock Awards column of the Summary Compensation Table for 2008 and deferred in 2009; they are not included in the above Nonqualified Deferred Compensation table but are as follows: Alexander — none; Marsh — none; Leidich — $116,840; and Vespoli — none.

(3)	The amounts set forth in this column include above-market earnings which have been reported in the Summary Compensation Table as follows: Alexander — $97,012; Marsh — $100,700; Leidich — $40,513; and Vespoli — $53,462. The compounded annual rate of return on cash accounts was 9.03 percent. The compounded annual rate of return on stock accounts was -30.6 percent, which includes dividends.

(4)	The amounts set forth in this column include amounts reported in the Summary Compensation Table in prior years.

Nonqualified Deferred Compensation

The EDCP is a nonqualified defined contribution plan which provides for the voluntary deferral of compensation. As described earlier, participants may defer up to 50 percent of base salary, up to 100 percent of STIP awards, and up to 100 percent of cash LTIP awards. Participation in the EDCP is limited to designated management employees.

Two investment options are available under the EDCP. Participants may direct deferrals of base salary and STIP awards to an annual cash retirement account, which accrues interest. The interest rate changes annually and is based upon the Moody’s Corporate Bond Index rate plus three percentage points.

Participants may direct deferrals of STIP awards and cash LTIP awards to an annual stock account. The stock accounts are tracked in stock units and accrue additional stock units based upon the payment of dividends. The stock accounts are valued at the fair market value of our common stock. We provide a 20 percent incentive match on contributions to the stock account. The participant’s contribution and additional dividend units are vested immediately; the 20 percent incentive match and additional dividend units thereon vest at the end of a three-year period and are subject to forfeiture prior to the conclusion of that vesting period.

Participants may elect to receive distributions from the cash retirement accounts in any combination of lump sum payment and/or monthly installment payments for up to 25 years, provided that the account balance is at least $100,000. Differing distribution elections may be made for retirement, disability, and pre-retirement death. In the event of involuntary separation prior to retirement eligibility, the accounts accrued prior to January 1, 2005, may be paid in a single lump sum payment or in three annual installments. Accounts accrued after January 1, 2005, are paid in a single lump sum payment. Payments may not commence until termination of employment. Amounts that were vested as of December 31, 2004, are available for an in-

service withdrawal of the full account, subject to a 10 percent penalty. There is no in-service withdrawal option for retirement accounts accrued after January 1, 2005.

Stock account distributions are limited to a lump sum payment in the form of our common stock at the end of the three-year 20 percent incentive match vesting period or to a further deferral until termination or retirement. If further deferred until termination or retirement, the account will be converted to cash, based upon the fair market value of the account at termination, and the balance will be rolled over to the corresponding annual retirement account for distribution in lump sum or monthly installments as elected under the retirement account.

Potential Post-Employment Payments

2008 POST-TERMINATION COMPENSATION AND BENEFITS

The following table summarizes the compensation and benefits that would be payable to our NEOs assuming a termination of employment and/or a change in control on December 31, 2008.

Termination
Without Cause
or for Good
Reason During
Two-Year
		Involuntary	Period	Voluntary
		Separation	Following a	Termination
		(Other Than	Change In	(Pre-retirement
	Retirement(1)	For Cause)	Control	Eligible)(1)	Death(1)	Disability(1)

Base Salary	Accrued through date of retirement	Accrued through date of separation	Accrued through date of change-in-control termination	Accrued through date of termination	Accrued through date of qualifying event	Accrued through date of qualifying event
Severance Pay	N/A	3 weeks of pay for every full year of service, including the current year, calculated using base salary at the time of severance	2.99 times the sum of base salary plus target annual STIP of which a portion is payable in consideration for the non-competition clause(2)	N/A	N/A	N/A
Accrued and Banked Vacation	Paid in a lump sum and valued based on 2008 base salary	Paid in a lump sum and valued based on 2008 base salary	Paid in a lump sum and valued based on 2008 base salary	Paid in a lump sum and valued based on 2008 base salary	Paid in a lump sum and valued based on 2008 base salary	Paid in a lump sum and valued based on 2008 base salary
Health and Wellness Benefits	Retiree/spouse health and wellness provided	Provided at active employee rates for the severance period(3)	Based on the terms of the Special Severance Agreement, if applicable(4)	Forfeited	Survivor health and wellness provided as eligible	Health and wellness provided as eligible
STIP Award	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service	Forfeited	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service
Performance- Adjusted RSUs(5)	Issued a prorated award based on full months of service, must have a minimum of one month in a cycle(6)	Issued a prorated award based on full months of service, must have a minimum of one month in a cycle(6)	Issued 100% of shares and all dividends earned	Forfeited	Issued 100% of shares and all dividends earned	Issued 100% of shares and all dividends earned
Discretionary RSUs(5)	Issued a prorated award based on full months of service, must have a minimum of 36 months in a cycle	Issued a prorated award based on full months of service, must have a minimum of 36 months in a cycle	Issued 100% of shares and all dividends earned	Forfeited	Issued 100% of shares and all dividends earned	Issued 100% of shares and all dividends earned

Termination
Without Cause
or for Good
Reason During
Two-Year
		Involuntary	Period	Voluntary
		Separation	Following a	Termination
		(Other Than	Change In	(Pre-retirement
	Retirement(1)	For Cause)	Control	Eligible)(1)	Death(1)	Disability(1)

Performance Shares(5)	Issued a prorated award based on full months of service, must have a minimum of one month in a cycle(6)	Issued a prorated award based on full months of service, must have a minimum of one month in a cycle(6)	Issued 100% of shares and all dividends earned	Forfeited	Issued a prorated award based on full months of service, must have a minimum of one month in a cycle(6)	Issued a prorated award based on full months of service, must have a minimum of one month in a cycle(6)
Stock Options(7)	All options vest as scheduled and must be exercised prior to the expiration date	All vested options must be exercised within 90 days or the date of expiration, whichever is earlier. All unvested options are forfeited	All options become immediately exercisable and must be exercised prior to the expiration date	All vested options must be exercised within 90 days or the date of expiration, whichever is earlier. All unvested options are forfeited	All options become immediately exercisable and must be exercised within one year of date of death	All options become immediately exercisable and must be exercised prior to the expiration date
Restricted Stock	Forfeited, if unvested	Forfeited, if unvested	Issued 100% of shares and all dividends earned	Forfeited	Issued 100% of shares and all dividends earned	Issued 100% of shares and all dividends earned
Qualified Retirement Plan	Payable in a monthly benefit	Payable in a monthly benefit	Payable in a monthly benefit	Vested amount payable in a monthly benefit upon reaching age 55	Payable to survivor in a monthly benefit	Payable in a monthly benefit
Nonqualified Retirement Plan	Payable in a monthly benefit	Payable in a monthly benefit	Payable in a monthly benefit	Vested amount payable in a monthly benefit upon reaching age 60	Payable to survivor in a monthly benefit	Payable in a monthly benefit
SERP(8)	Payable in a monthly benefit	Payable in a monthly benefit	Payable in a monthly benefit	Forfeited if voluntarily terminated prior to retirement age	Payable to survivor in a monthly benefit	Payable in a monthly benefit
Vested EDCP	Payable as elected	Payable as elected	Payable as elected	Payable in a lump sum	Payable to survivor as elected	Payable as elected
Non-vested EDCP	Payable as elected(9)	Payable as elected	Payable as elected	Forfeited	Payable to survivor as elected	Payable as elected
Additional Age and Service for Pension, EDCP and Benefits	N/A	N/A	Three years	N/A	N/A	N/A
Reimburse Code Section 280G	No	No	Yes, if covered by a Special Severance Agreement	No	No	No

(1)	Benefits provided in these scenarios also are provided to all of our employees on the same terms, if applicable.

(2)	We have in place separate Special Severance Agreements with all of our NEOs.

(3)	Active employee health and wellness benefits are provided to our NEOs for the severance period, which is equal to three weeks for every year of service, including the current year (52-week minimum). At the end of the severance period, retiree health and wellness benefits are provided, if retirement eligible.

(4)	Mr. Alexander and Mr. Leidich are eligible for retirement and would receive full retiree health and wellness benefits irrespective of a change in control. Mr. Marsh would be provided additional years of age and service and would receive full retiree health and wellness benefits in the event of a change in control. Mr. Grigg would be provided retiree and spousal health and wellness benefits based on the terms of his employment agreement. Ms. Vespoli would receive active employee health and wellness benefits for three years.

(5)	Beginning with awards granted in 2007, payout of performance shares and RSUs will not occur at termination. The payout will occur upon completion of the performance cycle or the end of the vesting period, except in the case of death or disability.

(6)	Beginning in 2008, awards are prorated based on the number of full months of service during the performance cycle.

(7)	We have not granted any stock options under the annual LTIP since 2004 when the use of RSUs replaced stock options.

(8)	The SERP benefit is limited to certain key executives. Mr. Alexander, Mr. Marsh, and Ms. Vespoli are eligible for the SERP benefit.

(9)	If an executive voluntarily terminates employment with us prior to age 60 (early retirement), any non-vested premium is forfeited.

Potential Post-Employment Payments

The amounts shown in the following tables include payments and benefits to the full extent they are provided to the NEOs upon termination of employment, except as noted. The full value includes compensation also disclosed in other tables in this proxy statement.

The post-termination calculations are based on the following assumptions:

•	The amounts disclosed are estimates of the total amounts which would be paid out to the executives upon their termination. The actual amounts paid can be determined only at the time of such executive’s separation.

•	The amounts disclosed do not include compensation previously earned and deferred into the EDCP. The year-end account balances are set forth in the Nonqualified Deferred Compensation table earlier in this proxy statement. These amounts are payable to the NEO based on the distribution elections made by the NEO at the time the deferral was elected.

•	December 31, 2008, is the date of termination.

•	The STIP award is based on 2008 performance and payable March 6, 2009.

•	The LTIP and Other Equity Awards column includes stock options, performance shares, performance-adjusted and discretionary RSUs, and restricted stock.

•	The closing common stock price on December 31, 2008 ($48.58) is applied to value stock options, performance shares, RSUs, and restricted stock.

•	Total shareholder return factors are 100 percent for all performance share cycles and target performance is 100 percent for performance-adjusted RSUs.

Retirement/Voluntary Termination

Mr. Alexander (57), Mr. Marsh (57), and Mr. Leidich (58), are currently eligible for early retirement under the Pension Plan. The benefits provided under the Pension Plan are discussed in the Pension Benefits section earlier in this proxy statement. The earliest retirement age without reduction is age 60 for Mr. Alexander and Mr. Marsh, and age 62 for Mr. Leidich. Normal retirement age is 65. Mr. Grigg (60) was hired in 2004 and was not eligible for retirement in 2008 as he did not meet the service requirement. Ms. Vespoli (49) was not eligible for retirement in 2008 as she did not meet the age requirement.

Retirement/Voluntary Termination

		Pension
		Benefit	LTIP and
	STIP	(Present Value)	Other Equity	Health Care
	Award(1)	(2)	Awards(3)	(4)	Total

Anthony J. Alexander (retirement eligible)	$2,305,403	$20,649,859	$11,897,020	$0	$34,852,282
Richard H. Marsh (retirement eligible)	$593,507	$5,772,763	$1,201,606	$0	$7,567,876
Gary R. Leidich (retirement eligible)	$796,068	$5,279,241	$2,132,153	$0	$8,207,462
Richard R. Grigg (voluntary termination)	$799,801	$0	$776,846	$110,318	$1,686,965
Leila L. Vespoli (voluntary termination)	$610,794	$2,032,146	$1,328,366	$0	$3,971,306

(1)	The amounts set forth in the STIP Award column are the amounts actually paid with respect to 2008 performance.

(2)	The amounts set forth in the Pension Benefit column represent the qualified, nonqualified, and any SERP pension benefits as of December 31, 2008, earned until the date of termination at present value, except as follows:

Mr. Grigg was hired in 2004 and was not eligible for retirement in 2008 as he did not meet the service requirement.

In lieu of the SERP, Mr. Leidich is entitled to a lump sum benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. The maximum value of $1,095,889 will be payable at age 62. If Mr. Leidich terminates his employment prior to age 62, he will receive a reduced benefit ($876,711 plus gross up on December 31, 2008).

(3)	The amounts set forth in the LTIP and Other Equity Awards column reflect the equity awards that would vest in the event of a retirement/voluntary termination, as applicable and described in the 2008 Post-Termination Compensation and Benefits table.

(4)	Based on the terms of Mr. Grigg’s employment agreement, he shall receive the maximum points for the purposes of determining our contribution toward the cost of retiree and spousal health coverage in the event of a termination for any reason. Amount shown is calculated based on the assumptions used for financial reporting purposes under generally accepted accounting principles.

Involuntary Separation

In the event of an involuntary separation, Mr. Alexander’s severance benefit would be determined by the Committee and approved by the Board. Mr. Marsh and Ms. Vespoli are covered under the Severance Plan. Mr. Leidich and Mr. Grigg are not eligible for benefits based on the terms of their employment agreements discussed in the Grants of Plan-Based Awards section of this proxy statement. For the purposes of the table below, it is assumed that Mr. Alexander will receive the same level of benefits provided under the Severance Plan. Under the Severance Plan, executives are offered severance benefits if involuntarily separated when business conditions require the closing of a facility, corporate restructuring, a reduction in workforce, or job elimination. Severance is also offered if an executive rejects a job assignment that would result in a material reduction in current base pay; contains a requirement that the executive must make a material relocation from his or her current residence for reasons related to the new job; or results in a material change in the executive’s daily commute from the executive’s current residence to a new reporting location. Any reassignment which results in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than the distance from the executive’s current residence to his or her previous reporting location is considered material. The Severance Plan provides three weeks’ base pay for each full year of service with a minimum of 52 weeks. Additionally, executives who elect continuation of health care for the severance period will be provided this benefit at active employee rates.

Involuntary Separation

				LTIP and
	Severance	STIP	Pension Benefit	Other Equity	Health Care
	Pay(1)	Award(2)	(Present Value)(3)	Awards(4)	(5)	Total

Anthony J. Alexander	$2,783,078	$2,305,403	$20,649,859	$11,897,020	$0	$37,635,360
Richard H. Marsh	$831,936	$593,507	$5,772,763	$1,201,606	$0	$8,399,812
Gary R. Leidich	$0	$796,068	$5,279,241	$2,722,352	$0	$8,797,661
Richard R. Grigg	$0	$799,801	$0	$3,883,372	$110,318	$4,793,491
Leila L. Vespoli	$733,853	$610,794	$4,068,654	$2,603,052	$0	$8,016,353

(1)	As participants in the Severance Plan, Mr. Marsh and Ms. Vespoli would be entitled to three weeks’ base salary for each full year of credited service. For the purposes of the Severance Plan the number of full years of credited service will be equal to the number of whole years of credited service under our Pension Plan(s) as of January 1 of the year involuntarily severed plus the current year (52-week minimum).

(2)	The amounts set forth in the STIP Award column are the amounts actually paid with respect to 2008 performance.

(3)	The amounts set forth in the Pension Benefit column represent the qualified, nonqualified, and any SERP pension benefits as of December 31, 2008, earned until the date of termination at present value, except as follows:

Mr. Grigg was hired in 2004 and was not eligible for retirement in 2008 as he did not meet the service requirement.

In lieu of the SERP, Mr. Leidich is entitled to a lump sum benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. The maximum value of $1,095,889 will be payable at age 62. If Mr. Leidich terminates his employment prior to age 62, he will receive a reduced benefit ($876,811 plus gross up on December 31, 2008).

(4)	The amounts set forth in the LTIP and Other Equity Awards column reflect the equity awards that would vest in the event of an involuntary separation as described in the 2008 Post-Termination Compensation and Benefits table.

(5)	Based on the terms of Mr. Grigg’s employment agreement, he shall receive the maximum points for the purposes of determining our contribution toward the cost of retiree and spousal health coverage in the event of a termination for any reason. Amount shown is calculated based on the assumptions used for financial reporting purposes under generally accepted accounting principles.

Termination Following a Change in Control

We executed Special Severance Agreements with Messrs. Alexander, Marsh, Grigg, and Ms. Vespoli, each effective as of December 31, 2007, which provide for certain enhanced benefits in the event of a termination without cause or for good reason within two years following a change in control. The agreements were extended for an additional one-year term by the Board in September 2008. We executed a Special Severance Agreement with Mr. Leidich on August 6, 2008. All of the Special Severance Agreements will be due for Board approval of extension for one additional year in September 2009. Under the Special Severance Agreements, the NEO would be prohibited for two years from working for or with competing entities after receiving severance benefits pursuant to the Special Severance Agreement. A portion of the cash severance is assigned as consideration for the non-compete obligation.

Generally, pursuant to the agreements, a change in control is deemed to occur:

(1)	If any person acquires 50 percent or more of our voting securities (or 25 percent or more of our voting securities if such person proposes any individual for election to the Board or such person already has a representative on the Board), excluding acquisitions (i) directly from us, (ii) by us, (iii) by certain employee benefit plans, and (iv) pursuant to a transaction meeting the requirements of item (3) below, or

(2)	If a majority of our directors as of the date of the agreement are replaced (other than in specified circumstances), or

(3)	Upon the consummation of a reorganization, merger, consolidation, sale, or other disposition of all or substantially all of our assets, unless, following such transaction:

(a)	The same person or persons who owned our voting securities prior to the transaction own more than 75 percent of our voting securities in the same proportions as their ownership prior to the transaction,

(b)	No person or entity (with certain exceptions) owns 25 percent or more of our voting securities, and

(c)	At least a majority of the directors resulting from the transaction were directors at the time of the execution of the agreement providing for such transaction, or

(4)	If our shareholders approve a complete liquidation or dissolution.

The change in control severance benefits are triggered only if the individual is terminated without cause or resigns for good reason within two years following a change in control. Good reason is defined as a material change, following a change in control, inconsistent with the individual’s previous job duties or compensation. The following table was prepared assuming each NEO’s employment was terminated within the two-year period following the change in control. We do not gross up equity or cash awards to cover the tax obligations for executives unless required to do so under the terms of the Special Severance Agreements.

Termination Following a Change in Control

	Special			LTIP and	Section
	Severance	STIP	Pension Benefit	Other Equity	280G	Health
	Pay(1)	Award(2)	(Present Value)(3)	Awards(4)	Gross up(5)	Care(6)	Total

Anthony J. Alexander	$8,013,201	$2,305,403	$21,942,657	$20,490,321	$6,357,298	$0	$59,108,880
Richard H. Marsh	$2,617,769	$593,507	$6,761,873	$2,422,153	$1,653,510	$0	$14,048,812
Gary R. Leidich	$3,498,300	$796,068	$6,278,815	$6,798,106	$3,157,683	$0	$20,528,972
Richard R. Grigg	$3,812,269	$799,801	$1,721,686	$5,242,787	$4,317,094	$110,318	$16,003,955
Leila L. Vespoli	$2,694,004	$610,794	$4,091,667	$6,105,996	$4,928,939	$18,874	$18,450,274

(1)	Special severance pay is an amount equal to 2.99 multiplied by the sum of the amount of annual base salary at the rate in effect as of the date of termination plus the target annual STIP amount in effect the year during which the date of termination occurs whether or not fully paid.

(2)	The amounts set forth in the STIP Award column are the amounts actually paid with respect to 2008 performance.

(3)	The amounts set forth in the Pension Benefit column represent the qualified, nonqualified, and any SERP pension benefits as of December 31, 2008, earned until the date of termination at present value, as described in the 2008 Post-Termination Compensation and Benefits table, except as follows:

In lieu of the SERP, Mr. Leidich is entitled to a lump sum benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. The maximum value of $1,095,889 will be payable at age 62. If Mr. Leidich terminates his employment prior to age 62, he will receive a reduced benefit ($876,811 plus gross up on December 31, 2008).

(4)	The amounts set forth in the LTIP and Other Equity Awards column reflect the equity awards that will vest in the event of a termination following a change in control as described in the 2008 Post-Termination Compensation and Benefits table.

(5)	The Section 280G Gross up represents the estimated reimbursement of the excise tax plus the income taxes associated with the reimbursement upon receiving any change in control payments.

(6)	Mr. Grigg will be granted the maximum number of points based on his employment agreement for the purpose of determining our contribution toward the cost of retiree and spousal health coverage. Ms. Vespoli will continue to participate on the same terms and conditions as active employees for a period of three years after the date of termination. During this period, Ms. Vespoli will be responsible for paying the normal employee share of the applicable premiums for coverage under the health care plans. Amounts shown are calculated based on the assumptions used for financial reporting purposes under generally accepted accounting principles.

Death

			LTIP and
	STIP	Pension Benefit	Other Equity	Health
	Award(1)	(Present Value)(2)	Awards(3)	Care(4)	Total

Anthony J. Alexander	$2,305,403	$17,742,014	$18,328,575	$0	$38,375,992
Richard H. Marsh	$593,507	$4,570,991	$1,898,146	$0	$7,062,644
Gary R. Leidich	$796,068	$4,888,984	$6,113,867	$0	$11,798,919
Richard R. Grigg	$799,801	$0	$4,598,323	$55,159	$5,453,283
Leila L. Vespoli	$610,794	$4,417,474	$5,702,116	$0	$10,730,384

(1)	The amounts set forth in the STIP Award column are the amounts actually paid with respect to 2008 performance.

(2)	The amounts set forth in the Pension Benefit column represent the qualified, nonqualified, and any SERP survivor pension benefits as of December 31, 2008, earned until the date of termination at present value, except as follows:

Mr. Grigg was hired in 2004 and was not eligible for retirement in 2008 as he did not meet the service requirement.

In lieu of the SERP, Mr. Leidich is entitled to a lump sum benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. The maximum value of $1,095,889 will be payable at age 62. If Mr. Leidich terminates his employment prior to age 62, he will receive a reduced benefit ($876,811 plus gross up on December 31, 2008).

(3)	The amounts set forth in the LTIP and Other Equity Awards column reflect the equity awards that will vest in the event of a death as described in the 2008 Post-Termination Compensation and Benefits table.

(4)	Based on the terms of Mr. Grigg’s employment agreement, his spouse shall receive the maximum points for the purposes of determining our contribution toward the cost of retiree spousal health coverage. Amount shown is calculated based on the assumptions used for financial reporting purposes under generally accepted accounting principles.

Disability

			LTIP and
	STIP	Pension Benefit	Other Equity	Health
	Award(1)	(Present Value)(2)	Awards(3)	Care(4)	Total

Anthony J. Alexander	$2,305,403	$20,649,859	$18,328,575	$0	$41,283,837
Richard H. Marsh	$593,507	$5,772,763	$1,898,146	$0	$8,264,416
Gary R. Leidich	$796,068	$5,279,241	$6,113,867	$0	$12,189,176
Richard R. Grigg	$799,801	$0	$4,598,323	$110,318	$5,508,442
Leila L. Vespoli	$610,794	$5,069,810	$5,702,116	$0	$11,382,720

(1)	The amounts set forth in the STIP Award column are the amounts actually paid with respect to 2008 performance.

(2)	Based on the benefits provided under disability, the amounts set forth in the Pension Benefit column represent the qualified, nonqualified, and any SERP pension benefits calculated assuming the NEO would retire December 31, 2008, because the benefits would be greater under retirement.

Mr. Grigg was hired in 2004 and was not eligible for retirement in 2008 as he did not meet the service requirement.

In lieu of the SERP, Mr. Leidich is entitled to a lump sum benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. The maximum value of $1,095,889 will be payable at age 62. If Mr. Leidich terminates his employment prior to age 62, he will receive a reduced benefit ($876,811 plus gross up on December 31, 2008).

(3)	The amounts set forth in the LTIP and Other Equity Awards column reflect the equity awards that will vest in the event of a disability as described in the 2008 Post-Termination Compensation and Benefits table.

(4)	Based on the terms of Mr. Grigg’s employment agreement, he shall receive the maximum points for the purposes of determining our contribution toward the cost of retiree and spousal health coverage in the event of a termination for any reason. Amount shown is calculated based on the assumptions used for financial reporting purposes under generally accepted accounting principles.

DIRECTOR COMPENSATION AS OF DECEMBER 31, 2008

			Change in Pension
	Fees Earned or	Stock	and Nonqualified	All Other
	Paid in Cash	Awards	Deferred Compensation	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)

Paul T. Addison	$90,500	$95,151	$1,920	$0	$187,571
Michael J. Anderson	$80,500	$94,201	$0	$0	$174,701
Carol A. Cartwright	$78,000	$86,223	$6,180	$0	$170,403
William T. Cottle	$89,000	$90,151	$4,584	$0	$183,735
Robert B. Heisler, Jr.(5)	$73,000	$92,751	$1,053	$500	$167,304
Ernest J., Novak, Jr.	$109,500	$103,101	$0	$0	$212,601
Catherine A. Rein	$92,000	$104,551	$30,402	$3,000	$229,953
George M. Smart	$218,000	$129,751	$5,843	$3,000	$356,594
Wes M. Taylor	$82,000	$102,551	$0	$0	$184,551
Jesse T. Williams, Sr.(6)	$87,000	$101,151	$0	$0	$188,151

(1)	The amounts set forth in the Fees Earned or Paid in Cash column include cash earned as the cash retainer, meeting fees, chairperson retainers, committee meeting fees, industry meetings or training, Company office or facility visits, and committee premiums whether paid in cash or deferred into the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors.

(2)	The amounts set forth in the Stock Awards column include the equity retainer and the 20 percent incentive match on funds deferred into the stock account of the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors. The amounts earned as cash and deferred into the stock account and the 20 percent incentive match on those funds were as follows: Mr. Addison-$50,793 (with a FMV of $54,000); Mr. Anderson-$46,981 (with a FMV of $48,300); Mr. Cottle-$23,375 (with a FMV of $24,000); Mr. Heisler-$38,673 (with a FMV of $39,600); Mr. Novak-$97,284 (with a FMV of $101,700); Ms. Rein-$105,938 (with a FMV of $110,400); Mr. Smart-$253,682 (with a FMV of $261,600) and Mr. Taylor-$94,367 (with a FMV of $98,400). The amounts set forth in this column are described in the Compensation of Directors section of this proxy statement. The number of shares of unvested accrued dividends and the 20 percent incentive match still subject to forfeiture are as follows: Mr. Addison: 340 shares; Mr. Anderson: 180 shares, Mr. Cottle: 365 shares, Mr. Heisler: 538 shares, Mr. Novak: 671 shares, Ms. Rein: 810 shares, Mr. Smart: 723 shares, and Mr. Taylor: 804 shares.

(3)	The amounts set forth in the Change in Pension and Nonqualified Deferred Compensation column reflect above-market earnings on nonqualified deferred compensation and the aggregate change in actuarial value accrued during the year for Ms. Rein of (-$3,275) as of December 31, 2008, using the following assumptions: 12/31/2007 discount rate of 6.5 percent, 12/31/2008 discount rate of 7 percent. The formula used to determine the above-market earnings equals (2008 total interest x {difference in 120% of the 1999 Applicable Federal Rate for long-term rates (AFR) and the plan rate}) divided by the plan rate.

(4)	The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column including charitable matching contributions made on behalf of our directors as follows: Mr. Heisler: $500, Ms. Rein $3,000, and Mr. Smart: $3,000.

(5)	All option awards are fully vested and there is no compensation cost associated with option awards in 2008. Option awards have not been granted since February 2003. Mr. Heisler is the only director with outstanding unexercised options. He has 5,096 nonqualified stock options granted on January 1, 2001, at a strike price of $31.69 and an expiration date of January 1, 2011.

(6)	The amounts set forth for Mr. Williams reflect compensation earned of $23,000 for also serving on the board of Jersey Central Power & Light Company.

COMPENSATION OF DIRECTORS

We use a combination of cash and equity-based incentive compensation in order to attract and retain qualified candidates to serve on our Board. Equity compensation is provided to promote our success by providing incentives to directors that will link their personal interests to our long-term financial success and to increase shareholder value. In setting director compensation, we take into consideration the significant amount of time that directors expend in fulfilling their duties to us as well as the skill level required of members of the Board.

Fee Structure

Only non-employee directors receive compensation for their service on the Board. Since Mr. Alexander is an employee, he does not receive compensation for his service on the Board.

Annually, directors receive a cash retainer of $40,000 and an equity retainer of $86,000, paid in the form of our common stock. In addition, directors receive $1,500 for each Board and Committee meeting attended, $1,500 for each Company office or facility visit, $1,500 for attending an industry meeting or training at our request, and reimbursement for expenses related to attending meetings. The Corporate Governance Committee, the Compensation Committee, and the Finance Committee chairpersons each receive $5,000 annually for serving as the Committee chairperson. The chairperson of the Nuclear Committee receives $10,000 each year, and the chairperson of the Audit Committee receives $15,000 each year. A $5,000 premium is paid to all Audit Committee members each year due to the increased workload required under Sarbanes-Oxley Act regulations. Mr. Smart, the non-executive Chairman of the Board, receives an additional $125,000 cash retainer each year for serving in that capacity. Equity and cash retainers, chairperson retainers, and audit premiums are paid quarterly, while meeting fees and fees for attending any other planned sessions are paid monthly. Mr. Williams joined the board of Jersey Central Power & Light Company (later referred to as JCP&L), one of our subsidiaries, in June 2007. As a JCP&L director he receives an annual cash retainer of $15,000 and $1,000 for each meeting attended.

In 2008, the number of Board and Committee meetings attended by directors who served for the year ranged from 22 to 33 meetings. Directors are responsible for paying all taxes associated with cash and equity retainers and perquisites. We do not gross up equity grants to cover tax obligations.

Director pay is reviewed each September by the Compensation Committee. In 2008, the consultant compared competitive practices of director compensation among the same energy services peer group as was used for the NEOs as well as a general industry group of 130 companies. After its review of competitive practice, the Committee recommended and the Board approved increases to the cash retainer and the Committee chairperson retainer for the Compensation, Corporate Governance, and Finance Committees effective January 2009. However, in light of current economic conditions and regulatory uncertainty, in January 2009, the Committee recommended and the Board approved delaying any compensation increases for directors and reevaluating the competitive position and our position as a Company later in the year.

We believe it is critical that the interests of directors and shareholders be clearly aligned. As such, similar to the NEOs, directors are subject also to share ownership guidelines. At the time of election to the Board, a director must own a minimum of 100 shares of our common stock. Within five years of joining the Board, each director is required to own shares of our common stock with an aggregate value of at least five times the annual equity retainer. Each director has attained the required share ownership guideline with the exception of Mr. Anderson who is expected to meet his guideline within the required five-year period. These share ownership guidelines are reviewed by the Committee for competitiveness on an annual basis and were last reviewed at the Committee’s February 2009 meeting. The Security Ownership of Management table earlier in this proxy statement shows the shares held by each director as of March 3, 2009.

FirstEnergy Corp. Deferred Compensation Plan for Outside Directors

The FirstEnergy Corp. Deferred Compensation Plan for Outside Directors (later referred to as the Director’s Plan), is a nonqualified defined contribution plan that provides directors the opportunity to defer compensation. Directors may defer up to 100 percent of their cash retainer into the cash or stock accounts.

Deferrals into the cash account can be invested in one of 12 funds, similar to the investment funds available to all of our employees through the Savings Plan, or a Company-paid annually adjusted above-market fixed income account. The Company paid above-market interest earnings of 9.03 percent in 2008 and 9.38 percent in 2009 on funds deferred into the cash account. The above-market interest rate received by the directors is the same rate received by the NEOs and is provided as an attractive benefit that is cost-effective and highly valued.

Deferrals into the stock account are provided a 20 percent incentive match. Dividend equivalent units are accrued quarterly and applied to the directors’ accounts on the dividend payment date using the average high and low of our common stock price on the dividend payment date. The 20 percent incentive match and any dividend equivalent units accrued on funds deferred into the stock account are forfeited if a director leaves the Board within three years from the date of deferral for any reason other than retirement, disability, death, change in control, or in situations where he or she is ineligible to stand for re-election due to circumstances unrelated to his or her performance as a director. Additionally, directors may elect to defer their equity retainers into the deferred stock account; however, they do not receive a 20 percent incentive match on equity retainers deferred to the stock account.

Other Payments or Benefits Received by Directors

The corporate aircraft is available, when appropriate, for transportation to and from Board and committee meetings and training seminars. Mr. Smart has the use of an office and administrative support with respect to carrying out his duties as Chairman of the Board. We pay all fees associated with Director and Officer Insurance and Business Travel Insurance for our directors. In 2008, our directors were eligible to receive perquisites including holiday gifts, company-paid leisure activities at the annual Board retreat, and limited personal use of the corporate aircraft, the value of which was less than $10,000 for each director.

Based on programs in effect at GPU, Inc., at the time of our merger on November 7, 2001, directors who served on the GPU Board of Directors were eligible to receive benefits in the form of personal excess liability insurance, of which Ms. Rein received $550 worth of coverage in 2008. As of November 7, 2001, no new participants could receive these benefits. In addition, in 1997 GPU discontinued a Board of Director’s pension program. Directors who served prior to the discontinuation are entitled to receive benefits under the program. Ms. Rein elected to defer receiving her pension until she retires from the Board.

Directors are able to defer all or a portion of their fees through the Director’s Plan and can elect when to begin receiving their deferred compensation. Payments are made annually. Dr. Cartwright received distributions from the Director’s Plan of 577 shares on March 1, 2008, valued at $39,536 ($68.52) and 1,454 shares on July 1, 2008, valued at $119,373 ($82.10). In addition, Dr. Cartwright received cash distributions totaling $44,708 of which $8,833 was earned interest.

It is critically important to us and our shareholders, especially in these times of economic volatility and uncertainty, that we be able to attract and retain the most capable persons reasonably available to serve as our directors. As such, on March 27, 2009, written indemnification agreements were accepted and executed by the directors. The indemnification agreements are intended to secure the protection for our directors contemplated by our Amended Code of Regulations and Ohio law.

Each indemnification agreement provides, among other things, that we will, subject to the agreement terms, indemnify a director if by reason of their corporate status as a director the person incurs losses, liabilities, judgments, fines, penalties, or amounts paid in settlement in connection with any threatened, pending, or completed proceeding, whether of a civil, criminal, administrative, or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by a director, subject to certain exceptions, in connection with proceedings covered by the indemnification agreement. As a director and officer, Mr. Alexander’s agreement addresses indemnity in both roles.

This description of the director indemnification agreements is not complete and is qualified in its entirety by reference to the full text of the form Director Indemnification Agreements between us and each director which will be filed as an exhibit to our Form 10-Q for the quarter ended March 31, 2009, which is expected to be filed in May 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information as of December 31, 2008, regarding compensation plans for which shares of FirstEnergy common stock may be issued.

					Number of Securities
	Number of Securities				Remaining Available for
	to be Issued		Weighted-Average		Future Issuance Under
	Upon Exercise of		Exercise Price of		Equity Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
Plan category	Warrants and Rights		Warrants and Rights		Reflected in First Column)

Equity compensation plans approved by security holders	3,957,858	(1)	$34.61	(2)	8,698,683	(3)
Equity compensation plans not approved by security holders(4)	0		N/A		0
Total	3,957,858		$34.61		8,698,683

(1)	Represents shares of common stock that could be issued upon exercise of outstanding options granted under the FirstEnergy Corp. 2007 Incentive Plan. No stock options have been granted after 2004. This number does not include 17,935 shares of common stock that could be issued upon exercise of outstanding options granted under plans assumed by the Company in acquisitions. The aggregate weighted-average exercise price of all outstanding options under the assumed plans is $24.51. The Company cannot grant additional options under the assumed plans. This number does not include 1,278,536 shares subject to outstanding awards of RSUs granted under the Plan but does include 709,385 outstanding performance shares that have been granted and the Company anticipates paying out such shares in cash.

(2)	The performance shares were not included in the calculation for determining the weighted-average exercise price.

(3)	Includes an indeterminate number of shares of common stock that may be issued upon the settlement of outstanding performance shares and RSUs granted under the Plan, as well as upon the settlement of future grants of performance shares, stock appreciation rights, and restricted stock under the Plan. If certain corporate performance goals are attained, performances shares can be paid in the form of cash or common stock, at the discretion of the Compensation Committee. Almost exclusively, such performance shares have been paid out in cash. Therefore the above number has not been reduced by the 709,385 performance shares included in the Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights column. No grants of stock appreciation rights have been awarded under the Plan. Restricted stock always is issued in the form of common stock. Not included in the number above are the shares that have been deferred into the EDCP (794,942) and shares that have been deferred into the Director’s Plan (178,335). A majority of shares deferred into the EDCP are in retirement shares that will automatically convert to, and payout in, cash upon retirement. The Company purchases shares in the open market under the Director’s Plan at the time of deferral, so upon payout no additional shares are purchased.

(4)	All equity compensation plans have been approved by security holders.

c/o Corporate Election Services P.O. Box 3200 Pittsburgh, PA 15230 VOTE BY TELEPHONE Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote. VOTE BY INTERNET Have your proxy card available when you access the Internet site www.cesvote.com and follow the simple instructions to record your vote. VOTE BY MAIL Mark your choices, sign and date your proxy card, and return it in the postage-paid envelope provided or return it to: FirstEnergy Corp., c/o Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230. Vote by Telephone Vote by Internet Vote by Mail Call Toll-Free using a Access the Internet site Return your proxy card touch-tone telephone: OR and cast your vote: OR in the postage-paid 1-888-693-8683 www.cesvote.com envelope provided Vote 24 hours a day, 7 days a week. If you vote by telephone or Internet, please do not return your proxy card. Your telephone or Internet vote must be received by 10:30 a.m. Eastern time on Tuesday, May 19, 2009, to be counted in the final tabulation. Please sign and date the proxy card below and fold and detach the card at the perforation before mailing. This proxy card is solicited by the Board of Directors for the Annual Meeting of Shareholders to be held at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio, on Tuesday, May 19, 2009, at 10:30 a.m., Eastern time. When properly executed, your proxy card will be voted in the manner you direct; and, if you do not specify your choices, your proxy card will be voted FOR Items 1 and 2 and AGAINST Items 3 through 6. The undersigned appoints Rhonda S. Ferguson and Edward J. Udovich as Proxies with the power to appoint their substitute; authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of FirstEnergy Corp. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 19, 2009, or at any adjournment; and authorizes them to vote, at their discretion, on other business that properly may come before the meeting. Dated: , 2009 Signature Signature Sign above as name(s) appear on this proxy card. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. Please sign and mail promptly if you are not voting by telephone or Internet.

YOUR VOTE IS IMPORTANT

CLEVELAND HOPKINS AIRPORT
CLEVELAND
AKRON
WARREN, YOUNGSTOWN
COLUMBUS
AKRON/CANTON AIRPORT
CANTON

John S. Knight Center
77 E. Mill St.
Akron, Ohio

P Main parking for the John S. Knight Center
Entrances located on E. Mill St. and Broadway

John S. Knight Center
77 E. Mill St.
N
W
E
S
FirstEnergy
M.L. KING BLVD./ PERKINS ST.
MARKET ST.
E. MILL ST.
RAND
DART
STATE
UNIVERSITY AV.
HILL
EXCHANGE ST.
S. MAIN
HIGH
BROADWAY
BARTGES ST.
GRANT ST.
59
8
77
76

FIRSTENERGY CORP. **PROXY CARD**

1. Election of directors:

☐ **WITHHOLD AUTHORITY** *to vote for all nominees listed below*

____

SIGN THIS CARD ON THE REVERSE SIDE.

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly voting by telephone or Internet or by returning your proxy card in the enclosed envelope. Please sign and date the proxy card below on the reverse side, and fold and detach the card at the perforation before mailing. FIRSTENERGY CORP. PROXY CARD Your Board of Directors recommends a vote FOR Items 1 and 2. 1. Election of directors: FOR all nominees listed below WITHHOLD AUTHORITY (except as marked to the contrary below) to vote for all nominees listed below Nominees: (01) Paul T. Addison (02) Anthony J. Alexander (03) Michael J. Anderson (04) Dr. Carol A. Cartwright (05) William T. Cottle (06) Robert B. Heisler, Jr. (07) Ernest J. Novak, Jr. (08) Catherine A. Rein (09) George M. Smart (10) Wes M. Taylor (11) Jesse T. Williams, Sr. To withhold authority to vote for individual Nominee(s), write the name(s) or number(s) on the line below: 2. Ratification of the appointment of the independent registered public accounting firm FOR AGAINST ABSTAIN Your Board of Directors recommends a vote AGAINST Items 3 through 6. 3. Shareholder proposal: Adopt Simple Majority Vote FOR AGAINST ABSTAIN 4. Shareholder proposal: Reduce the Percentage of Shares Required to Call Special FOR AGAINST ABSTAIN Shareholder Meeting 5. Shareholder proposal: Establish Shareholder Proponent Engagement Process FOR AGAINST ABSTAIN 6. Shareholder proposal: Adopt a Majority Vote Standard for the Election of Directors FOR AGAINST ABSTAIN Check this box if you consent to accessing, in the future, the annual report and proxy statement on the Internet (no paper copies). SIGN THIS CARD ON THE REVERSE SIDE.

c/o Corporate Election Services P.O. Box 3200 Pittsburgh, PA 15230 VO T E B Y T E L E P H O N E Have your voting instruction form available when you call Toll-Free 1-888-693-8683 using a touch-tone telephone and follow the simple instructions to record your vote. V O T E B Y I N T E R N E T Have your voting instruction form available when you access the Internet site www.cesvote.com and follow the simple instructions to record your vote. V O T E B Y M A I L Mark your choices, sign and date your voting instruction form and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230. Vote by Telephone Vote by Internet Vote by Mail Call Toll-Free using a Access the Internet site and Return your voting instruction touch-tone telephone: OR cast your vote: OR form in the postage-paid 1-888-693-8683 www.cesvote.com envelope provided Vote 24 hours a day, 7 days a week If you vote by telephone or Internet, please do not return your voting instruction form. Your telephone or Internet vote must be received by 6:00 a.m. Eastern time on May 18, 2009 to be counted in the final tabulation. Please sign and date the voting instruction form below and fold and detach the card at perforation before mailing. FIRSTENERGY CORP. ALLOCATED SHARES VOTING INSTRUCTIONS Indicate your direction by marking an (x) in the appropriate boxes below. If no directions are indicated, the shares represented by this signed voting instruction form will be voted as your Board of Directors recommends, which is FOR Items 1 and 2 and AGAINST Items 3 through 6. 1. Election of directors: Nominees: (01) Paul T. Addison (02) Anthony J. Alexander (03) Michael J. Anderson (04) Dr. Carol A. Cartwright (05) William T. Cottle (06) Robert B. Heisler, Jr. (07) Ernest J. Novak, Jr. (08) Catherine A. Rein (09) George M. Smart (10) Wes M. Taylor (11) Jesse T. Williams, Sr. FOR all nominees listed above (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees listed above To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above. 2. Ratification of the appointment of the independent registered public accounting firm FOR AGAINST ABSTAIN Your Board of Directors recommends a vote AGAINST Items 3 through 6. 3. Shareholder proposal: Adopt Simple Majority Vote FOR AGAINST ABSTAIN 4. Shareholder proposal: Reduce the Percentage of Shares Required to Call Special FOR AGAINST ABSTAIN Shareholder Meeting 5. Shareholder proposal: Establish Shareholder Proponent Engagement Process FOR AGAINST ABSTAIN 6. Shareholder proposal: Adopt a Majority Vote Standard for the Election of Directors FOR AGAINST ABSTAIN Signature Date: Please sign exactly as your name appears to the left.

FirstEnergy Corp. Savings Plan FIRSTENERGY CORP. ANNUAL MEETING OF SHAREHOLDERS — MAY 19, 2009 To: State Street Bank and Trust Company, Trustee of the FirstEnergy Corp. Savings Plan As a participant and a “named fiduciary” in the FirstEnergy Savings Plan, I direct State Street Bank and Trust Company, Trustee, to vote, as directed, shares of FirstEnergy common stock which are allocated to my account, and also my proportionate number of shares which have not been allocated to participants or for which no voting instructions are received, at the Annual Meeting of Shareholders on May 19, 2009, or at any adjournment. I understand my vote will be held in confidence by the Trustee. These confidential voting instructions relate to the proposals more fully described in the enclosed Proxy Statement for the Annual Shareholders Meeting and to any other business that may properly come before the Meeting. VOTING INSTRUCTIONS FOR ALLOCATED SHARES To direct the Trustee to vote the allocated shares by mail, please sign this voting instruction form on the reverse side and mail. To direct the Trustee to vote the allocated shares by telephone or Internet, please follow the instructions on the reverse side and use the number printed in Box A. VOTING INSTRUCTIONS FOR UNINSTRUCTED AND UNALLOCATED SHARES To direct the Trustee to vote the uninstructed and unallocated shares by mail, please sign this voting instruction form below and mail. To direct the Trustee to vote the uninstructed and unallocated shares by telephone or Internet, please follow the instructions on the reverse side and use the number printed in Box B. Please sign and date the voting instruction form below and fold and detach the card at perforation before mailing. FIRSTENERGY CORP. UNINSTRUCTED SHARES VOTING INSTRUCTIONS Indicate your direction by marking an (x) in the appropriate boxes below. If no directions are indicated, the shares represented by this signed voting instruction form will be voted as your Board of Directors recommends, which is FOR Items 1 and 2 and AGAINST Items 3 through 6. 1. Election of directors: Nominees: (01) Paul T. Addison (02) Anthony J. Alexander (03) Michael J. Anderson (04) Dr. Carol A. Cartwright (05) William T. Cottle (06) Robert B. Heisler, Jr. (07) Ernest J. Novak, Jr. (08) Catherine A. Rein (09) George M. Smart (10) Wes M. Taylor (11) Jesse T. Williams, Sr. FOR all nominees listed above (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees listed above To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above. 2. Ratification of the appointment of the independent registered public accounting firm FOR AGAINST ABSTAIN Your Board of Directors recommends a vote AGAINST Items 3 through 6. 3. Shareholder proposal: Adopt Simple Majority Vote FOR AGAINST ABSTAIN 4. Shareholder proposal: Reduce the Percentage of Shares Required to Call Special FOR AGAINST ABSTAIN Shareholder Meeting 5. Shareholder proposal: Establish Shareholder Proponent Engagement Process FOR AGAINST ABSTAIN 6. Shareholder proposal: Adopt a Majority Vote Standard for the Election of Directors FOR AGAINST ABSTAIN Signature Date: Please sign exactly as your name appears to the left.

76 South Main St., Akron, Ohio 44308

Rhonda S. Ferguson
Corporate Secretary

April 2, 2009

Dear Shareholder:

You are invited to attend the 2009 FirstEnergy Corp. Annual Meeting of Shareholders at 10:30 a.m., Eastern time, on Tuesday, May 19, 2009, at the John S. Knight Center, 77 E. Mill Street, Akron, OH.

As you may recall, you previously consented to accessing annual reports and proxy statements on the Internet instead of receiving paper copies. To access and view the proxy statement and annual report, please go to the Internet address listed on your proxy card under voting option “Vote by Internet”.

The Notice of Annual Meeting of Shareholders is printed on the back of this letter. As part of the agenda, business to be voted on includes six items which are explained in the proxy statement. The first two items are the election of the 11 members to your Board of Directors named in the proxy statement and the ratification of the appointment of our independent registered public accounting firm. Your Board of Directors recommends that you vote FOR Items 1 and 2. In addition, there are four shareholder proposals. Your Board of Directors recommends that you vote AGAINST these shareholder proposals, which are Items 3 through 6.

Enclosed is your proxy card, which provides instructions to appoint your proxy and vote your shares. We encourage you to take advantage of the telephone or Internet voting options. Please note that since you already have consented to accessing annual reports and proxy statements on the Internet, it is not necessary when voting your shares to again provide consent.

If you wish to receive a paper copy of the annual report and proxy statement with your proxy card mailed to you in the future, or if you would like a paper copy of these documents sent to you now, please call Shareholder Services at (800) 736-3402.

Your vote and support are important to us. If you are planning to attend the Annual Meeting, directions to the John S. Knight Center are included on your proxy card. We hope you can join us.

Sincerely,

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Shares of Common Stock:

The 2009 FirstEnergy Corp. Annual Meeting of Shareholders will be held at 10:30 a.m., Eastern time, on May 19, 2009, at the John S. Knight Center, 77 E. Mill Street, Akron, OH. The purpose of the Annual Meeting will be to:

•	Elect the 11 members to the Board of Directors named in the attached proxy statement to hold office until the next Annual Meeting;

•	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009;

•	Vote on four shareholder proposals, if properly presented at the Annual Meeting; and

•	Take action on other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.

Please read the accompanying proxy statement and vote your shares by following the instructions on your proxy card to ensure your representation at the Annual Meeting.

Only shareholders of record at the close of business on March 23, 2009, or their proxy holders, may vote at the meeting.

On behalf of the Board of Directors,

Rhonda S. Ferguson
Corporate Secretary

This notice and proxy statement are being mailed to shareholders on or about April 2, 2009.

76 South Main Street Akron, Ohio 44308
Rhonda S. Ferguson
Corporate Secretary
April 2, 2009
Dear Savings Plan Participant:
     FirstEnergy’s 2009 Annual Meeting of Shareholders will be held Tuesday, May 19. Enclosed for your use is your Voting Instruction Form. Savings Plan participants who do not own shares of common stock outside of the plan are also receiving a Notice of Annual Meeting of Shareholders and Proxy Statement with this mailing. Otherwise, you will receive proxy materials and an Annual Report in a separate mailing related to your other shares or through intra-office mail.
     We encourage you to vote your shares of common stock in the Savings Plan on the six business items being presented at the meeting, including four shareholder proposals. Your Board of Directors recommends that you vote:
•	FOR Item 1, the election of the 11 nominees to the Board of Directors listed in the Proxy Statement;

•	FOR Item 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009; and

•	AGAINST the four shareholder proposals, which are Items 3 through 6. The reasons for voting against these proposals are discussed in the Proxy Statement.
     You can vote easily and quickly using a touch-tone telephone by calling toll-free at 1-888-693-8683. Or, you can use the Internet to vote by going to www.cesvote.com. Please have your Voting Instruction Form in hand and follow the simple instructions when voting by telephone or Internet. However, if you elect to vote by mail, please complete, sign, date, and return your Voting Instruction Form in the enclosed postage-paid envelope.
     Your vote on these business items is very important to the Company. We encourage you to vote promptly. The Trustee must receive all votes by 6:00 a.m., Eastern time, on Monday, May 18.
     Thank you for taking the time to vote.
Sincerely,